Exhibit 4.4

HARLEY-DAVIDSON FUNDING CORP.,

Issuer,

HARLEY-DAVIDSON FINANCIAL SERVICES, INC.

AND

HARLEY-DAVIDSON CREDIT CORP.,

Guarantors,

TO

BNY MIDWEST TRUST COMPANY,
Trustee

INDENTURE

Dated as of November 21, 2003

Reconciliation and Tie between
Trust Indenture Act of 1939 (the “Trust Indenture Act”)
and Indenture

Trust Indenture Act Section	Indenture Section
Section 310(a)(1)	603
(a)(2)	607
(b)	608
Section 312(a)	701
(b)	702
(c)	702
Section 313(a)	703
(b)(2)	703
(c)	703
(d)	703
Section 314(a)	704
(c)(1)	102
(c)(2)	102
(e)	102
(f)	102
Section 316(a) (last sentence)	101
(a)(1)(A)	502, 512
(a)(1)(B)	513
(b)	508
Section 317(a)(1)	503
(a)(2)	504
(b)	1003
Section 318(a)	108

Note:                   This reconciliation and tie shall not, for any purpose, be deemed to be part of this Indenture.

i

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SECTION 605.	Money Held in Trust	55
SECTION 606.	Compensation and Reimbursement	55
SECTION 607.	Corporate Trustee Required; Eligibility	56
SECTION 608.	Disqualification, Conflicting Interests	56
SECTION 609.	Resignation and Removal; Appointment of Successor	56
SECTION 610.	Acceptance of Appointment by Successor	58
SECTION 611.	Merger, Conversion, Consolidation or Succession to Business	59
SECTION 612.	Preferential Collection of Claims Against the Company and the Guarantors	60
SECTION 613.	Appointment of Authenticating Agent	60

ARTICLE SEVEN

HOLDERS’ LISTS AND REPORTS BY TRUSTEE, COMPANY AND GUARANTORS

SECTION 701.	Company to Furnish Trustee Names and Addresses of Holders	62
SECTION 702.	Preservation of Information; Communications to Holders	62
SECTION 703.	Reports by Trustee	63
SECTION 704.	Reports by Company and the Guarantors	63

ARTICLE EIGHT

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 801.	Company May Consolidate, Etc., Only on Certain Terms	65
SECTION 802.	Successor Person Substituted for Company	66
SECTION 803.	Each Guarantor May Consolidate, Etc, Only on Certain Terms	66
SECTION 804.	Successor Person Substituted for a Guarantor	67

ARTICLE NINE

SUPPLEMENTAL INDENTURES

SECTION 901.	Supplemental Indentures Without Consent of Holders	67
SECTION 902.	Supplemental Indentures with Consent of Holders	69
SECTION 903.	Execution of Supplemental Indentures	70
SECTION 904.	Effect of Supplemental Indentures	70
SECTION 905.	Conformity with Trust Indenture Act	70
SECTION 906.	Reference in Securities to Supplemental Indentures	70

ARTICLE TEN

COVENANTS

SECTION 1001.	Payment of Principal, Premium and Interest	71
SECTION 1002.	Maintenance of Office or Agency	71
SECTION 1003.	Money for Securities Payments to Be Held in Trust	72
SECTION 1004.	Additional Amounts	74

SECTION 1005.	Limitation on Liens	75
SECTION 1006.	Existence	76
SECTION 1007.	Payment of Taxes and Other Claims	77
SECTION 1008.	Change in Nature of Business	77
SECTION 1009.	Accounting Changes	77
SECTION 1010.	Waiver of Certain Covenants	77
SECTION 1011.	Calculation of Original Issue Discount	77

ARTICLE ELEVEN

REDEMPTION OF SECURITIES

SECTION 1101.	Applicability of Article	78
SECTION 1102.	Election to Redeem; Notice to Trustee	78
SECTION 1103.	Selection by Trustee of Securities to Be Redeemed	78
SECTION 1104.	Notice of Redemption	79
SECTION 1105.	Deposit of Redemption Price	80
SECTION 1106.	Securities Payable on Redemption Date	80
SECTION 1107.	Securities Redeemed in Part	81

ARTICLE TWELVE

SINKING FUNDS

SECTION 1201.	Applicability of Article	82
SECTION 1202.	Satisfaction of Sinking Fund Payments with Securities	82
SECTION 1203.	Redemption of Securities for Sinking Fund	83

ARTICLE THIRTEEN

MEETINGS OF HOLDERS OF SECURITIES

SECTION 1301.	Purposes for Which Meetings May Be Called	83
SECTION 1302.	Call, Notice and Place of Meetings	83
SECTION 1303.	Persons Entitled to Vote at Meetings	84
SECTION 1304.	Quorum; Action	84
SECTION 1305.	Determination of Voting Rights; Conduct and Adjournment of Meetings	85
SECTION 1306.	Counting Votes and Recording Action of Meetings	86

ARTICLE FOURTEEN

GUARANTEES

SECTION 1401.	Guarantees	86
SECTION 1402.	Operation of Guarantees	88
SECTION 1403.	Release of Guarantee	89

ARTICLE FIFTEEN

SECURITIES IN FOREIGN CURRENCIES

SECTION 1501.	Applicability of Article	89

Exhibit A-1	Form of 144A Global Note
Exhibit A-2	Form of Regulation S Temporary Global Note
Exhibit B	Form of Certificate of Transfer
Exhibit C	Form of Certificate Of Form Acquiring Institutional Accredited Investor
Exhibit D	Form of Certificate To Be Given By Person Entitled To Receive Bearer Security

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THIS INDENTURE, dated as of November 21, 2003 (the “Indenture”) among HARLEY-DAVIDSON FUNDING CORP., a corporation duly organized and existing under the laws of the State of Nevada (herein called the “Company”), having its principal office at 4150 Technology Way, Carson City, Nevada 89706, HARLEY-DAVIDSON FINANCIAL SERVICES, INC., a corporation duly organized and existing under the laws of the State of Delaware (“HDFS”), having its principal office at 150 South Wacker Drive, Chicago, Illinois 60606, HARLEY-DAVIDSON CREDIT CORP., a corporation duly organized and existing under the laws of the State of Nevada (“HDCC”), having its principal office at 4150 Technology Way, Carson City, Nevada 89706 (HDFS and HDCC are each referred to as a “Guarantor” and, collectively, the “Guarantors”), and BNY MIDWEST TRUST COMPANY, an Illinois trust company, as Trustee (herein called the “Trustee”), the office of the trustee at which at the date hereof its corporate trust business is principally administered being 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602.

RECITALS

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its senior unsecured notes, bonds or other evidences of indebtedness (hereinafter called the “Securities”), unlimited as to principal amount, to be issued in one or more series and to have such other provisions as in this Indenture provided.

The Company has duly authorized the execution and delivery of this Indenture. All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

For value received, each Guarantor named herein has duly authorized the execution and delivery of this Indenture to provide for the Guarantees of the Securities provided for herein.  All things necessary to make this Indenture a valid agreement of each such Guarantor, in accordance with its terms, have been done.

This Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder that are required to be part of this Indenture and, to the extent applicable, shall be governed by such provisions.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders (hereinafter defined) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION

SECTION 101.                                                                    Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)                                  the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2)                                  all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3)                                  all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP, and, except as otherwise herein expressly provided, the term “GAAP” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States of America at the date of such computation; and

(4)                                  the words, “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

Certain terms, used principally in certain Articles hereof, are defined in those Articles.

“Accountant” means any Person engaged in the practice of accounting who (except when this Indenture provides that an Accountant must be Independent) may be employed by or affiliated with the Company or an Affiliate of the Company.

“Act”, when used with respect to any holder of a Security, has the meaning specified in Section 104.

“Additional Amounts” means any additional amounts which are required hereby or by any Security, under circumstances specified herein or therein, to be paid by the Company in respect of certain taxes, duties, assessments or other governmental charges imposed on Holders specified therein and which are owing to such Holders.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control”, when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting Securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Authenticating Agent” means the Trustee or any Person authorized by the Trustee pursuant to Section 613 to act on behalf of the Trustee to authenticate Securities of one or more series.

“Authorized Newspaper” means a newspaper, in the English language or in an official language of the country of publication, customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays, and of general circulation in each place in which publication is required under the terms hereof or under the terms of the Securities of a particular series or in the financial community of such place.  Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different Authorized Newspapers in the same city meeting the foregoing requirements and in each case on any day that is a Business Day in the place of publication.

“Bearer Security” means any Security in the form established pursuant to Section 201 which is payable to bearer including, without limitation, unless the context otherwise indicates, a Security in temporary or permanent global bearer form.

“Business Day”, when used with respect to any Place of Payment or any other particular location referred to in this Indenture or in the Securities, means, unless otherwise specified with respect to any Securities pursuant to Section 301, any day other than a Saturday, Sunday or other day on which banking institutions in that Place of Payment, The City of New York, or other location are authorized or obligated by or pursuant to law or executive order to close.

“Capital Lease Obligation” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP; and the amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation determined in accordance with GAAP; and the stated maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, including, without limitation, all common stock and preferred stock.

“Clearstream, Luxembourg” means Clearstream Banking, société anonyme, Luxembourg, a corporation organized under the laws of the Grand Duchy of Luxembourg.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means the Person named as the “Company” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Board of Directors” means either the board of directors of the Company or any duly authorized committee of that board of directors.

“Company Board Resolution” means a copy of one or more resolutions certified by the Secretary or an Assistant Secretary of the Company, to have been duly adopted by the Company Board of Directors and to be in full force and effect on the date of such certification and delivered to the Trustee.

“Company Officers’ Certificate” means a certificate signed by (i) the Chairman of the Board, the President or a Vice President of the Company, and (ii) the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

“Company Order” or “Company Request” means a written order or request, as the case may be, signed in the name of the Company by its Chairman of the Board, its President, a Vice President, its Treasurer, an Assistant Treasurer, its Controller, an Assistant Controller, its Secretary or an Assistant Secretary, and delivered to the Trustee.

“Consolidated” refers to the consolidation of accounts in accordance with GAAP.

“Consolidated Net Tangible Assets” means the consolidated total assets of HDFS and its subsidiaries taken as one enterprise as reflected in the HDFS’ most recent consolidated balance sheet preceding the date of determination prepared in accordance with GAAP consistently applied, less (a) all current liabilities, excluding current maturities of long-term debt and Capital Lease Obligations, and (b) all goodwill, tradenames, trademarks, patents, minority interests of others, unamortized debt discount and expense and other similar intangible assets, excluding any investments in permits or licenses.

“Conversion Event” means the cessation of use of (i) a Foreign Currency both by the government of the country or the confederation which issued such Foreign Currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community, (ii) the Euro both within the EMU and for the settlement of transactions by public institutions of or within the EMU or (iii) any currency unit or composite currency other than the Euro for the purposes for which it was established.

“Corporate Trust Office” means the principal office of the Trustee in Chicago, Illinois, at which, at any particular time, its corporate trust business shall be principally administered, which office at the date hereof is that indicated in the introductory paragraph of this Indenture.

“Corporation” means a corporation, partnership, association, limited liability company, other company, business trust or statutory trust.

“Coupon” means any interest coupon appertaining to a Bearer Security.

“CUSIP number” means the alphanumeric designation assigned to a Security by Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., CUSIP Service Bureau.

“Defaulted Interest” has the meaning specified in Section 307.

“Depository” means, with respect to any Security issuable or issued in the form of one or more global Securities, the Person designated as depository by the Company in or pursuant to this Indenture, and, unless otherwise provided with respect to any Security, any successor to such Person.  If at any time there is more than one such Person, “Depository” shall mean, with respect to any Securities, the depository which has been appointed with respect to such Securities.

“Dollar” or “$” means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts.

“EC Treaty” means the Treaty establishing the European Communities (signed in Rome on 25 March 1957), as amended by the Treaty on European Union, as amended (signed in Maastricht on 7 February 1992).

“EMU” means European Economic and Monetary Union.

“Euro” means the lawful currency of the member states of the European Union that adopt the single currency in accordance with the EC Treaty.

“Euroclear” means Morgan Guaranty Trust Company of New York, Brussels office, or its successor, as operator of the Euroclear System.

“Event of Default” has the meaning specified in Section 501.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Foreign Currency” means any currency, currency unit or composite currency issued by the government of one or more countries other than the United States of America or by any recognized confederation or association of such government.

“Government Obligations” means securities which are (i) direct obligations of the United States or the other government or governments in the confederation which issued the Foreign Currency in which the principal of or any premium or interest on such Security or any Additional Amounts in respect thereof shall be payable, in each case where the payment or payments thereunder are supported by the full faith and credit of such government or governments or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States or such other government or governments, in each case where the timely payment or payments thereunder are unconditionally guaranteed as a full faith and credit obligation by the United States or such other government or governments, and which, in the case of (i) or (ii), are not callable or redeemable at the option of the issuer or issuers thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or other amount with respect to any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of or other amount with respect to the Government Obligation evidenced by such depository receipt.

“Guarantee” or “Guarantees” means the unconditional and irrevocable guarantee of the payment of the principal of or any premium or interest on, or any Additional Amounts with respect to, the Securities by each Guarantor, as more fully set forth in Article Fourteen.

“Guarantor” or “Guarantors” means each Person named as “Guarantor” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Guarantor” shall mean such successor Person.

“Guarantor’s Board of Directors” means, with respect to any Guarantor, the board of directors of such Guarantor or any committee of that board duly authorized to act generally or in any particular respect for such Guarantor hereunder.

“Guarantor’s Board Resolution” means, with respect to any Guarantor, a copy of one or more resolutions, certified by the Secretary or an Assistant Secretary of such Guarantor to have been duly adopted by such Guarantor’s Board of Directors and to be in full force and effect on the date of such certification, is delivered to the Trustee.

“Guarantor’s Officers’ Certificate” means, with respect to any Guarantor, a certificate signed by the Chairman, the Chief Executive Officer, the President or a Vice President and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of such Guarantor, that complies with the requirements of Section 314(e) of the Trust Indenture Act and is delivered to the Trustee.

“Guarantor Request” and “Guarantor Order” mean, respectively, a written request or order signed in the name of a Guarantor by the Chairman, the Chief Executive Officer, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, any such Guarantor, and delivered to the Trustee.

“HDI” means Harley-Davidson, Inc., a corporation duly organized and existing under the laws of the State of Wisconsin, having its principal office at 3700 West Juneau Avenue, Milwaukee, Wisconsin 53208.

“Holder”, in the case of a Registered Security, means the Person in whose name the Security is registered in the Security Register and, in the case of a Bearer Security, means the bearer thereof and, in the case of any Coupon, means the bearer thereof.

“Indebtedness” means, with respect to any Person, (without duplication) (a) any liability of such Person (1) for borrowed money, or under any reimbursement obligation relating to a letter of credit, or (2) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation arising in connection with the acquisition of any businesses, properties or assets of any kind) if and to the extent any of the foregoing would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP (other than a trade payable or a current liability arising in the ordinary course of business), or (3) for the payment of money relating to any Capital Lease Obligations; (b) any liability of others described in the preceding clause (a) that the Person has guaranteed or that is otherwise its legal liability; (c) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (a) and (b) above; and (d) in the case of any

Subsidiary, the aggregate preference in respect of amounts payable on the issued and outstanding shares of preferred stock of such Subsidiary in the event of any voluntary or involuntary liquidation, dissolution or winding up (excluding any such preference attributable to such shares of preferred stock that are owned by the Guarantors or any Subsidiary thereof).

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and by the terms and conditions of such Security and any Coupon appertaining thereto established pursuant to Section 301 (as such terms and provisions may be amended pursuant to the applicable provisions hereof); provided, however, that, if at any time more than one Person is acting as Trustee under this instrument, “Indenture” shall mean, with respect to any one or more series of Securities for which such Person is Trustee, this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of those particular series of Securities for which such Person is Trustee established pursuant to Section 301, exclusive, however, of any provisions or terms which relate solely to other series of Securities for which such Person is not Trustee, regardless of when such terms or provisions were adopted.

“Independent”, when used with respect to any specified Person, means such a Person who is in fact independent of the Company and either Guarantor and any other obligor upon the Securities, does not have any direct financial interest or any material indirect financial interest in the Company, in any Guarantor or in any such other obligor or in an Affiliate of the Company and either Guarantor or such other obligor and is not connected with the Company, either Guarantor or any such other obligor as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions. Whenever it is herein provided that an opinion or certificate of any Independent Person shall be furnished to the Trustee, such Person shall be appointed by Company Order and approved by the Trustee in the exercise of reasonable care and such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning thereof.

“interest”, when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

“Interest Payment Date”, when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“Judgment Currency” has the meaning specified in Section 116.

“Lien” means any mortgage, pledge, lien, security interest, charge or other encumbrance or preferential arrangement (including any conditional sale or other title retention agreement or lease in the nature thereof other than a title retention agreement in connection with the purchase of goods in the ordinary course of business which is outstanding for not more than 90 days).

“Maturity”, with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided,

whether at the Stated Maturity, by declaration of acceleration, upon any redemption or otherwise and includes the Redemption Date.

“New York Banking Day” has the meaning specified in Section 116.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for or an employee of the Company or a Guarantor or other counsel who shall be reasonably acceptable to the Trustee and, where applicable, the Company and the Guarantors and, that, if required by the Trust Indenture Act, complies with the requirements of Section 314(e) of the Trust Indenture Act.

“Original Issue Discount Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502.

“Outstanding”, when used with respect to any Securities, means, as of the date of determination, all such Securities theretofore authenticated and delivered under this Indenture, except:

(i)                                     any such Security theretofore cancelled by the Security Registrar or the Trustee or delivered to the Security Registrar or the Trustee for cancellation;

(ii)                                  any such Security for whose payment at the Maturity thereof or redemption money in the necessary amount has been theretofore deposited pursuant hereto (other than pursuant to Section 403) with the Trustee or any Paying Agent (other than the Company or any Guarantor) in trust or set aside and segregated in trust by the Company or Guarantor (if the Company or any Guarantor shall act as Paying Agent) for the Holders of such Securities and any Coupons appertaining thereto; provided, that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii)                               any such Security with respect to which the Company has effected defeasance or covenant defeasance pursuant to Section 403, except to the extent provided in Section 403; and

(iv)                              any such Security which has been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Security in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Security is held by a bona fide purchaser in whose hands such Security is a valid obligation of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder are present at a meeting of Holders of Securities for quorum purposes, (a) the principal amount of an Original Issue Discount Security that may be counted in making such determination and that shall be deemed to be Outstanding for such purposes shall be the principal amount thereof that, pursuant to the terms of such Original Issue Discount Security, would be due and payable as of the date of such determination upon acceleration of the Maturity thereof pursuant to Section 502, (b) the principal amount of a Security denominated in a Foreign Currency shall be the U.S. dollar equivalent, determined on the date of original issuance of such Security by the Company in good faith, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent, determined on the date of original issuance of such Security, of the amount determined as provided in (a) above), of such Security, and (c) Securities owned by the Company, any Guarantor or any other obligor upon the Securities or any Affiliate of the Company, any Guarantor or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver or upon any such determination as to the presence of a quorum, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company, any Guarantor or any other obligor upon the Securities or any Affiliate of the Company, any Guarantor or such other obligor.

“Paying Agent” means any Person, including the Company, authorized by the Company to pay the principal of, premium, if any, or interest on, or any Additional Amounts with respect to, any Security on behalf of the Company.

“Person” means any individual, corporation, partnership, association, joint venture, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment”, when used with respect to the Securities of any series, means the Corporate Trust Office of the Trustee or such place or places specified in a supplemental indenture where, subject to the provisions of Section 1002, the principal of, premium, if any, interest on or any Additional Amounts with respect to the Securities of that series are payable as provided in or pursuant to this Indenture or such Securities.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same indebtedness as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security or a Security to which a mutilated, destroyed, lost or stolen Coupon appertains shall be deemed to evidence the same indebtedness as the mutilated, destroyed, lost or stolen Security or the Security to which the mutilated, destroyed, lost or stolen Coupon appertains, as the case may be.

“Property” means any asset, revenue or any other property, whether tangible or intangible, real or personal, including, without limitation, any right to receive income.

“Redemption Date”, when used with respect to any Security or portion thereof to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture or such Security.

“Redemption Price”, when used with respect to any Security or portion thereof to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture or such Security.

“Registered Security” means any Security established pursuant to Section 201 which is registered in the Security Register.

“Regular Record Date” for the interest payable on any Registered Security on any Interest Payment Date therefor means the date, if any, specified in or pursuant to this Indenture or such Security as the record date for the payment of such interest.

“Required Currency” has the meaning specified in Section 116.

“Responsible Officer”, when used with respect to the Trustee, means any officer within the corporate trust department (or any successor group of the Trustee), including any vice president, any assistant vice president, any assistant secretary, any trust officer or assistant trust officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Security” or “Securities” has the meaning stated in the first recital of this Indenture and more particularly means any note or notes, bond or bonds or any other evidences of indebtedness, as the case may be, authenticated and delivered from time to time under this Indenture; provided, however, that, if at any time there is more than one Person acting as Trustee under this Indenture, “Securities”, with respect to any such Person, shall mean Securities authenticated and delivered under this Indenture, exclusive, however, of Securities of any series as to which such Person is not Trustee.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Register” has the meaning specified in Section 305.

“Security Registrar” means the Person appointed by the Company to register Registered Securities and transfers of Registered Securities as provided in Section 305.

“Special Record Date” for the payment of any Defaulted Interest on the Registered Securities of any series means the date determined pursuant to Section 307.

“Stated Maturity”, when used with respect to any Security or any installment of principal thereof or interest thereon or any Additional Amounts with respect thereto, means the date established by or pursuant to this Indenture or specified in such Security or a Coupon representing such installment of interest as the fixed date on which the principal of such Security or such installment of principal or interest is, or such Additional Amounts with respect thereto are, due and payable.

“Subsidiary” means (i) any Corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

“Support Agreement” means the agreement dated September 26, 1996 (and all amendments and supplements thereto), by and between HDFS and HDI, whereby, under certain circumstances, HDI agrees to provide HDFS certain financial support.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such with respect to one or more series of Securities pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder; provided, however, that if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, and any reference herein to the Trust Indenture Act or a particular provision thereof shall mean such Act or provision, as the case may be, as amended or replaced from time to time or as supplemented from time to time by rule or regulations adopted by the Commission under or in furtherance of the purposes of such Act or provision, as the case may be.

“United States” means the United States of America (including the states thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

“United States Alien” means any Person who, for United States Federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States Federal income tax purposes, a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust.

“U.S. Depositary” means, with respect to any Security issuable or issued in the form of one or more global Securities, the Person designated as U.S. Depositary by the Company pursuant to Section 301, which must be a clearing agency registered under the Exchange Act, and, if so provided pursuant to Section 301 with respect to any Security, any successor to such Person.  If at any time there is more than one such Person, “U.S. Depositary” shall mean, with respect to any Securities, the qualifying entity which has been appointed with respect to such Securities.

“Vice President”, when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”.

“Voting Stock” means, with respect to any Person, Capital Stock of any class or kind the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

SECTION 102.                                                                    Compliance Certificates and Opinions.

Except as otherwise expressly provided in or pursuant to this Indenture, upon any application or request by the Company or any Guarantors (i) to the Trustee to take any action under any provision of this Indenture or (ii) to any Authenticating Agent to authenticate Securities of any series upon original issuance, the Company or such Guarantor, as the case may be, shall furnish to the Trustee or such Authenticating Agent (with a copy to the Trustee) a Company Officers’ Certificate or a Guarantor’s Officers’ Certificate, as the case may be, stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, and, in the case of conditions precedent compliance with which is subject to verification by Accountants, engineers, appraisers or other experts, a certificate or opinion of an Accountant, engineer, appraiser or other expert (which Accountant, engineer, appraiser or other expert shall be Independent if required by the Trust Indenture Act), except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance by the Company or any Guarantor with a condition or covenant provided for in or pursuant to this Indenture shall include:

(1)                                  a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2)                                  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)                                  a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)                                  a statement as to whether, in the opinion of each such individual, such covenant or condition has been complied with.

SECTION 103.                                                                    Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company or any Guarantor may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless such officer knows, or in the exercise of reasonable care should know, that the opinion with respect to the matters upon which his certificate or opinion is based are erroneous. Any such Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company or any Guarantor stating that the information with respect to such factual matters is in the possession of the Company or such Guarantor, as the case may be, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Any Opinion of Counsel may be based on the written opinion of other counsel, in which event such Opinion of Counsel shall be accompanied by a copy of such other counsel’s opinion and shall include a statement to the effect that such counsel believes that such counsel and the Trustee may reasonably rely upon the opinion of such other counsel.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 104.                                                                    Acts of Holders.

(a)                                  Any request, demand, authorization, direction, notice, consent, waiver or other action provided by or pursuant to this Indenture to be made, given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. If Securities of a series are issuable as Bearer Securities, any request, demand, authorization, direction, notice, consent, waiver or other action provided in or pursuant to this Indenture to be made, given or taken by Holders of such series may, alternatively, be embodied in and evidenced by the record of Holders of Securities of such series voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders of Securities of such series duly called and held in accordance with the provisions of Article Thirteen, or a combination of such instruments and any such record.  Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company and the Guarantors. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments and so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and (subject to Section 315 of the Trust Indenture Act) conclusive in favor of the Trustee or the Company and the Guarantors and any agent of the Trustee or the Company and the Guarantors, if made in the manner provided in this Section. The record of any meeting of Holders of Securities shall be proved in the manner provided in Section 1306.

Without limiting the generality of this Section 104, unless otherwise provided in or pursuant to this Indenture, a Holder, including a Depository that is a Holder of a global Security, may make, give or take, by a proxy, or proxies, duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in or pursuant to this Indenture to be made, given or taken by Holders, and a Depository that is a Holder of a global Security may provide its proxy or proxies to the beneficial owners of interests in any such global Security through such Depository’s standing instructions and customary practices.

(b)                                 The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient and in accordance with such reasonable rules as the Trustee may determine; and the Trustee may in any instance require further proof with respect to any of the matters referred to in this Section.

(c)                                  The ownership, principal amount and serial numbers of Registered Securities held by any Person, and the date of commencement and the date of termination of holding the same, shall be proved by the Security Register.

(d)                                 The ownership, principal amount and serial numbers of Bearer Securities held by any Person, and the date of holding the same, may be proved by the production of such Bearer Securities or by a certificate executed, as depositary, by any trust company, bank, banker or other depositary reasonably acceptable to the Company and the Guarantors, wherever situated, if such certificate shall be deemed by the Company, the Guarantors and the Trustee to be satisfactory, showing that at the date therein mentioned such Person had on deposit with such depositary, or exhibited to it, the Bearer Securities therein described; or such facts may be proved by the certificate or affidavit of the Person holding such Bearer Securities, if such certificate or affidavit is deemed by the Company, the Guarantors and the Trustee to be satisfactory. The Trustee, the Guarantors and the Company may assume that such ownership of any Bearer Security continues until (1) another certificate or affidavit bearing a later date issued in respect of the same Bearer Security is produced, or (2) such Bearer Security is produced to the Trustee by some other Person, or (3) such Bearer Security is surrendered in exchange for a Registered Security, or (4) such Bearer Security is no longer Outstanding. The ownership, principal amount and serial numbers of Bearer Securities held by any Person, and the date of holding the same, may also be proved in any other manner which the Company and the Trustee deem sufficient.

(e)                                  If the Company or any Guarantor shall solicit from the Holders of any Registered Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company or such Guarantor, as the case may be, may at its option (but is not obligated to), by Company Board Resolution or Guarantor’s Board Resolution, as the case may be, fix in advance a record date, which shall be not more than 60 days prior to the first solicitation of such Holders, for the determination of Holders of Registered Securities entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of Registered Securities of record at the close of business on such record date shall be deemed to be Holders for the purpose of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

(f)                                    Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, any Security Registrar, any Paying Agent, any Guarantor or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

SECTION 105.                                                                    Notices, Etc., to Trustee and Company and Guarantors.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1)                                  the Trustee by any Holder, any Guarantor or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (which may include a facsimile transmission) to or with the Trustee at its Corporate Trust Office, or

(2)                                  the Company or any Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, or delivered by facsimile transmission to the Company or such Guarantor, as the case may be, addressed to it to the attention of its Treasurer at the address of its principal office specified in the first paragraph of this Indenture, or at any other address previously furnished in writing to the Trustee by the Company or the Guarantor, as the case may be.

SECTION 106.                                                                    Notice to Holders of Securities; Waiver.

Except as otherwise expressly provided in or pursuant to this Indenture, where this Indenture provides for notice to Holders of Securities of any event,

(1)                                  such notice shall be sufficiently given to Holders of Registered Securities if in writing and mailed, first-class postage prepaid, to each Holder of a Registered Security affected by such event, at the address of such Holder as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice; and

(2)                                  such notice shall be sufficiently given to Holders of Bearer Securities if published on a Business Day in an Authorized Newspaper in The City of New York and in such other city or cities as may be specified in such Securities, at least twice, each such publication to be not earlier than the earliest date, and not later than the latest date, prescribed for the giving of such notice.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders of Registered Securities by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder. In any case where notice to Holders of

Registered Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder of a Registered Security, shall affect the sufficiency of such notice with respect to other Holders of Registered Securities or the sufficiency of any notice to Holders of Bearer Securities given as provided herein.  Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given or provided.

In case by reason of the suspension of publication of any Authorized Newspaper or Authorized Newspapers or by reason of any other cause it shall be impracticable to publish any notice to Holders of Bearer Securities as provided above, then such notification to Holders of Bearer Securities as shall be given with the approval of the Trustee shall constitute sufficient notice to such Holders for every purpose hereunder. Neither the failure to give notice by publication to Holders of Bearer Securities as provided above, nor any defect in any notice so published, shall affect the sufficiency of any notice mailed to holders of Registered Securities given as provided herein.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders of Securities shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

SECTION 107.                                                                    Language of Notice, Etc.

Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language, except that, if the Company or the Guarantors, as the case may be, so elect, any published notice may be in an official language of the country of publication.

SECTION 108.                                                                    Trust Indenture Act.

The parties hereto agree that this Indenture shall be subject to the provisions of the Trust Indenture Act that are required to be part of an Indenture to be qualified under the Trust Indenture Act, and that all provisions which the Trust Indenture Act provides as automatically deemed to be included in an indenture to be qualified thereunder shall be included herein.  In the event of any conflict between the provisions hereof and any required provision of the Trust Indenture Act, such required provision of the Trust Indenture Act shall control.

SECTION 109.                                                                    Effect of Headings And Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 110.                                                                    Successors and Assigns.

All covenants and agreements in this Indenture by the Company and the Guarantors shall bind their respective successors and assigns, whether so expressed or not.

SECTION 111.                                                                    Separability Clause.

In case any provision in this Indenture, any Securities or any Coupon shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 112.                                                                    Benefits of Indenture.

Nothing in this Indenture, any Securities or any Coupon, express or implied, shall give to any Person, other than the parties hereto, their successors hereunder and the Holders of Securities or Coupons, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 113.                                                                    Governing Law.

Pursuant to New York General Obligations Law 5-1401, this Indenture and the Securities and Coupons shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in such state.

SECTION 114.                                                                    Legal Holidays.

Except as specified pursuant to Section 301, in any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day at any Place of Payment, or where any date on which notice is required to be mailed or published shall not be a Business Day at the Corporate Trust Office, then (notwithstanding any other provision of this Indenture or of the Securities or Coupons other than a provision in the Securities of any series which specifically states that such provision shall apply in lieu of this Section) payment of interest or principal, or premium, if any, or mailing or publication of such notice need not be made at such Place of Payment or at such Corporate Trust Office on such date, but such payment may be made, mailed or published on the next succeeding Business Day at such Place of Payment or at such Corporate Trust Office with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, or other required date for the mailing or publication of such notice, as the case may be, and in the case of payment to be made on any such Security, no interest shall accrue or be payable as a result of the making of such payment after any such nominal date, provided such payment is made in full on such next succeeding Business Day.

SECTION 115.                                                                    Corporate Obligation.

No recourse may be taken, directly or indirectly, against any incorporator, subscriber to the capital stock, stockholder, officer, director or employee of the Company, any Guarantor or the Trustee or of any predecessor or successor of the Company, any Guarantor or the Trustee with respect to, under or upon any obligation, covenant or agreement contained in this Indenture, in any Security, or because of indebtedness evidenced thereby.

SECTION 116.                                                                    Judgment Currency

Each of the Company and the Guarantors agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the principal of, or premium or interest, if any, or Additional Amounts on the Securities of any series (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the New York Banking Day preceding that on which a final unappealable judgment is given and (b) its obligations under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with clause (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable and (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture.  For purposes of the foregoing, “New York Banking Day” means any day except a Saturday, Sunday or a legal holiday in The City of New York or a day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to be closed.  The provisions of this Section 116 shall not be applicable with respect to any payment due on a Security which is payable in Dollars.

SECTION 117.                                                                    Counterparts

This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 118.                                                                    Waiver of Jury Trial.

EACH OF THE COMPANY, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

SECTION 119.                                                                    Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or act of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

ARTICLE TWO

SECURITIES FORMS

SECTION 201.                                                                    Forms Generally.

The Registered Securities, if any, of each series and the Bearer Securities, if any, of each series and related Coupons shall be in such form (including temporary or permanent global form as attached hereto as Exhibit A-1 and Exhibit A-2) as set forth in a Company Officer’s Certificate, the officers executing such Company Officer’s Certificate to be duly authorized pursuant to a Company Board Resolution, or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by or pursuant to this Indenture or any indenture supplemental hereto, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any applicable law, rule regulation or with the rules of any securities exchange or as may, consistently herewith, be determined by the officers of the Company executing such Securities or Coupons, as evidenced by their execution of the Securities or Coupons.

Unless otherwise provided in or pursuant to this Indenture or any Securities, the Securities shall be issuable in registered form without Coupons.  Unless otherwise specified as contemplated by Section 301, Bearer Securities other than Bearer Securities in global form shall have interest Coupons attached.

The definitive Securities and Coupons, if any, shall be printed, typewritten, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities or Coupons.

If Article Fourteen is to be applicable to Securities of any series, established as contemplated by Section 301, then Securities of each such series shall bear Guarantees in substantially the form set forth in Section 1401.  For any other series of Securities, the Guarantees shall be endorsed on the Securities and shall be substantially in the form set forth in a Guarantor’s Officers’ Certificate of each Guarantor, the officers executing such Guarantor’s Officers’ Certificate to be duly authorized pursuant to Guarantors’ Board Resolutions, or one or more indentures supplemental hereto.  If the form of the Guarantees to be endorsed on the Securities of any series is established by action taken pursuant to the Guarantors’ Board Resolutions, a copy of such Guarantors’ Board Resolutions certified by the Secretary or Assistant Secretary of each of the Guarantors shall be delivered to the Trustee at or prior to the delivery by the Company of the written order contemplated by Section 303 hereof for the authentication and delivery of such Securities.  Notwithstanding the foregoing, the Guarantees to be endorsed on the Securities of any series may have such appropriate insertions, omissions, substitutions and other corrections from the forms thereof referred to above as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any applicable law, rule or regulation or with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing the same, in each case as evidenced by such execution.

SECTION 202.                                                                    Form of Trustee’s Certificate of Authentication.

The Trustee’s certificate of authentication shall be in substantially the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

BNY MIDWEST TRUST COMPANY,
as Trustee

By
Authorized Signatory

SECTION 203.                                                                    Securities in Global Form.

Unless otherwise provided in or pursuant to this Indenture or any Securities, the Securities shall be issuable in temporary or permanent global form. If Securities of a series are issuable in global form, then any such Security may provide that it or any number of such Securities shall represent such of the Outstanding Securities of such series from time to time endorsed thereon and that the aggregate amount of Outstanding Securities of such series (or such lesser amount as is permitted by the terms thereof) represented thereby may from time to time be increased or reduced to reflect exchanges. Any endorsement of a Security in global form to reflect the amount, or any increase or decrease in the amount, of outstanding Securities represented thereby shall be made by the Security Registrar in such manner and upon instructions given by such Person or Persons as shall be specified in such Security or in a Company Order delivered to the Security Registrar with such Security. Subject to the provisions of Section 303 and, if applicable, Section 304, the Trustee or an Authenticating Agent shall deliver and redeliver, in each case at the Company’s expense, any Security in permanent global form in the manner and upon instructions given by the Person or Persons specified in such Security or in a Company Order delivered pursuant to Section 303 or Section 304, as applicable. If a Company Order pursuant to Section 303 or Section 304 has been, or simultaneously is, delivered, any instructions by the Company with respect to endorsement or delivery or redelivery of a Security in global form shall be in writing but need not comply with Section 102 and need not be accompanied by an Opinion of Counsel.  Notwithstanding the foregoing provisions of this paragraph, in the event a global Security is exchangeable for definitive Securities as provided in Section 305, then, unless otherwise provided in or pursuant to this Indenture with respect to the Securities of such series, the Trustee or an Authenticating Agent shall deliver and redeliver such global Security to the extent necessary to effect such exchanges, shall endorse such global Security to reflect any decrease in the principal amount thereto resulting from such exchanges and shall take such other actions, all as contemplated by Section 305.

The provisions of the last sentence of Section 303 shall apply to any Security in global form if such Security was never issued and sold by the Company and the Company delivers to the Security Registrar the Security in global form together with written instructions (which need not comply with Section 102 and need not be accompanied by an Opinion of Counsel) (a copy of which instructions shall be delivered to the Trustee) with regard to the reduction in the principal amount of Securities represented thereby, together with the written statement contemplated by the last sentence of Section 303.

Notwithstanding the provisions of Section 307, unless otherwise specified as contemplated by Section 301, payment of principal of, premium, if any, and interest on and Additional Amounts in respect of any Security in permanent global form shall be made to the Holder thereof.

Notwithstanding the provisions of Section 308 and except as provided in the preceding paragraph, the Company, the Guarantors, the Trustee and any agent of the Company, the Guarantors or of the Trustee shall treat a Person as the Holder of such principal amount of Outstanding Securities represented by a global Security (i) in the case of a permanent global Security in registered form, the Holder of such permanent global Security in registered form, or (ii) in the case of a permanent global Security in Bearer form, the Person or Persons specified pursuant to Section 301.

ARTICLE THREE

THE SECURITIES

SECTION 301.                                                                    Amount Unlimited: Issuable in Series.

(a)                                  The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series.  With respect to Securities to be authenticated and delivered hereunder, there shall be established in or pursuant to one or more Company Board Resolutions, and set forth in a Company Officers’ Certificate, or established in one or more indentures supplemental hereto:

(1)                                  the title of the Securities of the series in which such Securities shall be included;

(2)                                  any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 304, 305, 306, 906 or 1107 and except for any Securities which, pursuant to Section 303, are deemed never to have been authenticated and delivered hereunder), and if such series may be reopened from time to time for the issuance of additional Securities of such series or to establish additional terms of such series;

(3)                                  whether Securities of the series are to be issuable as Registered Securities, Bearer Securities or both, whether Securities of the series are to be issuable with or without Coupons or both, and any restrictions applicable to the offer, sale or delivery of the Bearer Securities and the terms, if any, upon which Bearer Securities may be exchanged for Registered Securities;

(4)                                  if any of such Securities are to be issuable in global form, when any of such Securities are to be issuable in global form and (i) whether such Securities are to be issued in temporary or permanent global form or both, (ii) whether beneficial owners of interests in any such global Security may exchange such interests for Securities of the same series and of like tenor and of any authorized form and denomination, and the circumstances under which any such exchanges may occur, if other than in the manner specified in Section 305, (iii) the name of the Depository with respect to any such global Security and (iv) if applicable and in addition to the Persons specified in Section 305, the Person or Persons who shall be entitled to make any endorsements on any such global Security and to give the instructions and take the other actions with respect to such global Security contemplated by the first paragraph of Section 203;

(5)                                  if any of such Securities are to be issuable as Bearer Securities, the date as of which any such Bearer Security shall be dated (if other than the date of original issuance of the first of such Securities to be issued);

(6)                                  if any of such Securities are to be issuable as Bearer Securities, whether interest in respect of any portion of a temporary Bearer Security in global form payable in respect of an Interest Payment Date therefor prior to the exchange, if any, of such temporary Bearer Security for definitive Securities shall be paid to any clearing organization with respect to the portion of such temporary Bearer Security held for its account and, in such event, the terms and conditions (including any certification requirements) upon which any such interest payment received by a clearing organization will be credited to the Persons entitled to interest payable on such Interest Payment Date;

(7)                                  (i) the Person to whom any interest on any Registered Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, (ii) the manner in which, or the Person to whom, any interest on any Bearer Security of the series shall be payable, if otherwise than upon presentation and surrender of the Coupons appertaining thereto as they severally mature, and (iii) the extent to which, or the manner in which, any interest payable on a temporary global Security on an Interest Payment Date will be paid if other than in the manner provided in Section 304;

(8)                                  the date or dates, or the method or methods, if any, by which such date or dates shall be determined on which the principal, and premium, if any, of the Securities of the series is payable;

(9)                                  the rate or rates at which the Securities of the series shall bear interest, if any, or the method or methods, if any, pursuant to which such rate or rates shall be determined, the date or dates from which any such interest shall accrue or the method or methods, if any, by which such date or dates are to be determined, the Interest Payment Dates on which any such interest shall be payable, the Regular Record Date, if any, for any interest payable on any Registered Securities on any Interest Payment Date, whether and under what circumstances Additional Amounts on such Securities or any of them shall be payable, and the basis upon which interest shall be calculated, if other than that of a 360-day year of twelve 30-day months;

(10)                            the place or places where, subject to the provisions of Section 1002, the principal of, premium, if any, and interest (including Additional Amounts, if any) on Securities of the series shall be payable, any Registered Securities of the series may be surrendered for registration of transfer, Securities of the series may be surrendered for exchange, notices and demands to or upon the Company in respect of the Securities of the series and this Indenture may be served and where notice to Holders pursuant to Section 106 will be published;

(11)                            whether the Securities of a series or any of them are to be redeemable at the option of the Company and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Company;

(12)                            whether the Company is obligated to redeem or purchase Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the date or dates on which, the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation and any provision for the remarketing of the Securities of the series so redeemed or purchased;

(13)                            the denominations in which any Registered Securities of the series shall be issuable, if other than the denominations provided in Section 302, and the denomination or denominations in which any Bearer Securities of the series shall be issuable, if other than the denominations provided in Section 302;

(14)                            if other than the principal amount thereof, the portion of the principal amount of the Securities of the series or any of them which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 502 or the method by which such portion is to be determined;

(15)                            if other than such coin or currency of the United States is at the time of payment legal tender for payment of public or private debts, the coin or currency, composite currencies or currency unit or units in which payment of the principal of, premium, if any, or interest, if any, on or any Additional Amounts in respect of the Securities of the series or any of them shall be payable;

(16)                            if the principal of, premium, if any or interest on or any Additional Amounts with respect to the Securities of the series are to be payable, at the election of the Company or a Holder thereof, in a coin or currency, composite currencies or currency unit or units other than that in which the Securities are stated to be payable, the currency in which payment of the principal of, premium, if any, and interest on and any Additional Amounts with respect to the Securities of such series as to which such election is made shall be payable, and the periods within which and the terms and conditions upon which such election is to be made;

(17)                            whether the amount of payments of principal of, premium, if any, or interest (including Additional Amounts, if any) on the Securities of the series may be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on one or more currencies, currency units, composite currencies, commodities, equity indices or other indices), and, if so, the terms and conditions upon which and the manner in which such amounts shall be determined and paid or payable;

(18)                            any deletions from, modifications of or additions to the Events of Default or covenants of the Company or the Guarantors with respect to the Securities of the series or any of them, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein;

(19)                            if the Securities of the series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and terms of such certificates, documents or conditions;

(20)                            with respect to any Securities that may be issued in a private offering, the restrictions on transfer and legends relating to such Securities of the series and whether Securities of the series are entitled to registration or exchange rights;

(21)                            if there is more than one Trustee, the identity of the Trustee and, if not the Trustee, the identity of each Security Registrar, Paying Agent and/or Authenticating Agent with respect to the Securities of the series;

(22)                            whether any of the Securities of a series shall be issued as Original Issue Discount Securities;

(23)                            whether a credit facility or other form of credit support will apply to Securities of such series, which may be different from any credit facility for any other series;

(24)                            whether Section 403 relating to defeasance shall not be applicable to the Securities of such series, or any covenants in addition to those specified in Section 403 relating to the Securities of such series which shall be subject to covenant of defeasance, and any deletions from, or modifications or additions to, the provisions of Article Four in respect of the Securities of such series;

(25)                            whether any of such Securities are to be issuable upon the exercise of warrants, and the time, manner and place for such Securities to be authenticated and delivered; and

(26)                            any other terms of the Securities of the series or any of them (which terms shall not be inconsistent with the provisions of this Indenture).

All Securities of any one series, and the Coupons appertaining to any Bearer Securities of such series, shall be substantially identical except as to denomination and the rate or rates of interest, if any, and Stated Maturity, the date from which interest, if any, shall accrue and except as may otherwise be provided by the Company in or pursuant to one or more Company Board Resolutions and set forth in such Company Officers’ Certificate or in any indenture or indentures supplemental hereto pertaining to such series of Securities.  The terms of the Securities of any series may provide, without limitation, that the Securities shall be authenticated and delivered by the Trustee or an Authenticating Agent on original issue from time to time upon written order of persons designated in the Company Officers’ Certificate or supplemental indenture and that such persons are authorized to determine, consistent with such Company Officers’ Certificate or any applicable supplemental indenture, such terms and conditions of the Securities of such series as are specified in such Company Officers’ Certificate or supplemental indenture.  All Securities of any one series need not be issued at the same time and, unless otherwise so provided by the Company, a series may be reopened for issuances of additional Securities of such series or to establish additional terms of such series of Securities.

If any of the terms of the series are established by action taken pursuant to a Company Board Resolution, a copy of an appropriate record of such action (including but not limited to such Company Board Resolution) shall be certified by the Secretary or an Assistant Secretary of the Company or certified by Company Order and delivered to the Trustee at or prior to the delivery of the Company Officers’ Certificate or Company Order setting forth the terms of the series.

The Trustee shall be entitled to receive the following only at or before the issuance of the first Security of each series issued under this Indenture:

(b)                                 Opinion(s) of Counsel.  Opinion(s) of Counsel (such counsel being entitled to rely upon certificates, opinions or representations as to matters of fact to the extent permitted by Section 103 and, as to matters involving the laws of any state other than the state in which such counsel is admitted to practice, upon an Opinion of Counsel who shall be satisfactory to the Trustee) complying with the requirement of Section 102, if applicable, containing such qualifications and assumptions as may be appropriate in the circumstances, and addressed to the Trustee substantially to the effect that:

(i)                                     the Indenture and, if applicable, any supplemental indenture that is permitted by Sections 201 and 301 and which relates to the series of Securities to which such opinion relates, have been duly authorized, executed and delivered by the Company, and each of the Guarantors and constitute the legal, valid and binding obligations of the Company and each of the Guarantors, enforceable (except for Section 111 of the Indenture as to which no opinion need be expressed) in accordance with their terms (assuming the due authorization, execution and delivery thereof by the Trustee), except as such enforceability is subject to the effect of any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors’ rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(ii)                                  the series of Securities to which such opinion relates, together with any Coupons appertaining thereto, have been duly and validly authorized by all necessary corporate action on the part of the Company, and any such Security, when the terms thereof have been established in accordance with the terms of the Indenture and when such Security has been executed and authenticated in accordance with the terms of the Indenture (assuming the due authentication, execution and delivery thereof by the Trustee or any Authenticating Agent, which fact counsel need not verify by an inspection of such Securities) and delivered and paid for in accordance with the terms of any underwriting agreement, agency agreement or other agreement providing for the sale thereof, will constitute (assuming no change in the facts or in the law and governmental rules and regulations, in either case in existence on the date such Opinion of Counsel is rendered) the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability is subject to the effect of any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(iii)                               the Guarantees of the Securities to which such opinion relates, have been duly and validly authorized by all necessary corporate action on the part of the Guarantors, and any such Guarantee, when the terms thereof have been established in accordance with the terms of the Security and the Indenture and when such Guarantee has been executed and authenticated in accordance with the terms of the Indenture (assuming the due authentication, execution and delivery of the certificate of authentication of such Security by or on behalf of the Trustee or any Authenticating Agent, which fact counsel need not verify by an inspection of such Securities) and delivered and paid for in accordance with the terms of any underwriting agreement, agency agreement or other agreement providing for the issuance thereof, will constitute (assuming no change in the facts or in the law and governmental rules and regulations, in either case in existence on the date such Opinion of Counsel is rendered) the legal, valid and binding obligation of each Guarantor, enforceable in accordance with its terms, except as such enforceability is subject to the effect of any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(iv)                              the forms and terms of the series of Securities to which such opinion relates and any Coupons appertaining thereto and any related Guarantees have been established in conformity with the provisions of this Indenture or, if such forms and terms are being established pursuant to one or more instruments being furnished to the Trustee concurrently with the delivery of such opinion, such instruments conform to the requirements of this Indenture;

(v)                                 all instruments furnished to the Trustee in connection with the first issuance of Securities of the series to which such opinion relates (which instrument shall be listed in such opinion) conform to the requirements of this Indenture and, except for (a) Securities of such series, together with any Coupons appertaining thereto, to be delivered for authentication subsequent to the date of such opinion pursuant to Section 303, (b) the Company Order(s) to be delivered subsequent to the date of such opinion pursuant to Sections 201, 301 or 303 and (c) any certificate required to be delivered subsequent to the date of such opinion pursuant to paragraph (b) of this Section 301 and (d) any other documents or items required to be delivered subsequent to the date of such opinion pursuant to such instruments, such instruments constitute all the documents required by this Indenture to be delivered hereunder at or before the first issuance of Securities of the series to which the opinion relates;

(c)                                  Officers’ Certificates.  A Company Officers’ Certificate and a Guarantor’s Officers’ Certificate stating that no Event of Default has occurred and is continuing, and the execution and delivery of the Indenture will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, the articles of incorporation or bylaws of the Company, or any order of any court or administrative agency entered in any proceeding to which the Company is a party or by which it is bound or to which it is subject; and

(d)                                 Board Resolutions.  A Company Board Resolution and a Guarantor’s Board Resolution authorizing this Indenture and, if applicable, any supplemental indenture that is permitted by Sections 201 and 301 and that relates to such series of Securities.

SECTION 302.                                                                    Denominations.

Unless otherwise provided as contemplated by Section 301 with respect to any series of Securities, any Registered Securities of a series denominated in Dollars shall be issuable in denominations of $1,000 and any integral multiple thereof and any Bearer Securities of a series denominated in Dollars shall be issuable in the denomination of $5,000. Unless otherwise provided as contemplated by Section 301 with respect to any series of Securities, any Securities of a series denominated in a currency other than Dollars shall be issuable in denominations that are the equivalent, as determined by the Company by reference to the noon buying rate in The City of New York for cable transfers for such currency, as such rate is reported or otherwise made available by the Federal Reserve Bank of New York, on the applicable trade date for such Securities, of $100,000 (rounded down to an integral multiple of 10,000 units of such currency), and any larger amount that is, as nearly as is practicable, an integral multiple of $1,000.

SECTION 303.                                                                    Execution; Authentication; Delivery and Dating.

The Securities shall be executed on behalf of the Company by its Chairman of the Board, its President, its Treasurer, any Assistant Treasurer or one of its Vice Presidents attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile. Coupons shall bear the facsimile signature of the Chairman of the Board of the Company, its President, its Treasurer, any Assistant Treasurer or one of its Vice Presidents, attested by its Secretary or one of its Assistant Secretaries.

Securities and Coupons bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or Coupons or did not hold such offices at the date of such Securities or Coupons.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series, together with any Coupons appertaining thereto, executed by the Company to the Trustee or Authenticating Agent for authentication, together with a Company Order for the authentication and delivery of such Securities and the Trustee or such Authenticating Agent in accordance with the Company Order shall authenticate and deliver such Securities; provided, however, that, in connection with its original issuance, no Bearer Security shall be mailed or otherwise delivered to any location in the United States; and provided further, that a Bearer Security other than a temporary global Bearer Security may be delivered in connection with its original issuance only if Clearstream, Luxembourg or Euroclear, as the case may be, shall have furnished to the Security Registrar a certificate substantially to the effect that the Person entitled to receive such Bearer Security shall have furnished to Clearstream, Luxembourg or Euroclear, as the case may be, a certificate substantially in the form set forth in Exhibit D to this Indenture or in such other form of certificate as shall contain information then required by Federal income tax laws, dated no earlier than 15 days prior to the earlier of (i) the date on which such Bearer Security is delivered and (ii) the date on which any temporary Security first becomes exchangeable for such Bearer Security in accordance with the terms of such temporary Security and this Indenture. A confirmation shall be sent by the Company or an agent thereof to each purchaser of a Bearer Security. If any Security shall be represented by a permanent global Bearer Security, then, for purposes of this Section 303 and Section 304, the notation of a beneficial owner’s interest therein upon original issuance of such Security or upon exchange of a portion of a temporary global Security shall be deemed to be delivery in connection with its original issuance of such beneficial owner’s interest in such permanent global Bearer Security. Except as permitted by Section 306, the Trustee or Authenticating Agent shall not authenticate and deliver any Bearer Security unless all appurtenant Coupons for interest then matured have been detached and cancelled.

The Trustee or any Authenticating Agent shall have the right to decline to authenticate and deliver such Securities if the Trustee or such Authenticating Agent, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee or such Authenticating Agent, in good faith by its board of directors or trustees, executive committee or a trust committee of directors or trustees and/or vice presidents, shall determine that such action would expose the Trustee or such Authenticating Agent to personal liability to existing Holders.

Each Registered Security shall be dated the date of its authentication. Each Bearer Security and any temporary Bearer Security in global form shall be dated as of the date specified as contemplated by Section 301. Each Security will also bear an original issue date (the “Issue Date”) which, with respect to any Security (or portion thereof), shall mean the date of its original issuance and shall be specified therein. The Issue Date shall remain the same for all Securities subsequently issued upon transfer, exchange or substitution of Securities, regardless of their dates of authentication.

No Security or Coupon shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee or any Authenticating Agent by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Security shall have been duly authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Security Registrar for cancellation as provided in Section 309 together with a written statement (which need not comply with Section 102 and need not be accompanied by an Opinion of Counsel) (a copy of which statement shall be delivered to the Trustee) stating that such Security has never been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

SECTION 304.                                                                    Temporary Securities; Exchange of Temporary Securities.

Pending the preparation of definitive Securities of any series, the Company may execute, and, upon Company Order, the Trustee or an Authenticating Agent, as the case may be, shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued, in registered form or, if authorized, in bearer form with one or more Coupons or without Coupons, and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.  Such temporary Securities may be in global form.

Except in the case of temporary Securities in global form (which shall be exchanged in accordance with the provisions thereof), if temporary Securities of any series are issued, the Company will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company maintained pursuant to Section 1002 in a Place of Payment for such series for the purpose of exchanges of Securities of such series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series (accompanied by any unmatured Coupons appertaining thereto) the Company shall execute and the Trustee or any Authenticating Agent shall authenticate and deliver in exchange therefor a like aggregate principal amount of definitive Securities of authorized denominations of the same series containing identical terms and provisions; provided, however, that no definitive Bearer Security, except as provided pursuant to

Section 301, shall be delivered in exchange for a temporary Registered Security; and provided further, that a definitive Bearer Security shall be delivered in exchange for a temporary Bearer Security only in compliance with the conditions set forth in Section 303. Unless otherwise specified as contemplated by Section 301 with respect to a temporary global Security, until so exchanged the temporary Security of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.

SECTION 305.                                                                    Registration. Registration of Transfer and Exchange.

The Company shall cause to be kept for each series of Securities at one of the offices or agencies maintained pursuant to Section 1002 a register (each such register being referred to herein as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Registered Securities and the registration of transfers of Registered Securities. The Trustee is hereby appointed “Security Registrar” for the purpose of registering Registered Securities and transfers and exchanges of Registered Securities as herein provided; provided, that the Company may, from time to time, designate (or change any designation of) any other Person or Persons to act as Security Registrar or co-Security Registrars with respect to the Securities of one or more series, with notice to the Trustee and as provided in Section 106 to the Holders. At all reasonable times the Security Register shall be open for inspection by the Company. In the event that the Trustee shall not be the Security Registrar, it shall have the right to examine the Security Register at all reasonable times.

Upon surrender for registration of transfer of any Registered Security of any series at the office or agency of the Company maintained pursuant to Section 1002 for such purpose in a Place of Payment for such series, the Company shall execute, and the Trustee or an Authenticating Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Registered Securities of the same series and of like tenor of any authorized denominations and of a like aggregate principal amount and Stated Maturity. Transfers of Registered Securities may be effected only as set forth in the preceding sentence.

At the option of the Holder, Registered Securities of any series may be exchanged for other Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and Stated Maturity, upon surrender of the Securities to be exchanged at any such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee or an Authenticating Agent shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

No Registered Security may be exchanged for a Bearer Security.  If specified as contemplated by Section 301 with respect to Securities of any series, at the option of the Holder, Bearer Securities of any series may be exchanged for Registered Securities of the same series and of like tenor, of any authorized denominations and of a like aggregate principal amount and Stated Maturity, upon surrender of the Bearer Securities to be exchanged at any such office or agency, with all unmatured Coupons and all matured Coupons in default thereto appertaining. If the Holder of a Bearer Security is unable to produce any such unmatured Coupon or Coupons or matured Coupon or Coupons in default, such exchange may be effected if the Bearer Securities are accompanied by payment in funds acceptable to the Company, the Guarantors and the Trustee in an amount equal to the face amount of such missing Coupon or Coupons, or the surrender of such missing Coupon or Coupons may be waived by the Company, the Guarantors and the Trustee if there is furnished to them such Security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Security shall surrender to any Paying Agent any such missing Coupon in respect of which such a payment shall have been made, such Holder shall be entitled to receive the amount of such payment; provided, however, that, except as otherwise provided in Section 1002, interest represented by Coupons shall be payable only upon presentation and surrender of those Coupons at an office or agency located outside the United States. Notwithstanding the foregoing, in case a Bearer Security of any series is surrendered at any such office or agency in exchange for a Registered Security of the same series and of like tenor after the close of business at such office or agency on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, such Bearer Security shall be surrendered without the Coupon relating to such Interest Payment Date or proposed date for payment, as the case may be, and interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such Coupon when due in accordance with the provisions of this Indenture.

Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee or an Authenticating Agent shall authenticate and deliver, the Securities which the holder making the exchange is entitled to receive.

Notwithstanding the foregoing, except as otherwise specified as contemplated by Section 301, any permanent global Security shall be exchangeable only as provided in this paragraph. If the beneficial owners of interests in a permanent global Security are entitled to exchange such interests for Securities of such series and of like tenor and principal amount of another authorized form and denomination as specified as contemplated by Section 301, then without unnecessary delay but in any event not later than the earliest date on which such interests may be so exchanged, the Company shall deliver to the Trustee or Authenticating Agent definitive Securities in aggregate principal amount equal to the principal amount of such permanent global Security, executed by the Company. On or after the earliest date on which such interests may be so exchanged, such permanent global Security shall be surrendered by the U.S. Depositary or such other Depository as shall be specified in the Company Order with respect thereto, to the Trustee or an Authenticating Agent, as the Company’s agent for such purpose, to be exchanged, in whole or from time to time in part, for definitive Securities without charge and the Trustee or Authenticating Agent shall authenticate and deliver, in exchange for each portion of such permanent global Security, an equal aggregate principal amount of definitive Securities of the same series of authorized denominations and of like tenor as the portion of such permanent global Security to be exchanged which, unless the Securities of the series are not issuable both as Bearer Securities and as Registered Securities, as specified as contemplated by Section 301, shall be in the form of Bearer Securities or Registered Securities, or any combination thereof, as shall be specified by the beneficial owner thereof; provided, however, that no such exchanges may occur during a period beginning at the opening of business 15 days before any selection of

Securities of that series to be redeemed and ending on the relevant Redemption Date; and provided further, that (unless otherwise specified as contemplated by Section 301) no Bearer Security delivered in exchange for a portion of a permanent global Security shall be mailed or otherwise delivered to any location in the United States.  If a Registered Security is issued in exchange for any portion of a permanent global Security after the close of business at the office or agency where such exchange occurs on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record Date and the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Registered Security, but will be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Person to whom interest in respect of such portion of such permanent global Security is payable in accordance with the provisions of this Indenture.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company and the Guarantors, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Registered Security presented or surrendered for registration of transfer or for exchange or redemption shall (if so required by the Company or the Security Registrar or any transfer agent) be duly endorsed, or be accompanied by a written instrument of transfer substantially in the form attached hereto as Exhibit B duly executed, by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer, exchange or redemption of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 906 or 1107 not involving any transfer.

Except as otherwise specified as contemplated by Section 301, the Company shall not be required to (i) issue, register the transfer of or exchange Securities of any series during a period beginning at the opening of business 15 days before any selection of Securities of that series to be redeemed and ending at the close of business on (A) if Securities of the series are issuable only as Registered Securities, the day of the mailing of the relevant notice of redemption and (B) if Securities of the series are issuable as Bearer Securities, the day of the first publication of the relevant notice of redemption, or, if Securities of the series are also issuable as Registered Securities and there is no publication, the mailing of the relevant notice of redemption, or (ii) register the transfer of or exchange any Registered Security so selected for redemption, in whole or in part, except the unredeemed portion of any Security being redeemed in part, (iii) exchange any Bearer Security so selected for redemption except that such a Bearer Security may be exchanged for a Registered Security of the same series and of like tenor, provided that such Registered Security shall be simultaneously surrendered for redemption or (iv) issue, register the transfer of or exchange any Security which, in accordance with its terms specified as contemplated by Section 301, has been surrendered for repayment at the option of the Holder, except the portion, if any, of such Security not repaid.

SECTION 306.                                                                    Mutilated, Destroyed, Lost and Stolen Securities and Coupons.

If any mutilated Security or a Security with a mutilated Coupon appertaining to it is surrendered to the Trustee or an Authenticating Agent, the Company shall execute and the Trustee or such Authenticating Agent shall authenticate and deliver in exchange therefor a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding, with Coupons corresponding to the Coupons, if any, appertaining to the surrendered Security.

If there shall be delivered to the Company, the Guarantors and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security or Coupon and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company, the Guarantors or the Trustee that such Security or Coupon has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee or an Authenticating Agent shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security or in exchange for the Security to which a destroyed, lost or stolen Coupon appertains (with all appurtenant Coupons not destroyed, lost or stolen), a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding, with Coupons corresponding to the Coupons, if any, appertaining to such destroyed, lost or stolen Security or to the Security to which such destroyed, lost or stolen Coupon appertains.

In case any such mutilated, destroyed, lost or stolen Security or Coupon has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security or Coupon; provided, however, that principal of, premium, if any, and interest on Bearer Securities shall, except as otherwise provided in Section 1002, be payable only at an office or agency located outside the United States and unless otherwise specified as contemplated by Section 301, any interest on Bearer Securities and any Additional Amounts with respect to such interest shall be payable only upon presentation and surrender of the Coupons appertaining thereto.

Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee or Authenticating Agent) connected therewith.

Every new Security of any series, with its Coupons, if any, issued pursuant to this Section in lieu of any destroyed, lost or stolen Security, or in exchange for a Security to which a destroyed, lost or stolen Coupon appertains shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security and its Coupons, if any, or the destroyed, lost or stolen Coupon shall be at any time enforceable by anyone, and any such new Security and Coupons, if any, shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series and of like tenor and their Coupons, if any, duly issued hereunder.

The provisions of this Section 306, as amended or supplemented pursuant to this Indenture with respect to particular Securities or generally, shall (to the extent lawful) be exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or Coupons.

SECTION 307.                    Payment of Interest and Certain Additional Amounts; Rights to Interest and Certain Additional Amounts Preserved.

Unless otherwise provided as contemplated by Section 301 with respect to any series of Securities, interest on and any Additional Amounts with respect to any Registered Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.  In case a Bearer Security of any series is surrendered in exchange for a Registered Security of such series after the close of business (at an office or agency in a Place of Payment for such series) on any Regular Record Date and before the opening of business (at such office or agency) on the next succeeding Interest Payment Date, such Bearer Security shall be surrendered without the Coupon relating to such Interest Payment Date and interest will not be payable on such Interest Payment Date in respect of the Registered Security issued in exchange of such Bearer Security, but will be payable only to the Holder of such Coupon when due in accordance with the provisions of this Indenture.

Any interest on and any Additional Amounts with respect to any Registered Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company or any Guarantor, at its election in each case, as provided in Clause (1) or (2) below:

(1)                                  The Company or any Guarantor may elect to make payment of any Defaulted Interest to the Persons in whose names the Registered Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest. The Company or such Guarantor shall, no less than 15 calendar days prior to the date of the Special Record Date (fixed as set forth below), notify the Trustee and the Paying Agent in writing of the amount of Defaulted Interest proposed to be paid on each Registered Security of such series and the date of the proposed payment, and at the same time the Company or such Guarantor, as the case may be, shall deposit with the Paying Agent an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Paying Agent for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided.  Thereupon the Special Record Date for the payment of such Defaulted Interest shall be the close of business on the tenth calendar day prior to the date of the proposed payment.  The Trustee shall in the name and at the expense of the Company, cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first class postage prepaid, to each Holder of Registered Securities of such series at the address of such Holder as it appears in the Security Register, not less than 10 calendar days prior to such Special Record Date.  Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Registered Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).  In case a Bearer Security of any series is surrendered at the office or agency in a Place of Payment for such series in exchange for a Registered Security of such series after the close of business at such office or agency on any Special Record Date and before the opening of business at such office or agency an the related proposed date for payment of Defaulted Interest, such Bearer Security shall be surrendered with the Coupon relating to such proposed date of payment and Defaulted Interest will not be payable on such proposed date of payment in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such Coupon when due in accordance with the provisions of this Indenture.

(2)                                  The Company or any Guarantor may make payment of any Defaulted Interest on the Registered Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company or such Guarantor to the Trustee and the Paying Agent of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Paying Agent.

At the option of the Company, interest on the Registered Securities of any series that bears interest may be paid by mailing a check to the address of any Holder as such address shall appear in the Securities Register.

Subject to the foregoing provisions of this Section 307 and Section 305, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 308.                                                                    Persons Deemed Owners.

Prior to due presentment of a Registered Security for registration of transfer, the Company, the Guarantors, the Trustee and any agent of the Company, the Guarantors or the Trustee may treat the Person in whose name such Registered Security is registered as the owner of such Registered Security for the purpose of receiving payment of principal of, premium, if any, and (subject to Sections 305 and 307) any interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and none of the Company, the Guarantors, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

Title to any Bearer Security and any Coupons appertaining thereto shall pass by delivery.  The Company, the Guarantors, the Trustee and any agent of the Company, the Guarantors or the Trustee may treat the bearer of any Bearer Security and the bearer of any Coupon as the absolute owner of such Security or Coupon for the purpose of receiving payment thereof or on account thereof and for all other purposes whatsoever, whether or not such Security or Coupon be overdue, and neither the Company, the Guarantors,  the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

No owner of any beneficial interest in any global Security held on its behalf by a Depository shall have any rights under this Indenture with respect to such global Security, and such Depository may be treated by the Company, the Guarantors, the Trustee, and any agent of the Company, the Guarantors or the Trustee as the owner of such global Security for all purposes whatsoever.  None of the Company, the Guarantors, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

SECTION 309.                                                                    Cancellation.

All Securities and Coupons surrendered for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee.  All Registered Securities and matured Coupons so delivered shall be promptly cancelled by the Trustee.  The Company or the Guarantors may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company or the Guarantors may have acquired in any manner whatsoever and the Company may deliver to the Trustee for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Security Registrar. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by or pursuant to this Indenture. All cancelled Securities and Coupons held by the Trustee shall be disposed of in accordance with the customary procedures of the Trustee.

SECTION 310.                                                                    Computation of Interest.

Except as otherwise specified as contemplated by Section 301 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 311.                                                                    Support Agreement.

The Trustee and Holders of any series of Securities and Coupons issued under this Indenture will be entitled to the benefits of the Support Agreement on the terms, and subject to the conditions, set forth in the Support Agreement.

SECTION 312.                                                                    CUSIP Numbers.

The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Company will promptly notify the Trustee in writing (which may be by facsimile transmission) of any change in the “CUSIP” numbers.

ARTICLE FOUR

SATISFACTION AND DISCHARGE

SECTION 401.                                                                    Satisfaction and Discharge of Indenture.

This Indenture shall upon Company Request or Guarantor Request cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for, and any right to receive Additional Amounts, as provided in Section 1004), and the Trustee, at the expense of the Company, when

(1)                                  either

(A)                              all Securities theretofore authenticated and delivered and all Coupons, if any, appertaining thereto (other than (i) Coupons appertaining to Bearer Securities surrendered in exchange for Registered Securities and maturing after such exchange, whose surrender is not required or has been waived as provided in Section 305, (ii) Securities and Coupons which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306, (iii) Coupons appertaining to Securities called for redemption and maturing after the relevant Redemption Date, whose surrender has been waived as provided in Section 1106, and (iv) Securities and Coupons for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Security Registrar for cancellation; or

(B)                                all such Securities and, in the case of (i) or (ii) below, any Coupons appertaining thereto not theretofore delivered to the Security Registrar for cancellation

(i)                                     have become due and payable; or

(ii)                                  will become due and payable at their Stated Maturity within one year; or

(iii)                               are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company and the Guarantors, and the Company or any Guarantor, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds, in cash or Government Obligations, in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Securities and Coupons not theretofore delivered to the Security Registrar for cancellation, for principal, premium, if any, and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(2)                                  the Company or any Guarantor has paid or caused to be paid all other sums payable hereunder by the Company with respect to the Outstanding Securities of such series and any Coupons appertaining thereto; and

(3)                                  the Company has delivered to the Trustee a Company Officers’ Certificate and an Opinion of Counsel and each Guarantor has delivered to the Trustee a Guarantor’s Officers’ Certificate, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

In the event there are Securities of two or more series hereunder, the Trustee shall be required to execute an instrument acknowledging satisfaction and discharge of this Indenture only if requested to do so with respect to Securities of such series as to which it is Trustee and if the other conditions thereto are met.

Notwithstanding the satisfaction and discharge of this Indenture with respect to any series of Securities, the rights, privileges and immunities of the Trustee under Article Seven, the obligations of the Company and the Guarantors to the Trustee under Section 606, the obligations of the Company to any Authenticating Agent under Section 613 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Sections 305, 306, 402, 1002 and the last paragraph of Section 1003 shall survive, with respect to the payment of Additional Amounts, if any, with respect to such Securities as contemplated by Section 1004 (but only to the extent that the Additional Amounts payable with respect to such Securities exceed the amount deposited in respect of such Additional Amounts pursuant to Section 401(1)(B)).

SECTION 402.                                                                    Application of Trust Money.

Subject to the provisions of the last paragraph of Section 1003, all money and Government Obligations deposited with the Trustee pursuant to Sections 401 and 403 shall be held in trust and applied by it, in accordance with the provisions of the Securities, the Coupons and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, interest and Additional Amounts, if any, for the payment of which such money and Government Obligations have been deposited with the Trustee; but such money and Government Obligations need not be segregated from other funds except to the extent required by law.

SECTION 403.                                                                    Defeasance and Covenant Defeasance.

(1)                                  Unless pursuant to Section 301, either or both of (i) defeasance of the Securities of or within a series under clause (2) of this Section 403 shall not be applicable with respect to the Securities of such series or (ii) covenant defeasance of the Securities of or within a series under clause (3) of this Section 403 shall not be applicable with respect to the Securities of such series, then such provisions, together with the other provisions of this Section 403 (with such modifications thereto as may be specified pursuant to Section 301 with respect to any Securities), shall be applicable to such Securities and any related Coupons, and the Company may at its option by Company Board Resolution, at any time, with respect to such Securities and any related Coupons, elect to have Section 403(2) or Section 403(3) be applied to such Outstanding Securities and any related Coupons upon compliance with the conditions set forth below in this Section 403.  Unless otherwise specified pursuant to Section 301 with respect to the Securities of any series, defeasance under clause (2) of this Section 403 and covenant defeasance under clause (3) of this Section 403 may be effected only with respect to all, and not less than all, of the Outstanding Securities of any series.  To the extent that the terms of any Security or Coupon appertaining thereto established in or pursuant to this Indenture permit the Company or any Holder thereof to extend the date on which any payment of principal of, or premium, if any, or interest, if any, on, or Additional Amounts, if any, with respect to such Security or Coupon is due and payable, then unless otherwise provided pursuant to Section 301, the right to extend such date shall terminate upon defeasance or covenant defeasance, as the case may be.

(2)                                  Upon the Company’s exercise of the above option applicable to this Section 403(2) with respect to any Securities of or within a series, each of the Company and the Guarantors shall be deemed to have been discharged from its obligations with respect to such Outstanding Securities and any related Coupons and of the Guarantee in respect thereof on the date the conditions set forth in clause (4) of this Section 403 are satisfied (hereinafter, “defeasance”). For this purpose, such defeasance means that the Company and the Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by such Outstanding Securities and any related Coupons, and under the Guarantee in respect thereof, which shall thereafter be deemed to be “Outstanding” only for the purposes of clause (5) of this Section 403 and the other Sections of this Indenture referred to in clauses (i) and (ii) below, and to have satisfied all of its other obligations under such Securities and any related Coupons, and under the Guarantee in respect thereof, and this Indenture insofar as such Securities and any related Coupons and under the Guarantee in respect thereof, are concerned (and the Trustee, at the expense of the Company and the Guarantors, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of such Outstanding Securities and any related Coupons to receive, solely from the trust fund described in clause (4) of this Section 403 and as more fully set forth in such clause, payments in respect of the principal of, premium, if any, and interest and additional interest, if any, on, and Additional Amounts, if any, with respect to, such Securities and any related Coupons when such payments are due, (ii) the obligations of the Company and the Trustee with respect to such Securities under Sections 305, 306, 1002 and 1003 and with respect to the payment of Additional Amounts, if any, on such Securities as contemplated by Section 1004 (but only to the extent that the Additional Amounts payable with respect to such Securities exceed the amount deposited in respect of such Additional Amounts pursuant to Section 403(4)(a) below), (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (iv) Section 402, this Section 403 and Section 404.  The Company may exercise its option under this Section 403(2) notwithstanding the prior exercise of its option under clause (3) of this Section 403 with respect to such Securities and any related Coupons.

(3)                                  Upon the Company’s exercise of the option to have this Section 403(3) apply with respect to any Securities of or within a series, the Company shall be released from its obligations under Sections 1005, 1006 and 1007 and, to the extent specified pursuant to Section 301, any other covenant applicable to such Securities, with respect to such Outstanding Securities and any related Coupons on and after the date the conditions set forth in clause (4) of this Section 403 are satisfied (hereinafter, “covenant defeasance”), and such Securities and any related Coupons shall thereafter be deemed to be not “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with any such covenant, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such covenant defeasance means that, (i) with respect to such Outstanding Securities and any related Coupons, the Company may omit to comply with, and shall have no liability in respect of, any term, condition or limitation set forth in any such Section or such other covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or such other covenant or by reason of reference in any such Section or such other covenant to any other provision herein or in any other document and such omission to comply shall not constitute a default or an Event of Default under Section 501(4) or 501(10) or otherwise, as the case may be, and (ii) the occurrence of any event or condition specified in Section 501(6) shall not constitute an Event of Default with respect to such Outstanding Securities, but, except as specified above, the remainder of this Indenture and such Securities and related Coupons shall be unaffected thereby.

(4)                                  The following shall be the conditions to application of clause (2) or (3) of this Section 403 to any Outstanding Securities of or within a series and any related Coupons:

(a)                                  The Company or any Guarantor shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 607 who shall agree to comply with the provisions of this Section 403 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities and any related Coupons, (1) an amount in Dollars or in such Foreign Currency in which such Securities and any related Coupons are then specified as payable at Stated Maturity, or (2) Government Obligations applicable to such Securities and related Coupons (determined on the basis of the currency in which such Securities and related Coupons are then specified as payable at Stated Maturity) which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal of, premium, if any, and interest and additional interest, if any, on such Securities and any related Coupons, money in an amount, or (3) a combination thereof, in any case, in an amount, sufficient, without consideration of any reinvestment of such principal and interest, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, (y) the principal of, premium, if any, and interest, if any, on and Additional Amounts, if any, with respect to such Outstanding Securities and any related Coupons at the Stated Maturity of such principal or installment of principal or premium or interest and (z) any mandatory sinking fund payments or analogous payments applicable to such Outstanding Securities and any related Coupons on the days on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities and any related Coupons.

(b)                                 Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company or any Guarantor is a party or by which it is bound if the breach, violation or default would have a material adverse effect on the Company or any Guarantor.

(c)                                  Such defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest as defined in the indenture and for purposes of the Trust Indenture Act with respect to any Securities.

(d)                                 Such defeasance or covenant defeasance shall not result in the trust created by this deposit constituting an investment company within the meaning of the Investment Company Act of 1940, unless the trust is registered under that Act as exempt from that registration.

(e)                                  The Company must deliver to the Trustee a Company Officers’ Certificate stating that the deposit was not made with the intent of preferring the Holders of Outstanding Securities over other creditors with the intent of defeating, hindering, delaying or defrauding such creditors or others.

(f)                                    No Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to such Securities and any related Coupons shall have occurred and be continuing on the date of establishment of such trust and, with respect to defeasance only, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

(g)                                 In the case of an election under clause (2) of this Section 403, the Company or any Guarantor shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company or such Guarantor has received from the Internal Revenue Service a letter ruling, or there has been published by the Internal Revenue Service a Revenue Ruling, or (ii) since the date of execution of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of such Outstanding Securities and any related Coupons will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

(h)                                 In the case of an election under clause (3) of this Section 403, the Company or any Guarantor shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Outstanding Securities and any related Coupons will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

(i)                                     The Company or any Guarantor shall have delivered to the Trustee an Opinion of Counsel to the effect that, assuming no intervening bankruptcy of the Company or any Guarantor between the date of deposit and the 91st day following the deposit and assuming that no Holder is an “insider” of the Company under applicable bankruptcy law, after the 91st day after the date of establishment of such trust, all money and Government Obligations (or other property as may be provided pursuant to Section 301) (including the proceeds thereof) deposited or caused to be deposited with the Trustee (or other qualifying trustee) pursuant to this clause (4) to be held in trust will not be subject to the effect of section 547 of the United States Bankruptcy Code or any applicable state bankruptcy, insolvency, reorganization or similar law affecting creditors.

(j)                                     The Company or any Guarantor shall have delivered to the Trustee a Company Officers’ Certificate or a Guarantor’s Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance or covenant defeasance under clause (2) or (3) of this Section 403 (as the case may be) have been complied with.

(k)                                  Notwithstanding any other provisions of this Section 403(4), such defeasance or covenant defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations which may be imposed on the Company or any Guarantor in connection therewith pursuant to Section 301.

Unless otherwise specified in or pursuant to this Indenture or any Security, if, after a deposit referred to in Section 403(4)(a) has been made, (a) the Holder of a Security in respect of which such deposit was made is entitled to, and does, elect pursuant to Section 301 or the terms of such Security to receive payment in a currency other than that in which the deposit pursuant to Section 403(4)(a) has been made in respect of such Security, or (b) a Conversion Event occurs in respect of the Foreign Currency in which the deposit pursuant to Section 403(4)(a) has been made, the indebtedness represented by such Security and any related Coupons shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, premium, if any, and interest, if any, on, and Additional Amounts, if any, with respect to, such Security as the same becomes due out of the proceeds yielded by converting (from time to time as specified below in the case of any such election) the amount or other property deposited in respect of such Security into the currency in which such Security becomes payable as a result of such election or Conversion Event based on (x) in the case of payments made pursuant to clause (a) above, the applicable market exchange rate for such currency in effect on the second Business Day prior to each payment date, or (y) with respect to a Conversion Event, the applicable market exchange rate for such Foreign Currency in effect (as nearly as feasible) at the time of the Conversion Event.

The Company shall pay and indemnify the Trustee (or other qualifying trustee, collectively for purposes of Section 402, the “Trustee”) against any tax, fee or other charge, imposed on or assessed against the Government Obligations deposited pursuant to this Section 403 or the principal or interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of such Outstanding Securities and any related Coupons.

Anything in this Section 403 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request, or any Guarantor, as the case may be, upon a Guarantor Request,  any money or Government Obligations (or other property and any proceeds therefrom) held by it as provided in clause (4) of this Section 403 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect a defeasance or covenant defeasance, as applicable, in accordance with this Section 403.

SECTION 404.                                                                    Reinstatement.

If the Trustee is unable to apply any money or Government Obligations deposited in accordance with Section 40l or Section 403 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and the Guarantors’ obligations under this Indenture and the Securities and Coupons, if any, of such series shall be revived and reinstated as though no deposit had occurred pursuant to Section 401 or Section 403 until such time as the Trustee is permitted to apply all such money in accordance with Section 401 or Section 403; provided, however, that if the Company or any Guarantor has made any payment of principal, premium, if any, or interest on, or any Additional Amounts with respect to any Securities and Coupons of such series because of the reinstatement of its obligations, the Company or such Guarantor shall be subrogated to the rights of the Holders of such series of Securities and Coupons to receive such payment from the money or Government Obligations held by the Trustee.

ARTICLE FIVE

REMEDIES

SECTION 501.                                                                    Events of Default.

“Event of Default”, wherever used herein with respect to Securities of any series, means any of the following events (whatsoever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) unless it is either inapplicable to a particular series or it is specifically deleted or modified in or pursuant to the supplemental indenture, Company Board Resolution or Company Officers’ Certificate establishing such series of Securities or in the form of Security for such series pursuant to this Indenture:

(1)                                  default in the payment of any interest upon or any Additional Amounts payable in respect of any interest on any Security of such series or any related Coupon when such interest or Additional Amounts become due and payable, and continuance of such default for a period of 30 days; or

(2)                                  default in the payment of the principal of or premium, if any, on any Security of such series at its Maturity; or

(3)                                  default in the deposit of any sinking fund payment, when, as and if due by the terms of a Security of that series; or

(4)                                  default in the observance or performance of any covenant or agreement of the Company or any Guarantor on its part to be observed or performed contained in this Indenture (other than a covenant or agreement a default in the performance of which is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of one or more series of Securities other than that series), and continuance of such default or breach for a period of thirty (30) days after there has been given, by registered or certified mail, to the Company and the Guarantors by the Trustee or to the Company, the Guarantors and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(5)                                  the Support Agreement shall have been terminated or revoked or HDI refuses to perform or otherwise breaches any of its obligations therein or thereunder or the Support Agreement or any provision thereof otherwise becomes unenforceable for any reason unless, prior to such termination, revocation, refusal to perform, breach or unenforceability, each of Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”), Moody’s Investor Service, Inc. (“Moody’s”) and any other “nationally recognized statistical rating organization” (as such term is defined for purposes of Rule 436(g)(2) under the Securities Act) then rating the Securities at the Company’s request, has confirmed that the rating assigned to the Securities by such rating agency immediately prior to such termination, revocation, refusal to perform, breach or unenforceability, will not be downgraded as a result of such termination, revocation, refusal to perform, breach or unenforceability of the Support Agreement.

(6)                                  any event of default by the Company, the Guarantors or any of their respective Subsidiaries as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any Indebtedness of the Company, the Guarantors or any of their respective Subsidiaries, as the case may be, whether such Indebtedness now exists or shall hereafter be created, resulting in such Indebtedness in principal amount of at least $25,000,000 becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such acceleration shall not be rescinded or annulled within a period of 30 days after there has been given, by registered or certified mail, to the Company and the Guarantors by the Trustee or to the Company, the Guarantors and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(7)                                  the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or any Guarantor or any of their respective Subsidiaries or, so long as the Support Agreement shall continue to be in full force and effect for the benefit of the Holders of Securities of any series, HDI in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company or any Guarantor or any of their respective Subsidiaries or, so long as the Support Agreement shall continue to be in full force and effect for the benefit of the Holders, HDI bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Guarantor or any of their respective Subsidiaries or, so long as the Support Agreement shall continue to be in full force and effect for the benefit of the Holders, HDI under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Guarantor or any of their respective Subsidiaries or, so long as the Support Agreement shall continue to be in full force and effect for the benefit of the Holders, HDI, or of any substantial part of the property of the Company or any Guarantor or any of their respective Subsidiaries or, so long as the Support Agreement shall continue to be in effect for the benefit of the Holders, HDI or ordering the winding up or liquidation of the affairs of the Company or any Guarantor or any of their respective Subsidiaries or, so long as the Support Agreement shall continue to be in full force and effect for the benefit of the Holders, HDI, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or

(8)                                  the commencement by the Company or any Guarantor or any of their respective Subsidiaries or, so long as the Support Agreement shall continue to be in full force and effect for the benefit of the Holders, HDI of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company or any Guarantor or any of their respective Subsidiaries or, so long as the Support Agreement shall continue to be in full force and effect for the benefit of the Holders, HDI to the entry of a decree or order for relief in respect of it in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by the Company or any Guarantor or any of their respective Subsidiaries or, so long as the Support Agreement shall continue to be in full force and effect for the benefit of the Holders, HDI of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or any Guarantor or any of their respective Subsidiaries or, so long as the Support Agreement shall continue to be in full force and effect for the benefit of the Holders, HDI of any substantial part of their respective property, or the making by it of an assignment for the benefit of creditors, or the admission by the Company or any Guarantor or any of their respective Subsidiaries or, so long as the Support Agreement shall continue to be in full force and effect for the benefit of the Holders, HDI in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any Guarantor, so long as the Support Agreement shall continue to be in effect for the benefit of the Holders, in furtherance of any such action;

(9)                                  final judgment of money in excess of $25,000,000 (not covered by third-party insurance), singularly or in the aggregate, shall be rendered against the Company or any Guarantor or any of their respective Subsidiaries and shall remain undischarged and unstayed for a period (during which execution shall not be effectively stayed) of 60 days after such judgment becomes final; or

(10)                            any other Event of Default provided in or pursuant to this Indenture with respect to Securities of such series.

SECTION 502.                                                                    Acceleration of Maturity: Rescission and Annulment.

If an Event of Default with respect to Securities of any series occurs and is continuing, then either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of that series may declare the principal amount (or, if any of the Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Securities as may be specified in the terms of that series) of all of the Securities of that series, and accrued and unpaid interest and Additional Amounts, if any, thereon to be due and payable immediately, by a notice in writing to the Company and the Guarantors (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) and such accrued and unpaid interest and Additional Amounts, if any, thereon shall become immediately due and payable.

At any time after such a declaration of acceleration with respect to Securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of not less than a majority in principal amount of the Outstanding Securities of that series, by written notice to the Company, the Guarantors and the Trustee, may rescind and annul such declaration and its consequences if

(1)                                  the Company or any Guarantor has paid or deposited with the Trustee a sum sufficient to pay

(A)                              all overdue interest on and any Additional Amounts payable in respect of all Securities of that series,

(B)                                the principal of, and premium, if any, on any Securities of that series which has become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor in such Securities,

(C)                                to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities, and

(D)                               all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(2)                                  all Events of Default with respect to Securities of that series, other than the non-payment of the principal of, any premium and interest on, and any Additional

Amounts with respect to Securities which has become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or, impair any right consequent thereon.

An Event of Default described in paragraph (7) or (8) of Section 501 shall cause the principal amount of (and premium, if any)(or such lessor amount as provided for in the Securities of such series) and accrued and unpaid interest and Additional Amounts, if any, with respect to the Securities of such series to become immediately due and payable without any declaration or other act by the Trustee or any Holder.

SECTION 503.                                                                    Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company and Guarantors covenant with respect to Securities of any series, that if

(1)                                  default is made in payment of any interest on or any Additional Amounts payable in respect of any Security of such series when such interest or Additional Amounts become due and payable and such default continues for a period of 30 days, or

(2)                                  default is made in the payment of the principal of, premium, if any, on, or any Security of such series at the Maturity thereof, or

(3)                                  default is made in the deposit of any sinking fund payment when due by the terms of a security of that series,

the Company or any Guarantor, as the case may be, will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Securities of such series and related Coupons, the whole amount of money then due and payable with respect to such Securities of such series and Coupons for principal, premium, if any, and interest or Additional Amounts, if any, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal, premium, if any, and on any overdue interest or any Additional Amounts, at the rate or rates prescribed therefor in such Securities of such series and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company or the Guarantors fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or the Guarantors or any other obligor upon such Securities of such series and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or the Guarantors or any other obligor upon such Securities of such series , wherever situated.

If an Event of Default occurs and is continuing with respect to Securities of any series, the Trustee may in its discretion proceed to protect and enforce its rights, including the rights of the Holders of Securities of such series and any related Coupons, by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or such Securities or in aid of the exercise of any power granted herein or therein, or to enforce any other proper remedy.

SECTION 504.                                                                    Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or the Guarantors or any other obligor upon the Securities or the property of the Company, the Guarantors or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company or the Guarantors for the payment of any overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(i)                                     to file and prove a claim for the whole amount of principal, premium, if any, and interest and any Additional Amounts owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders of Securities and Coupons allowed in such judicial proceeding, and

(ii)                                  to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such Judicial proceeding is hereby authorized by each Holder of Securities and Coupons to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders of Securities and Coupons, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 606.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Security or Coupon any plan of reorganization, arrangement, adjustment or composition affecting the Securities or Coupons or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder of a Security or Coupon in any such proceeding.

SECTION 505.                                                                    Trustee May Enforce Claims Without Possession of Securities or Coupons.

All rights of action and claims under this Indenture or the Securities or Coupons may be prosecuted and enforced by the Trustee without the possession of any of the Securities or Coupons or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities and Coupons in respect of which such judgment has been recovered.

SECTION 506.                                                                    Application of Money Collected.

Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium, if any, or interest or any Additional Amounts, upon presentation of the Securities or Coupons, or both, as the case may be, and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST:  To the payment of all amounts due the Trustee under Section 606;

SECOND:  To the payment of the amounts then due and unpaid for principal of, premium, if any, and interest or any Additional Amounts payable in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities and Coupons for principal and any premium and interest or any Additional Amounts, respectively; and

THIRD:  The balance, if any, to the Person or Persons entitled thereto.

SECTION 507.                                                                    Limitation on Suits.

No Holder of any Security of any series or any related Coupons shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(1)                                  such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

(2)                                  the Holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made a written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3)                                  such Holders have offered to the Trustee indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

(4)                                  the Trustee for 60 days after its receipt of such request and offer of indemnity has failed to institute any such proceeding; and

(5)                                  no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture (including,

without limitation, the provisions of Section 512) to affect, disturb or prejudice the rights of any other of such Holders (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders), or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

SECTION 508.                                                                    Unconditional Right of Holders to Receive Principal, Premium, Interest and Additional Amounts.

Notwithstanding any other provision in this Indenture, the Holder of any Security or Coupon shall have the right, which is absolute and unconditional, to receive payment of the principal of, premium, if any, and (subject to Sections 305 and 307) any interest on or any Additional Amounts with respect to such Security or such Coupon, as the case may be, on the respective Stated Maturity or Maturities therefor specified in such Security or Coupon (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 509.                                                                    Restoration of Rights and Remedies.

If the Trustee or any Holder of a Security or Coupon has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Guarantors, the Trustee and the Holders of Securities and Coupons shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 510.                                                                    Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or Coupons in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Securities or Coupons is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 511.                                                                    Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Security or Coupon to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders of Securities or Coupons may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of Securities or Coupons, as the case may be.

SECTION 512.                                                                    Control by Holders of Securities.

The Holders of a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series and any Coupons appertaining thereto; provided that

(1)                                  such direction shall not be in conflict with any rule of law or with this Indenture,

(2)                                  the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

(3)                                  the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Responsible Officer or officers of the Trustee, determine that the action so directed would involve the Trustee in personal liability.

SECTION 513.                                                                    Waiver of Past Defaults.

The Holders of not less than a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series and any related Coupons waive any past default or Event of Default hereunder with respect to the Securities of such series and its consequences, except a default

(1)                                  in the payment of the principal of, premium, if any, or interest on or Additional Amounts payable in respect of any Security of such series or Coupons appertaining thereto, or

(2)                                  in respect of a covenant or provision hereof which under Article Ten cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default with respect to such series arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

SECTION 514.                                                                    Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Security or Coupon by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any

Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities of any series, or to any suit instituted by any Holder of any Security or Coupon for the enforcement of the payment of the principal of, premium, if any, or interest on or any Additional Amounts in respect of any Security or the payment of any Coupon on or after the Stated Maturity or Maturities expressed in such Security or Coupon (or, in the case of redemption, on or after the Redemption Date).

SECTION 515.                                                                    Waiver of Usury, Stay or Extension Laws.

Each of the Company and the Guarantors covenants that (to the extent that it may lawfully do so) it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or any other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company and the Guarantors from paying all or any portion of the principal of or premium, if any, or interest, if any, on or Additional Amounts, if any, with respect to any Securities as contemplated herein and therein or which may affect the covenants or the performance of this Indenture; and each of the Company and the Guarantors expressly waive (to the extent that it may lawfully do so) all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE SIX

THE TRUSTEE

SECTION 601.                                                                    Notice of Defaults.

Within 90 days after the occurrence of any default hereunder with respect to the Securities of any series, the Trustee shall transmit in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of, premium, if any, or interest or any Additional Amounts or any sinking fund installment with respect to, any Security of such series, the Trustee shall be protected in withholding such notice of and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of Securities of such series; and provided, further, that in the case of any default of the character specified in Section 501(4) with respect to Securities of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

SECTION 602.                                                                    Certain Rights of Trustee.

Subject to the provisions of Sections 315(a) through 315(d) of the Trust Indenture Act:

(a)                                  the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion,

report, notice, request, direction, consent, order, bond, debenture, note, coupon, other evidence of indebtedness or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)                                 any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order or of a Guarantor mentioned herein shall be sufficiently evidenced by a Guarantor Request or a Guarantor Order or as otherwise expressly provided herein and any resolution of the Company’s Board of Directors may be sufficiently evidenced by a Company Board Resolution or of a Guarantor’s Board of Directors may be sufficiently evidenced by such Guarantor’s Board Resolution;

(c)                                  whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon a Company Officers’ Certificate or, if such matter pertains to a Guarantor, such Guarantor’s Officers’ Certificate;

(d)                                 the Trustee may consult with counsel of its selection and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e)                                  the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities of any series or any related Coupons pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f)                                    the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company and Guarantors, personally or by agent or attorney;

(g)                                 the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h)                                 the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

(i)                                     no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it;

(j)                                     the Trustee shall not be deemed to have notice of any default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

(k)                                  the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder; and

(l)                                     the Trustee may request that the Company deliver a Company Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Company Officers’ Certificate may be signed by any person authorized to sign a Company Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(m)                               The Trustee may, and shall, upon receipt of a written request by Holders of not less than 25% of the aggregate principal amount of the Outstanding Securities and the offer of by such Holders of indemnity satisfactory to the Trustee against the cost, expenses and liabilities to be incurred in compliance with such request, on behalf of the Holders and on its own behalf, enforce the obligations of HDI to HDFS under the Support Agreement only if HDFS has not pursued, or is not pursuing, its rights under the Support Agreement in a prompt or otherwise diligent manner (an “Enforcement Event”). If (1) the Trustee for 60 days after receipt of such request and offer of indemnity has failed to institute such enforcement action, (2) no direction inconsistent with such request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Notes, and (3) a Holder has given written notice of the occurrence of an Enforcement Event, then such Holder of an Outstanding Security shall have the right to enforce the rights of HDFS under the Support Agreement.

SECTION 603.                                                                    Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities, or any document issued in connection with the sale of the Securities (except the Trustee’s certificates of authentication) and in any Coupons shall be taken as the statements of the Company and the Guarantors, and neither the Trustee nor any Authenticating Agent assumes responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities or Coupons, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and, if applicable, that the statements made by it in a Statement of Eligibility on Form T-1 supplied to the Company are true and accurate, subject to the qualifications set forth therein. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Securities or the proceeds thereof or any money paid to the Company or upon the Company’s direction under any provision hereof. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application of any money received by any Paying Agent other than the Trustee, without limiting the application of any other provision of this Indenture.

SECTION 604.                                                                    May Hold Securities.

The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Trustee, the Company or the Guarantors, in its individual or any other capacity, may become the owner or pledgee of Securities and Coupons and, subject to Sections 310(b) and 311 of the Trust Indenture Act, may otherwise deal with the Company and the Guarantors with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or other agent.

SECTION 605.                                                                    Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law and shall be held uninvested. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company or the Guarantors.

SECTION 606.                                                                    Compensation and Reimbursement.

The Company agrees and the Guarantors agree, in each case:

(1)                                  to pay to the Trustee from time to time such compensation as shall be agreed in writing between the Company and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2)                                  except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture or arising out of or in connection with the acceptance or administration of the trust or trusts hereunder (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

(3)                                  to indemnify each of the Trustee and any successor Trustee and its agents, officers, directors and employees for, and to hold them harmless against, any and all loss, liability, damage, claim or expense, including taxes (other than taxes based on the income of the Trustee) incurred without negligence or bad faith on their part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending themselves against any claim (whether asserted by the Company, a Guarantor, a Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder except to the extent that any such loss, liability or expense was due to the Trustee’s negligence or bad faith.

As security for the performance of the obligations of the Company and the Guarantors under this Section 606, the Trustee shall have a lien prior to the Securities of any series upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of, premium, if any, interest, if any, on or Additional Amounts, if any, with respect to, particular Securities or any related Coupons.

The obligations of the Company under this Section 606 to compensate and indemnify the Trustee for expenses, disbursements and advances shall constitute additional Indebtedness under this Indenture and shall survive the resignation or removal of the Trustee, the satisfaction and discharge of this Indenture and any rejection or termination of this Indenture under any applicable bankruptcy law.

If the Trustee incurs expenses or renders services after an Event of Default specified in Section 501(7) or (8) has occurred, those expenses (including the reasonable charges and expenses of its agents and attorneys) and its compensation for services shall be preferred over the status of the Holders in any reorganization or similar proceeding and the parties hereto, and the Holders, by their acceptance of the Securities, hereby agree that such expenses, compensation and indemnity are intended to constitute expenses of administration under any applicable bankruptcy law.

SECTION 607.                                                                    Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee hereunder that is a corporation, organized and doing business under the laws of the United States, eligible under Section 310(a)(1) and (5) of the Trust Indenture Act to act as trustee under the Trust Indenture Act, and that has a combined capital and surplus (computed in accordance with Section 310(a)(2) of the Trust Indenture Act) of at least $50,000,000. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 607, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 608.                                                                    Disqualification, Conflicting Interests.

If the Trustee has or shall acquire any conflicting interest, as defined in Section 310(b) of the Trust Indenture Act, with respect to the Securities of any series, the Trustee shall either eliminate such conflicting interest or resign, to the extent and in the manner provided by, and subject to, Section 310 of the Trust Indenture Act and this Indenture.

SECTION 609.                                                                    Resignation and Removal; Appointment of Successor.

(a)                                  No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 610.

(b)                                 The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company and the Guarantors. If the instrument of acceptance by a successor Trustee required by Section 610 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(c)                                  The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Trustee and to the Company and the Guarantors. If the instrument of acceptance by a successor Trustee required by Section 610 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(d)                                 If at any time:

(1)                                  the Trustee shall fail to comply with the obligations imposed on it under Section 310(b) of the Trust Indenture Act with respect to the Securities of any series after written request therefor by the Company, the Guarantors or by any Holder of a Security who has been a bona fide Holder of a Security of such series for at least six months, or

(2)                                  the Trustee shall cease to be eligible under Section 607 and shall fail to resign after written request therefor by the Company, the Guarantors or by any such Holder, or

(3)                                  the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company, by or pursuant to a Company Order, or the Guarantors, by or pursuant to such Guarantor’s Order may remove the Trustee with respect to all Securities of such series, or (ii) subject to Section 514, any Holder of a Security of such series who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated (including those who have been Holders for less than six months), petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

(e)                                  If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company, by or pursuant to a Company Board Resolution shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and such successor Trustee or Trustees shall comply with the applicable requirements of Section 610. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company, the Guarantors and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 610, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company and the Guarantors. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company and the Guarantors or the Holders of Securities and accepted appointment in the manner required by Section 610, any Holder of a Security who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated (including those who have been Holders for less than six months), petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(f)                                    The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series by mailing written notice of such event by first class mail, postage prepaid, to the Holders of Registered Securities, if any, of such series as their names and addresses appear in the Security Register and, if Securities of such series are issued as Bearer Securities, by publishing notice of such event once in an Authorized Newspaper in each Place of Payment located outside the United States. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

(g)                                 In no event shall any retiring Trustee be liable for the acts or omissions of any successor Trustee hereunder.

SECTION 610.                                                                    Acceptance of Appointment by Successor.

(a)                                  In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company, the Guarantors and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company, the Guarantors or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

(b)                                 In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the Guarantors, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees as co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and that no Trustee shall be responsible for any notice given to, or received by, or any act or failure to act on the part of any other Trustee hereunder; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein, such retiring Trustee shall have no further responsibility for the exercise of rights and powers or for the performance of the duties and obligations vested in the Trustee under this Indenture with respect to the Securities of that or those series to which the appointment of such successor Trustee relates other than as hereinafter expressly set forth, and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company, any Guarantor or any successor Trustee, such retiring Trustee shall upon payment of all amounts owed it hereunder, duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

(c)                                  Upon request of any such successor Trustee, the Company and the Guarantors shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

(d)                                 No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 611.                                                                    Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 612.                                                                    Preferential Collection of Claims Against the Company and the Guarantors.

If and when the Trustee shall be or become a creditor of the Company or any Guarantor (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of Section 311 of the Trust Indenture Act regarding the collection of claims against the Company or such Guarantor (or any such other obligor).

SECTION 613.                                                                    Appointment of Authenticating Agent.

The Trustee may, with the consent of the Company and the Guarantors, appoint an Authenticating Agent or Authenticating Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon original issue or upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 306, and if the Trustee is required to appoint one or more Authenticating Agents with respect to any series of Securities, to authenticate Securities of such series upon original issuance and to take such other actions as are specified in Sections 303, 304 and 309, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Notwithstanding anything to the contrary in this Section 613 or in any other Section of this Indenture, an Authenticating Agent shall not be authorized to authenticate Securities constituting the first issuance of Securities of any series until and unless the requirements of Section 301 hereof have been, or are concurrently therewith being, complied with.

Each Authenticating Agent shall be acceptable to the Company and the Guarantors, and except as specified by Section 301, each Authenticating Agent shall at all times be a corporation that would be permitted by Section 310(a) (1) and (5) of the Trust Indenture Act to be able to act as a trustee under an indenture qualified under the Trust Indenture Act, is authorized under applicable law and by its charter to act as such and that has a combined capital and surplus (computed in accordance with Section 310(a) (2) of the Trust Indenture Act) of not less than $50,000,000. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section. If the Authenticating Agent has or shall acquire any conflicting, interest, as defined in Section 310(b) of the Trust Indenture Act, with respect to Securities of any series, the Authenticating Agent shall take action as is required pursuant to said Section 310(b).

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party or any corporation succeeding to all or substantially all the corporate agency or corporate trust business of such Authenticating Agent, shall continue to be an Authenticating Agent; provided, that such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or such Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee, the Guarantors and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent, the Guarantors and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and the Guarantors and shall (i) mail written notice of such appointment by first class mail, postage prepaid, to all Holders of Registered Securities, if any, of the series with respect to which such Authenticating Agent will serve, as their names and addresses appear in the Security Register, and (ii) if Securities of the series are issued as Bearer Securities, publish notice of such appointment at least once in an Authorized Newspaper in the place where such successor Authenticating Agent has its principal office if such office is located outside the United States. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Company and the Guarantors agree to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

BNY MIDWEST TRUST COMPANY
as Trustee

By:
As Authenticating Agent

By:
Authorized Signatory

If all of the Securities of a series may not be originally issued at one time, and if the Trustee does not have an office capable of authenticating Securities upon original issuance located in a Place of Payment where the Company wishes to have Securities of such series authenticated upon original issuance, the Trustee, if so requested by the Company in writing (which writing need not comply with Section 102 and need not be accompanied by an opinion of Counsel), shall appoint in, accordance with this Section an Authenticating Agent having an office in a Place of Payment designated by the Company with respect to such series of Securities.

ARTICLE SEVEN

HOLDERS’ LISTS AND REPORTS BY TRUSTEE, COMPANY AND GUARANTORS

SECTION 701.                                                                    Company to Furnish Trustee Names and Addresses of Holders.

In accordance with Section 312(a) of the Trust Indenture Act, the Company will furnish or cause to be furnished to the Trustee:

(a)                                  semiannually, on dates mutually acceptable to the Trustee and the Company, a list, in such form as the Trustee may reasonably require, the names and addresses of the Holders of Securities as of a date mutually acceptable to the Trustee and the Company, and

(b)                                 at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content, such list to be dated as of a date not more than 15 days prior to the time such list is furnished;

notwithstanding the foregoing, so long as the Trustee is the Security Registrar with respect to a particular series of Securities, no such list shall be required to be furnished in respect of such series.

SECTION 702.                                                                    Preservation of Information; Communications to Holders.

The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.

Every Holder of Securities or Coupons, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company, the Guarantors, the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Securities in accordance with Section 312 of the Trust Indenture Act, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 312(b) of the Trust Indenture Act.

SECTION 703.                                                                    Reports by Trustee.

(a)                                  Within 60 days after May 15 of each year commencing with the year following the first issuance of Securities pursuant to Section 301, if required by Section 313(a) of the Trust Indenture Act, the Trustee shall transmit pursuant to Section 313(c) of the Trust Indenture Act, a brief report dated as of such May 15 with respect to any of the events specified in said Sections, 313(a) and 313(b)(2) which may have occurred since the later of the immediately preceding May 15 and the date of this Indenture.

(b)                                 The Trustee shall transmit the reports required by Section 313(a) of the Trust Indenture Act at the times specified therein.

(c)                                  Reports pursuant to this Section shall be transmitted in the manner and to the Persons required by Sections 313(c) and (d) of the Trust Indenture Act.

(d)                                 A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange, if any, upon which the Securities are listed and with the Company. The Company will promptly notify the Trustee in writing when the Securities are listed on any stock exchange and of any delisting thereof.

SECTION 704.                                                                    Reports by Company and the Guarantors.

(a)                                  The Company and each Guarantor, as applicable, pursuant to Section 314(a) of the Trust Indenture Act, shall:

(1)                                  file with the Trustee, within 15 days after the Company or any Guarantor, as the case may be, is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company or such Guarantor, as the case may be, may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company or any Guarantor, as the case may be, is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the Commission, to the extent required by and in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a Security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(2)                                  unless the Company and the Guarantors furnish information to the Commission in accordance with Rule 12g3-2(b) under or pursuant to Section 13 or 15(d) of the Exchange Act, the Company and the Guarantors shall promptly furnish or cause to be furnished such information as is specified pursuant to Rule 144(d)(4) under the Securities Act (or any successor provision thereto) to any Holder or beneficial owner of a Security or to a prospective purchaser of a Security who is designated by such Holder or beneficial owner and is a qualified institutional buyer (as defined in Rule 144A), upon the request of such Holder or beneficial owner or prospective purchaser, in order to permit compliance by such Holder or beneficial owner with Rule 144A under the Securities Act.;

(3)                                  file with the Trustee and the Commission, to the extent required by and in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company or any Guarantor, as the case may be, with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations;

(4)                                  transmit within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, such summaries of any information, documents and reports required to be filed by the Company or any Guarantor pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission; and

(5)                                  transmit within 30 days after May 15 of each year to the Trustee, a brief certificate from the principal executive officer, principal financial officer, principal accounting officer, treasurer or controller of the Company and each Guarantor as to his or her knowledge of such obligor’s compliance with all conditions and covenants under the Indenture as determined without regard to any period of grace or requirement of notice provided under the Indenture;

(6)                                  as soon as available and in any event within 120 days after the end of the fiscal year of HDFS, a copy of HDFS’ Consolidated balance sheet as of the end of HDFS’ fiscal year and Consolidated statements of income, cash flows and changes in shareholders’ equity of HDFS for such fiscal year, accompanied by an opinion by Ernst & Young LLP or other nationally recognized firm of independent public accountants having been prepared in accordance with GAAP;

(7)                                  as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of HDFS, the unaudited Consolidated balance sheet of HDFS as of the end of such quarter and unaudited Consolidated statements of income, cash flows and changes in shareholders’ equity of HDFS for such quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter; and

(8)                                  as soon as possible, and in any event within five days after the occurrence of each Event of Default (or an event that, with the passage of time or the giving of notice, or both, would become an Event of Default) continuing on the date of such statement, a statement of the chief financial officer of the Company and the Guarantors setting forth details of such Event of Default or event and the action that the Company or the Guarantors have taken and proposes to take with respect thereto.

(b)                                 Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s or any Guarantor’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Company Officers’ Certificates or any Guarantor’s Officers’ Certificate).

ARTICLE EIGHT

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 801.                                                                    Company May Consolidate, Etc., Only on Certain Terms.

The Company shall not merge or consolidate with or into any other Person or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person, unless:

(1)                                  either (A) the Company shall be the continuing Person (in the case of a merger), or (B) the successor Person (if other than the Company) formed by such consolidation or into which the Company is merged or which acquires by sale, assignment, transfer, lease or other conveyance all or substantially all the properties and assets of the Company shall be a corporation organized and existing under the laws of the United States and shall expressly assume, by an indenture (or indentures, if at such time there is more than one Trustee) supplemental hereto, executed by such successor corporation and the Guarantors and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of, premium, if any, and interest on, and any Additional Amounts with respect to, all the Outstanding Securities and the due and punctual performance and observance of every obligation in this Indenture and the Outstanding Securities on the part of the Company to be performed or observed;

(2)                                  at the time of such proposed transaction and immediately after giving effect to such transaction and treating any Indebtedness which becomes an obligation of the Company and the Guarantors as a result of such transaction as having been incurred by the Company at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(3)                                  the Guarantees shall remain in full force and effect; and

(4)                                  either the Company or the successor Person shall have delivered to the Trustee a Company Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with. No such consolidation, merger, conveyance, transfer or lease shall be permitted by this Section unless prior thereto each Guarantor shall have delivered to the  Trustee a Guarantor’s Officers’ Certificate and an Opinion of  Counsel, each stating that such Guarantor’s obligations hereunder shall remain in full force and effect thereafter.

SECTION 802.                                                                    Successor Person Substituted for Company.

Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company as an entity or substantially as an entirety in accordance with Section 801, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be released from all obligations and covenants under this Indenture and the Securities and Coupons.

SECTION 803.                                                                    Each Guarantor May Consolidate, Etc., Only on Certain Terms.

Each Guarantor shall not consolidate with or merge into any other Person (whether or not affiliated with such Guarantor), or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any other Person (whether or not affiliated with such Guarantor), unless:

(1)                                  either (A) such Guarantor shall be the continuing Person (in the case of a merger), or (B) the successor Person (if other than such Guarantors) formed by such consolidation or into which such Guarantor is merged or which acquires by sale, assignment, transfer, lease or other conveyance all or substantially all the properties and assets of such Guarantor shall be a corporation organized and existing under the laws of the United States and shall expressly assume, by an indenture (or indentures, if at such time there is more than one Trustee) supplemental hereto, executed by such successor corporation and the Company and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of, premium, if any, and interest on, and any Additional Amounts with respect to, all the Outstanding Securities and the due and punctual performance and observance of every obligation in this Indenture and the Guarantees on the part of such Guarantor to be performed or observed;

(2)                                  immediately after giving effect to such transaction, no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing;

(3)                                  the Guarantees (other than the Guarantee of such Guarantor (subject to clause 803(1) hereof)) shall remain in full force and effect; and

(4)                                  either such Guarantor or the successor Person shall have delivered to the Trustee a Guarantor’s Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with. No such consolidation, merger, conveyance, transfer or lease shall be permitted by this Section unless prior thereto each Guarantor shall have delivered to the Trustee a Guarantor’s Officers’ Certificate and an Opinion of

Counsel, each stating that such Guarantor’s obligations hereunder shall remain in full force and effect thereafter.

SECTION 804.                                                                    Successor Person Substituted for a Guarantor.

Upon any consolidation or merger or any conveyance, transfer or lease of all or substantially all of the properties and assets of any Guarantor to any Person in accordance with Section 803, the successor Person formed by such consolidation or into which such Guarantor is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, such Guarantor under this Indenture with the same effect as if such successor Person had been named a Guarantor herein, and thereafter, except in the case of a lease to another Person, the predecessor Person shall be released from all obligations and covenants under this Indenture.

ARTICLE NINE

SUPPLEMENTAL INDENTURES

SECTION 901.                                                                    Supplemental Indentures Without Consent of Holders.

Without the consent of any Holders of Securities or Coupons, the Company, when authorized by or pursuant to a Company Board Resolution, the Guarantors, when authorized by or pursuant to a Guarantor’s Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto for any of the following purposes:

(1)                                  to evidence the succession of another Person to the Company or a Guarantor, and the assumption by any such successor of the covenants of the Company or such Guarantor herein and in the Securities; or

(2)                                  to add to the covenants of the Company or a Guarantor for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company or a Guarantor with respect to all or any series of the Securities; or

(3)                                  to add any additional Events of Default with respect to all or any series of the Securities (and, if such Event of Default is applicable to less than all series of Securities, specifying the series to which such Event of Default is applicable); or

(4)                                  to add to or change any of the provisions of this Indenture to provide that Bearer Securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of, premium, if any, or interest on Bearer Securities, to permit Bearer Securities to be issued in exchange for Registered Securities, to permit Bearer Securities to be issued in exchange for Bearer Securities of other authorized denominations or to permit or facilitate the issuance of Securities in uncertificated form; provided, that any such action shall not adversely affect the interests of the Holders of Securities of any series or any related Coupons in any material respect; or

(5)                                  to establish the form or terms of Securities of any series and any related Coupons as permitted by Sections 201 and 301; or

(6)                                  to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 610(b); or

(7)                                  to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make or amend any other provisions with respect to matters or questions arising under this Indenture; provided, that such other provisions as may be made shall not adversely affect the interests of the Holders of Securities of any series or any related Coupons in any material respect; or

(8)                                  to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary or helpful to effect the qualification of the Indenture under the Trust Indenture Act and to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary or helpful to conform to any mandatory or optional provisions of the Trust Indenture Act as the same may from time to time be amended; or

(9)                                  to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of Securities, as herein set forth; or

(10)                            to modify, eliminate or add to the provisions of any Security to allow for such Security to be held in certificated form by the Holder thereof; or

(11)                            to secure the Securities of the applicable series; or

(12)                            to amend or supplement any provision contained herein or in any supplemental indenture or in any Securities (which amendment or supplement may apply to one or more series of Securities or to one or more Securities within any series as specified in such supplemental indenture or indentures), provided that such amendment or supplement does not apply to any Outstanding Security issued prior to the date of such supplemental indenture and entitled to the benefits of such provision; or

(13)                            to modify, delete or add to any of the provisions of this Indenture other than as contemplated by clauses (1) through (10) of this Section, provided that any such modification, deletion or addition shall become effective only with respect to series of Securities established pursuant to Section 301 after the effective date of such modification, deletion or addition; or

(14)                            to add to or change any of the provisions of this Indenture in connection with the issuance of any Bearer Securities to comply with United States federal income tax provisions relating to the deductibility of interest.

Any amendment described in clause (7) above made solely to conform this Indenture to the final offering memorandum provided to investors in connection with the offering of the Securities by the Company and the Guarantors will not be deemed to materially and adversely affect the interests of the Holders of Securities of any series or any related Coupons.

SECTION 902.                                                                    Supplemental Indentures with Consent of Holders.

With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series (voting together as a single class) affected by such supplemental indenture, by Act of said Holders delivered to the Company, the Guarantors and the Trustee, the Company (when authorized by or pursuant to a Company Board Resolution) each Guarantor (when authorized by or pursuant to a Guarantor’s Board Resolution) and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series and any related Coupons under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

(1)                                  change the Stated Maturity of the principal of, or premium, if any, or any installment of interest, if any, on, or any Additional Amounts, if any, with respect to, any Security, or reduce the principal amount thereof or the rate (or modify the calculation of such rate) of interest thereon, or reduce any Additional Amounts payable with respect thereto or any premium payable upon the redemption thereof or otherwise, or change the obligation of the Company to pay Additional Amounts pursuant to Section 1004 (except as contemplated by Section 801(1) and permitted by Section 901(1)), or reduce the amount of the principal of any Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502 or the amount thereof provable in bankruptcy pursuant to Section 504, or change the Place of Payment where or the coin or currency in which the principal of, any premium or interest on, or any Additional Amounts with respect to any Security is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date) in each case as such Stated Maturity, Redemption Date or date for repayment may, if applicable, be extended in accordance with the terms of such Security or any Coupon appertaining thereto; or

(2)                                  reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or reduce the requirements of Section 1304 for quorum or voting; or

(3)                                  modify any of the provisions of this Section, Section 513 or Section 1010, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

It shall not be necessary for any Act of Holders of Securities under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 903.                                                                    Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall receive, and (subject to Section 315 of the Trust Indenture Act) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture,  a Company Officers’ Certificate and a Guarantor’s Officers’ Certificate of each Guarantor stating that all conditions precedent to the execution of such supplemental indenture have been fulfilled. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties, immunities or liabilities under this Indenture or otherwise.

SECTION 904.                                                                    Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder and of any Coupons appertaining shall be bound thereby.

SECTION 905.                                                                    Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

SECTION 906.                                                                    Reference in Securities to Supplemental Indentures.

Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Company, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company and the Guarantors shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee, the Company and the Guarantors, to any such supplemental indenture may be prepared and executed by the Company and authenticated delivered by the Trustee or an Authenticating Agent in exchange for Outstanding Securities of such series.

ARTICLE TEN

COVENANTS

SECTION 1001.                                                              Payment of Principal, Premium and Interest.

The Company covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay the principal of, premium, if any, and interest on or any Additional Amounts payable in respect of the Securities of that series in accordance with the terms of the Securities, any Coupons appertaining thereto and this Indenture. Unless otherwise specified as contemplated by Section 301 with respect to any series of Securities; any interest due on and any Additional Amounts payable in respect of Bearer Securities other than Additional Amounts, if any, payable as provided in Section 1004 in respect of principal of, premium, if any, on such Security shall be payable only upon presentation and surrender of the several Coupons for such interest installments as are evidenced thereby as they severally mature.

SECTION 1002.                                                              Maintenance of Office or Agency.

The Company and the Guarantors will maintain in each Place of Payment for such series (but not Bearer Securities, except as otherwise provided below, unless such Place of Payment is located outside the United States) an office or agency where Securities of that series may be presented or surrendered for payments, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company or the Guarantors in respect of the Securities of that series and this Indenture may be served. If Securities of a series are issuable as Bearer Securities, the Company and the Guarantors will maintain, subject to any laws or regulations applicable thereto, in a Place of Payment for that series located outside the United States, an office or agency where Securities of that series and related Coupons may be presented and surrendered for payment (including payment of any Additional Amounts payable on Securities of that series pursuant to Section 1004); provided, however, that if the Securities of that series are listed on The Stock Exchange of the United Kingdom and the Republic of Ireland, the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, the Company and the Guarantors will maintain a Paying Agent for the Securities of that series in London, Luxembourg or any other required city located outside the United States, as the case may be, so long as the Securities of that series are listed on such exchange. The Company and the Guarantors will give prompt written notice to the Trustee and the Holders of such series of the location, and any change in the location, of any such office or agency. If at any time the Company and the Guarantors shall fail to maintain any such required office or agency in respect of any series of Securities or shall fail to furnish the Trustee with the address thereof, such presentations and surrenders of Securities of that series may be made and notices and demands may be made or served at the Corporate Trust Office of the Trustee, except that Bearer Securities of that series and the related Coupons may be presented and surrendered for payment (including payment of any Additional Amounts payable on Bearer Securities of that series pursuant to Section 1004) at the place specified for that purpose pursuant to Section 301, and the Company and the Guarantors hereby appoints the same as its agent to receive such respective presentations, surrenders, notices and demands.

Except as otherwise specified or contemplated by Section 301, no payment of principal, premium or interest on Bearer Securities shall be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States; provided, however, that, if the Securities of a series are denominated and payable in Dollars, payment of principal of, premium, if any, and interest on any Bearer Security (including any Additional Amounts payable on Securities of such series pursuant to Section 1004) may be made at the office of the Company’s or the Guarantors’ Paying Agent in the Borough of Manhattan, The City of New York, if (but only if) payment in Dollars of the full amount of such principal, premium, interest or Additional Amounts, as the case may be, at all offices or agencies outside the United States maintained for that purpose by the Company or the Guarantors in accordance with this Indenture is illegal or effectively precluded by exchange controls or other similar restrictions.

The Company and the Guarantors may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company or the Guarantors of its obligation to maintain an office or agency in accordance with the requirements set forth above for Securities of any series for such purposes. The Company or the Guarantors will give prompt written notice to the Trustee and the Holders of such series of any such designation or rescission and of any change in the location of any such other office or agency.

Unless otherwise provided in or pursuant to this Indenture, the Company hereby designates the Borough of Manhattan, the City of New York as a Place of Payment for each series of Securities, initially appoints the Corporate Trust Office of the Trustee in the Borough of Manhattan, the City of New York as the Company’s Office or Agency in the Borough of Manhattan, The City of New York for such purpose and initially appoints the Trustee as the  Security Registrar for each series of Securities. The Company may subsequently appoint a different Office or Agency in the Borough of Manhattan, The City of New York and, as provided in Section 305, may remove and replace from time to time the Security Registrar.

SECTION 1003.                                                              Money for Securities Payments to Be Held in Trust.

If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of, premium, if any, or interest on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum in the currency or currencies, currency unit or units or composite currency or currencies in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series) sufficient to pay the principal, premium, if any, interest or Additional Amounts, as the case may be, so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company and the Guarantors shall have one or more Paying Agents for any series of Securities, it will, on or before each due date of the principal of, premium, if any, or interest on or any Additional Amounts with respect to any Securities of that series, deposit with a Paying Agent a sum (in the currency or currencies, currency unit or units or composite currency or currencies described in the preceding paragraph) sufficient to pay the principal, premium, if any, interest and additional Amounts so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company and the Guarantors will promptly notify the Trustee of its action or failure so to act.

The Company and the Guarantors will cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(1)                                  hold all sums held by it for the payment of the principal of, premium, if any, interest on or Additional Amounts with respect to Securities of that series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(2)                                  give the Trustee notice of any default by the Company or the Guarantors (or any other obligor upon the Securities of that series) in the making of any payment of principal of, premium, if any, or interest on the Securities of that series and, if so, the amount of such defaulted payment; and

(3)                                  at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company or the Guarantors may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order or Guarantor Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Except as otherwise provided hereby or pursuant hereto, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on or Additional Amounts with respect to any Security of any series or any related Coupon and remaining unclaimed for two years after such principal, premium, if any, or interest or Additional Amount has become due and payable shall be paid to the Company on Company Request, (or if deposited by any Guarantor, paid to such Guarantor on Guarantor Request), or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security or any Coupon appertaining thereto shall thereafter, as an unsecured general creditor, look only to the Company and the Guarantors for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense and at the direction of the Company or a Guarantor in the case of Bearer Securities cause to be published once, in an Authorized Newspaper in each Place of Payment, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company or the Guarantors, as the case may be.

SECTION 1004.                                                              Additional Amounts.

If the Securities of a series provide for the payment of Additional Amounts, the Company and the Guarantors will pay to the Holder of any Security of such series or any Coupon appertaining thereto Additional Amounts as provided therein. Whenever in this Indenture there is mentioned, in any context, the payment of the principal of or any premium or interest on, or in respect of, any Security of any series or payment of any related Coupon or the net proceeds received on the sale or exchange of any Security of any series, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

Except as otherwise provided herein or pursuant hereto, if the Securities of a series provide for the payment of Additional Amounts, at least 10 days prior to the first Interest Payment Date with respect to that series of Securities (or if the Securities of that series will not bear interest prior to Maturity, the first day on which a payment of principal and any premium is made), and at least 10 days prior to each date of payment of principal and any premium or interest if there has been any change with respect to the matters set forth in the below-mentioned officers’ certificates, the Company or the Guarantors, as the case may be, will furnish the Trustee and the principal Paying Agent or Paying Agents, if other than the Trustee, with a Company Officers’ Certificate or a Guarantor’s Officers’ Certificate, as the case may be, instructing the Trustee and such Paying Agent or Paying Agents whether such payment of principal of and any premium or interest on the Securities of that series shall be made to Holders of Securities of that series or any related Coupons who are United States Aliens without withholding for or on account of any tax, assessment or other governmental charge described in the Securities of that series. If any such withholding shall be required, then such Company Officers’ Certificate or Guarantor’s Officers’ Certificate, as the case may be, shall specify by country the amount, if any, required to be withheld on such payments to such Holders of Securities or Coupons and the Company will pay to such Paying Agent the Additional Amounts required by the terms of such Securities. The Company and the Guarantors covenant to indemnify the Trustee and any Paying Agent for, and to hold them harmless against any loss, liability or expense reasonably incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Company Officers’ Certificate or Guarantor’s Officers’ Certificate furnished pursuant to this Section.

SECTION 1005.                                                              Limitation on Liens.

The Company and the Guarantors will not, nor will they permit any Subsidiary to issue or assume any Indebtedness secured by a Lien upon any Property (now owned or hereinafter acquired) of the Company or the Guarantors or any Subsidiary without in any such case effectively providing concurrently with the issuance or assumption of any such Indebtedness that all of the Securities of any applicable series outstanding (together with, if the Company or the Guarantors shall so determine, any other Indebtedness of the Company or the Guarantors or any Subsidiary ranking equally with the applicable series of Securities then existing or thereafter created) shall be secured equally and ratably with such Indebtedness. The restrictions set forth in the immediately preceding sentence will not, however, apply if the aggregate amount of Indebtedness issued or assumed by the Company, the Guarantors or the Subsidiaries and so secured by Liens, together with all other Indebtedness of the Company, the Guarantors or the Subsidiaries which (if originally issued or assumed at such time) would otherwise be subject to such restrictions, but not including Indebtedness permitted to be secured under clauses (i) through (xiii) of the immediately following paragraph, does not at the time exceed 15 % of the Consolidated Net Tangible Assets.

The restrictions set forth above shall not apply to Indebtedness secured by:

(i)                                     Liens existing on the date of the original issuance of the applicable series of Securities;

(ii)                                  Liens on any Property of any company existing at the time such company becomes a Subsidiary, which Liens are not created in contemplation of such company becoming a Subsidiary;

(iii)                               Liens on any Property existing at the time such Property is acquired by the Company, any Guarantor or a Subsidiary, or Liens to secure the payment of all or any part of the purchase price of such Property upon the acquisition of such Property by the Company, any Guarantor or a Subsidiary or to secure any Indebtedness incurred prior to, at the time of, or within 180 days after, the later of the date of acquisition of such Property and the date such Property is placed in service, for the purpose of financing all or any part of the purchase price thereof, or Liens to secure any Indebtedness incurred for the purpose of financing the cost to the Company, any Guarantor or a Subsidiary of improvements to such acquired Property or to secure any Indebtedness incurred for the purpose of financing all or any part of the purchase price of the cost of construction of the Property subject to such Liens;

(iv)                              Liens securing any Indebtedness of a Subsidiary owing to the Guarantors or to another Subsidiary;

(v)                                 Liens created in connection with a securitization or other asset-based financing;

(vi)                              Liens with respect to the payment of taxes, assessments or governmental charges in all cases which are not yet due or which are being contested in good faith;

(vii)                           statutory Liens of landlords and Liens of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other similar Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith;

(viii)                        Liens incurred or deposits made in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money), surety, appeal and performance bonds;

(ix)                                Liens arising with respect to zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar charges or encumbrances on the use of real property which do not interfere with the ordinary conduct of the business of the Company, the Guarantors or any of their Subsidiaries;

(x)                                   Liens of attachment or judgment with respect to judgments, writs or warrants of attachment, or similar process against the Company, any Guarantor or any Subsidiary;

(xi)                                Liens arising from leases, subleases or licenses granted to others which do not interfere in any material respect with the business of the Company, the Guarantors or any Subsidiary;

(xii)                             any interest or title of the lessor in the Property subject to any operating lease entered into by the Company, any Guarantor or any Subsidiary in the ordinary course of business;

(xiii)                          Liens, if any, in connection with any sale/leaseback transaction; and

(xiv)                         any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in the foregoing clauses (i) - (xiii); provided, however, that such new Lien is limited to the Property which was subject to the prior Lien immediately before such extension, renewal or replacement, and provided, further, that the principal amount of Indebtedness secured by the prior Lien immediately before such extension, renewal or replacement is not increased.

SECTION 1006.                                                              Existence.

Subject to Article Eight, the Company and each of the Guarantors will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence,

rights (charter and statutory) and franchises; provided, however, that the Company or the Guarantors shall not be required to preserve any such right or franchise if the Company’s Board of Directors or the applicable Guarantor’s Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of its respective businesses and that the loss thereof is not disadvantageous in any material respect to any Holder.

SECTION 1007.                                                              Payment of Taxes and Other Claims.

The Company and each of the Guarantors will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company, each of the Guarantors or any of their respective subsidiaries or upon the income, profits or property of the Company, the Guarantors or any of their respective subsidiaries, and (2) all lawful claims for labor, materials and supplies which, if unpaid, may by law become a Lien upon the property of the Company, the Guarantors or any of their respective subsidiaries (other than Liens permitted by Section 1005); provided, however, that neither the Company nor either of the Guarantors shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (or any interest, penalties or fines realting thereto) whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

SECTION 1008.                                                              Change in Nature of Business.

Neither the Company nor any Guarantor will make any material change in the nature of their business as carried on at the initial date of the issuance of the Securities.

SECTION 1009.                                                              Accounting Changes.

Neither the Company nor any Guarantor will make or permit, or permit any of its Subsidiaries to make or permit, any change in accounting policies or reporting practices, except as required or permitted by GAAP.

SECTION 1010.                                                              Waiver of Certain Covenants.

The Company or the Guarantors may omit in any particular instance to comply with any term, provision or condition set forth in Sections 1002 to 1009, inclusive, with respect to the Securities of any series if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company or the Guarantors and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

SECTION 1011.                                                              Calculation of Original Issue Discount.

The Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount, if any (including daily rates and accrual periods), accrued on Outstanding Securities as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.

ARTICLE ELEVEN

REDEMPTION OF SECURITIES

SECTION 1101.                                                              Applicability of Article.

Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise provided herein or therein pursuant hereto) in accordance with this Article.

SECTION 1102.                                                              Election to Redeem; Notice to Trustee.

The election of the Company to redeem any Securities shall be evidenced by either a Company Board Resolution or a Company Officers’ Certificate. In the case of any redemption at the election of the Company of Securities of any series, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities of such series to be redeemed. In the case of any redemption of Securities (i) prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, or (ii) pursuant to an election of the Company which is subject to a condition specified in the terms of such Securities, the Company shall furnish the Trustee with a Company Officers’ Certificate evidencing compliance with such restriction or condition.

SECTION 1103.                                                              Selection by Trustee of Securities to Be Redeemed.

If less than all the Securities of any series with identical terms and conditions are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, by lot or by such other method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities of that series or any integral multiple thereof) of the principal amount of Registered Securities of such series of a denomination larger than the minimum authorized denomination for Securities of that series. Notwithstanding the preceding sentence, if the list of Holders of Securities of any series to be redeemed is maintained by computer or other data processing equipment by a Security Registrar, a Paying Agent or another Person authorized to maintain such a list under this Indenture, the Trustee may, and if reasonably requested by the Company shall, utilize the computer or data processing equipment of such Security Registrar, Paying Agent or other authorized Person for the purpose of determining by lot or by such other method as the Trustee shall deem fair and appropriate the Securities to be redeemed. No partial redemption shall reduce the portion of the principal amount of a Registered Security of a series not redeemed to less than the minimum denominations for a Security of such series established herein pursuant hereto.

The Trustee shall promptly notify the Company and the Security Registrar (if other than itself) in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

SECTION 1104.                                                              Notice of Redemption.

Notice of redemption shall be given in the manner provided in Section 106 to the Holders of Securities to be redeemed not less than 30 nor more than 60 days prior to the Redemption Date unless a shorter period is specified pursuant to Section 301 with respect to the Securities to be redeemed.

Failure to give notice by mailing in the manner herein provided to the Holder of any Registered Securities designated for redemption as a whole or in part, or any defect in the notice to any such Holder, shall not affect the validity of the proceedings for the redemption of any other Securities or portion thereof.

Any notice that is mailed to the Holder of any Registered Securities in the manner herein provided shall be conclusively presumed to have been duly given, whether or not such Holder receives the notice.

All notices of redemption shall identify the Securities to be redeemed and state:

(1)                                  the Redemption Date,

(2)                                  the Redemption Price,

(3)                                  if less than all the Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Securities to be redeemed,

(4)                                  in case any Security is to be redeemed in part only, the notice which relates to such Security shall state that on and after the Redemption Date, upon surrender of such Security, the Holder of such Security will receive, without charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed,

(5)                                  that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon and Additional Amounts, if any, will cease to accrue on and after said date,

(6)                                  the place or places where such Securities, together in the case of Bearer Securities with all Coupons appertaining thereto, if any, maturing after the Redemption Date, are to be surrendered for payment of the Redemption Price,

(7)                                  that the redemption is for a sinking fund, if such is the case,

(8)                                  that, unless otherwise specified in such notice, Bearer Securities of any series, if any, surrendered for redemption must be accompanied by all Coupons maturing subsequent to the date fixed for redemption or the amount of any such missing Coupon or Coupons will be deducted from the Redemption Price, unless security or indemnity satisfactory to the Company, the Trustee and any Paying Agent is furnished,

(9)                                  if Bearer Securities of any series are to be redeemed and no Registered Securities of such series are to be redeemed, and if such Bearer Securities may be exchanged for Registered Securities not subject to redemption on the Redemption Date pursuant to Section 305 or otherwise, the last date, as determined by the Company, on which such exchanges may be made, and

(10)                            the CUSIP number or the Euroclear or Clearstream, Luxembourg reference numbers of the Securities to be so redeemed, if any.

A notice of redemption published as contemplated by Section 106 need not identify particular Registered Securities to be redeemed.

Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company, in which event the Company shall provide the Trustee with the information required by Clauses (1) through (10) above.

If at the time notice of redemption shall be given the Company shall not have deposited with a Paying Agent and/or irrevocably directed the Trustee or a Paying Agent to apply, from money held by it available to be used for the redemption of Securities which are to be redeemed, an amount in cash sufficient to redeem all of the Securities called for redemption, including accrued interest and Additional Amounts to the Redemption Date, such notice shall state that it is subject to the receipt of the redemption monies by the Trustee or a Paying Agent on or before the Redemption Date and such notice shall be of no effect unless such monies are so received before such date.

SECTION 1105.                                                              Deposit of Redemption Price.

At or before 10:00 a.m., New York City time, on any Redemption Date, the Company shall deposit with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on and any Additional Amounts with respect thereto, all the Securities which are to be redeemed on that date. The Paying Agent shall provide notice to the Trustee of such deposit.

SECTION 1106.                                                              Securities Payable on Redemption Date.

Notice of redemption having been given as aforesaid if required pursuant to the terms of the Securities being redeemed, the Securities so to be redeemed shall, on the Redemption Date,

become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest and the Coupons for such interest appertaining to any Bearer Securities so to be redeemed, except to the extent provided below, shall be void. Upon surrender of any such Security for redemption in accordance with said notice, together with all Coupons, if any, appertaining thereto maturing after the Redemption Date, such Security shall be paid by the Company at the Redemption Price, together with accrued interest (and any Additional Amounts) to the Redemption Date; provided, however, that installments of interest on Bearer Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable only at an office or agency located outside the United States (except as otherwise provided in Section 1002) and, unless otherwise specified as contemplated by Section 301, only upon presentation and surrender of Coupons for such interest; and provided, further, that, unless otherwise specified as contemplated by Section 301, installments of interest on Registered Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

If any Bearer Security surrendered for redemption shall not be accompanied by all appurtenant Coupons maturing after the Redemption Date, such Security may be paid after deducting from the Redemption Price an amount equal to the face amount of all such missing Coupons, or the surrender of such missing Coupon or Coupons may be waived by the Company and the Trustee or Authenticating Agent if there be furnished to them such Security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Security shall surrender to the Trustee or Authenticating Agent or any paying Agent any such missing Coupon in respect of which a deduction shall have been made from the Redemption Price, such Holder shall be entitled to receive the amount so deducted;  provided, however, that interest represented by Coupons and any Additional Amounts payable with respect thereto shall be payable only at an office or agency located outside the United states (except as otherwise provided in Section 1002) and, unless otherwise specified as contemplated by Section 301, only upon presentation and surrender of those Coupons.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal, and premium, if any, shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security or, if no rate is prescribed therefor in the Security, at the rate of interest, if any, borne by such Security..

SECTION 1107.                                                              Securities Redeemed in Part.

Any Registered Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Security Registrar so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee or Authenticating Agent shall authenticate and deliver to the Holder of such Security without service charge, a new Registered Security or Securities of the same series and of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered. If a Security in global form is so surrendered, the Company shall execute, and the Trustee shall authenticate and deliver to the U.S. Depositary or other Depository for such Security in global form as shall be specified in the Company Order with respect thereto to the Trustee, without service charge, a new Security in global form in a denomination equal to and in exchange for the unredeemed portion of the principal of the Security in global form so surrendered.

However, if less than all the Securities of any series with differing issue dates, interest rates and stated maturities are to be redeemed, the Trustee will select the notes or portions thereof to be redeemed. In this case, the Trustee will select the particular notes or portions thereof for redemption from the outstanding notes not previously called by lot, pro rata or by any other method the Trustee considers fair and appropriate.

ARTICLE TWELVE

SINKING FUNDS

SECTION 1201.                                                              Applicability of Article.

The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of a series, except as otherwise specified as contemplated by Section 301 for Securities of such series.

The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an “optional sinking fund payment”. If provided for by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 1202. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series and this Indenture.

SECTION 1202.                                                              Satisfaction of Sinking Fund Payments with Securities.

The Company (1) may deliver Outstanding Securities of a series (other than any previously called for redemption), together in the case of any Bearer Securities of such series with all unmatured Coupons appertaining thereto, and (2) may apply as a credit Securities of a series which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Securities of such series required to be made pursuant to the terms of such Securities as provided for by the terms of such series; provided, that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Security Registrar at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly. If, as a result of the delivery or credit of Securities of any series in lieu of cash payments pursuant to this Section 1202, the principal amount of Securities of such series to be redeemed in order to satisfy the remaining sinking fund payment shall be less than $100,000, the Trustee need not call Securities of such series for redemption, except upon Company Request, and such cash payment shall be held by the Trustee or a Paying Agent and applied to the next succeeding sinking fund payment, provided, however, that the Trustee or such Paying Agent shall at the request of the Company from time to time pay over and deliver to the Company any cash payment so being held by the Trustee or such Paying Agent upon delivery by the Company to the Trustee of Securities of that series purchased by the Company having an unpaid principal amount equal to the cash payment requested to be released to the Company.

SECTION 1203.                                                              Redemption of Securities for Sinking Fund.

Not less than 75 days prior to each sinking fund payment date for Securities of any series, the Company will deliver to the Trustee a Company Order specifying the amount of the next ensuing sinking fund payment for such Securities pursuant to the terms of such Securities, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities of that series pursuant to Section 1202 and the optional amount, if any, to be added in cash to the next ensuing mandatory sinking fund payment and will also deliver to the Security Registrar any Securities to be so credited and not theretofore delivered. If such Company Order shall specify an optional amount to be added in cash to the next ensuing mandatory sinking fund payment, the Company shall thereupon be obligated to pay the amount therein specified. Not less than 60 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in or permitted by Section 1103 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 1104. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 1106 and 1107.

ARTICLE THIRTEEN

MEETINGS OF HOLDERS OF SECURITIES

SECTION 1301.                                                              Purposes for Which Meetings May Be Called.

A meeting of Holders of Securities of any or all series may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Securities of such series.

SECTION 1302.                                                              Call, Notice and Place of Meetings.

(a)                                  The Trustee may at any time call a meeting of Holders of Securities of any series for any purpose specified in Section 1301, to be held at such time and at such place in the Borough of Manhattan, The City of New York, or if the Securities of such series are issued as Bearer Securities, in London or such other place outside of the United States as the Trustee shall determine. Notice of every meeting of Holders of Securities of any series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 106, not less than 20 nor more than 180 days prior to the date fixed for the meeting.

(b)                                 In case at any time the Company, pursuant to a Company Board Resolution, a Guarantor, pursuant to a Guarantor’s Board Resolution or the Holders of at least 10% in aggregate principal amount of the outstanding Securities of any series shall have requested the Trustee to call a meeting of the Holders of Securities of such series for any purpose specified in Section 1301, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first publication of the notice of such meeting within 20 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Securities of such series in the amount above specified, as the case may be, may determine the time and the place in the Borough of Manhattan, The City of New York, or in London, as the case may be, for such meeting and may call such meeting for such purposes by giving notice thereof as provided in subsection (a) of this Section.

SECTION 1303.                                                              Persons Entitled to Vote at Meetings.

To be entitled to vote at any meeting of Holders of Securities of any series, a Person shall be (1) a Holder of one or more Outstanding Securities of such series, or (2) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Securities of such series by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Securities of any series shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel, any representative of a Guarantor and its counsel and any representatives of the Company and its counsel.

SECTION 1304.                                                              Quorum; Action.

The Persons entitled to vote a majority in aggregate principal amount of the Outstanding Securities of a series shall constitute a quorum for a meeting of Holders of Securities of such series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which this Indenture expressly provides may be given by the Holders of not less than 66-2/3% in aggregate principal amount of the Outstanding Securities of a series, the Persons entitled to vote 66-2/3% in aggregate principal amount of the Outstanding Securities of such series shall constitute a quorum. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities of such series, be dissolved. In any other case, the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 1302(a), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the aggregate principal amount of the outstanding Securities of such series which shall constitute a quorum.

Except as limited by the proviso to Section 902, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted by the affirmative vote of the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series; provided, however, that, except as limited by the proviso to Section 902, any resolution with respect to any consent or waiver which this Indenture expressly provides may be given by the Holders of not less than 66-2/3% in aggregate principal amount of the outstanding Securities of a series may be adopted at a meeting or an adjourned meeting duly convened and at which a quorum is present as aforesaid only by the affirmative vote of the Holders of 66-2/3% in aggregate principal amount of the outstanding Securities of that series; and provided, further, that, except as limited by the proviso to Section 902, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in aggregate principal amount of the Outstanding Securities of a series may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in aggregate principal amount of the Outstanding Securities of that series.

Any resolution passed or decision taken at any meeting of Holders of Securities of any series duly held in accordance with this Section shall be binding on all the Holders of Securities of a series and the related Coupons, whether or not present or represented at the meeting.

SECTION 1305.                                                            Determination of Voting Rights; Conduct and Adjournment of Meetings.

(a)                                  Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities of a series in regard to proof of the holding of Securities of such series and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 104 and the appointment of any proxy shall be proved in the manner specified in Section 104 or by having the signature of the person executing the proxy witnessed or guaranteed by any trust company, bank or banker authorized by Section 104 to certify to the holding of Bearer Securities. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 104 or other proof.

(b)                                 The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders of Securities as provided in Section 1302(b), in which case the Company, a Guarantor or the Holders of Securities of the series calling the meeting, as the case may be, shall appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in aggregate principal amount of the Outstanding Securities of such series represented at the meeting.

(c)                                  At any meeting each Holder of a Security of such series and each proxy shall be entitled to one vote for each $1,000 principal amount of the Outstanding Securities of such series held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Security of such series or as a proxy.

(d)                                 Any meeting of Holders of Securities of any series duly called pursuant to Section 1302 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in aggregate principal amount of the Outstanding Securities of such series represented at the meeting; and the meeting may be held as so adjourned without further notice.

SECTION 1306.                                                              Counting Votes and Recording Action of Meetings.

The vote upon any resolution submitted to any meeting of Holders of Securities of any series shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities of such series or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Securities of such series held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate of the proceedings of each meeting of Holders of Securities of any series shall be prepared by the secretary of the meeting and there shall be attached to such record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that such a notice was given as provided in Section 1302 and, if applicable, Section 1304. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company and the Guarantors, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

ARTICLE FOURTEEN

GUARANTEES

SECTION 1401.                                                              Guarantees.

Subject to the provisions of this Article Fourteen, the Guarantors hereby irrevocably and unconditionally guarantee, jointly and severally, on a senior basis to each Holder of a Security authenticated and delivered hereunder and to the Trustee the due and punctual payment of the principal of, any premium and interest on, and any Additional Amounts with respect to such Security and the due and punctual payment of the sinking fund payments (if any) provided for pursuant to the terms of such Security, when and as the same shall become due and payable, whether at maturity, by acceleration, redemption, repayment or otherwise, and the due and punctual payment of interest on overdue principal of and premium, if any, and interest, if any, on the Securities, to the extent lawful, in accordance with the terms of such Security and of this Indenture, and the due and punctual performance of all other obligations of the Company, to the Holders or the Trustee all in accordance with the terms of the Securities and this Indenture (the foregoing, collectively, the “Guaranteed Obligations”). In case of the failure of the Company punctually to pay any such principal, premium, interest, Additional Amounts, sinking fund payment or other amounts, each Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at maturity, upon acceleration, redemption, repayment or otherwise, and as if such payment were made by the Company.

Each Guarantor hereby agrees that its obligations hereunder shall be as principal and not merely as surety, and shall be absolute, irrevocable and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any Security or this Indenture, any failure to enforce the provisions of any Security or this Indenture, or any waiver, modification, consent or indulgence granted with respect thereto by the Holder of such Security or the Trustee, the recovery of any judgment against the Company or any action to enforce the same, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger, insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to any such Security or the Indebtedness evidenced thereby and all demands whatsoever, and covenants that no Guarantee will be discharged except by payment in full of the principal of, any premium and interest on, and any Additional Amounts and sinking fund payments required with respect to, the Securities and the complete performance of all other obligations contained in the Securities and this Indenture.

The maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five for the purposes of this Article Fourteen. In the event of any declaration of acceleration of such obligations as provided in Article Five, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Article Fourteen. In addition, without limiting the foregoing provisions, upon the effectiveness of an acceleration under Article Five, the Trustee shall promptly make a demand for payment on the Securities under each Guarantee provided for in this Article Fourteen.

If the Trustee or the Holder of any Security is required by any court or otherwise to return to the Company or any Guarantor, or any custodian, receiver, liquidator, trustee, sequestrator or other similar official acting in relation to the Company or any Guarantor, any amount paid to the Trustee or such Holder in respect of a Security, any Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees, to the fullest extent that it may lawfully do so, that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five hereof for the purposes of each Guarantee, notwithstanding any stay, injunction or other prohibition issued or imposed under any applicable bankruptcy law preventing such acceleration in respect of the obligations guaranteed hereby.

Until this Indenture is discharged and all of the Securities are discharged and paid in full, each Guarantor hereby irrevocably waives and agrees not to exercise any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of the Company’s obligations under the Securities or this Indenture and such Guarantor’s obligations under this Guarantee and this Indenture, in any such instance including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and any amounts owing to the Trustee or the Holders of Securities under the Securities, this Indenture, or any other document or instrument delivered under or in connection with such agreements or instruments, shall not have been paid in full, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Securities, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied to the Securities, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section is knowingly made in contemplation of such benefits.

Anything to the contrary in this Indenture notwithstanding, each Guarantee by a Guarantor shall be, and hereby is, limited to the maximum amount that can be guaranteed by the applicable Guarantor without rendering such Guarantee, as it relates to such Guarantor, voidable under any applicable law relating to fraudulent conveyance, fraudulent transfer or similar laws affecting the rights of creditors generally.

Each Guarantee set forth in this Section 1401 shall not be valid and obligatory for any purpose with respect to a Security until the certificate of authentication of such Security shall have been signed by or on behalf of the Trustee or any Authenticating Agent.

Each Guarantee is a guarantee of payment and not of collection.

SECTION 1402.                                                              Operation of Guarantees.

By execution of this Agreement or a supplemental indenture and upon delivery of a Guarantor’s Order to the Trustee by the Guarantors prior to the issuance of any Security of a series, the Guarantee of each Guarantor in respect of such Securities shall be set forth in Section 1401 and shall be effective for all purposes upon authentication of such Security by or on behalf of the Trustee and shall not require any Guarantor’s endorsement on the Securities.

SECTION 1403.                                                              Release of Guarantee.

Concurrently with the payment in full of all of the Guaranteed Obligations, the Guarantors shall be released from and relieved of their obligations under this Article Fourteen. Upon the delivery by the Company to the Trustee of a Company Officers’ Certificate and, if requested by the Trustee, an Opinion of Counsel to the effect that the transaction giving rise to the release of such obligations was made by the Company in accordance with the provisions of this Indenture and the Securities, the Trustee shall execute any documents reasonably required in order to evidence the release of the Guarantors from their obligations. If any of the Guaranteed Obligations are revived and reinstated after the termination of this Guarantee, then all of the obligations of the Guarantors under this Guarantee shall be revived and reinstated as if this Guarantee had not been terminated until such time as the Guaranteed Obligations are paid in full, and the Guarantors shall enter into an amendment to this Guarantee, reasonably satisfactory to the Trustee, evidencing such revival and reinstatement.

ARTICLE FIFTEEN

SECURITIES IN FOREIGN CURRENCIES

SECTION 1501.                                                              Applicability of Article.

Whenever this Indenture provides for (i) any action by, or the determination of any of the rights of, Holders of Securities of any series in which not all of such Securities are denominated in the same currency or (ii) any distribution to Holders of Securities of any series in which not all of such Securities are denominated in the same currency, in the absence of any provision to the contrary in or pursuant to this Indenture or the Securities of such series, any amount in respect of any Security denominated in a currency other than Dollars shall be treated for any such action, determination or distribution as that amount of Dollars that could be obtained for such amount on such reasonable basis of exchange and as of the record date with respect to Registered Securities of such series (if any) for such action, determination or distribution (or, if there shall be no applicable record date, such other date reasonably proximate to the date of such distribution) as the Company may specify in a written notice to the Trustee or, in the absence of such written notice, as the Trustee may determine.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed and attested, all as of the day and year first above written.

HARLEY-DAVIDSON FUNDING CORP.
as Issuer

By
Name:
Title:

HARLEY-DAVIDSON FINANCIAL
SERVICES, INC.
as a Guarantor

By:
Name:
Title:

HARLEY-DAVIDSON CREDIT CORP.
as a Guarantor

By:
Name:
Title:

BNY MIDWEST TRUST COMPANY,
as Trustee

By:
Name:
Title:

STATE OF	)
	:	ss.:
COUNTY OF	)

On the       day of           , 2003, before me personally came                  , to me known, who., being by me duly sworn, did depose and say that he is  of HARLEY-DAVIDSON FUNDING CORP., one of the corporations described in and which executed the foregoing instrument and that he signed his name thereto by like authority.

Notary Public, State of
My Commission Expires

STATE OF New York	)
: ss.:
COUNTY OF New York	)

On the [     ]th day of [     ], 2003, before me personally came [     ], to me known, who., being by me duly sworn, did depose and say that she is [     ] of BNY MIDWEST TRUST COMPANY one of the corporations described in and which executed the foregoing instrument and that she signed her name thereto by like authority.

Notary Public, State of New York
Commission Expires

Exhibit A-1

[Form of 144A Global Note]

HARLEY-DAVIDSON FUNDING CORP.
MEDIUM-TERM NOTES, SERIES A

Fully and Unconditionally Guaranteed, Jointly and Severally, by
Harley-Davidson Financial Services, Inc. and Harley-Davidson Credit Corp.

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY (AS DEFINED IN THE INDENTURE) OR A NOMINEE THEREOF. THIS GLOBAL SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY, OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION, AND, ACCORDINGLY, NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY OTHER APPLICABLE JURISDICTION. BY ITS ACCEPTANCE HEREOF, THE HOLDER OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (C) IT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF 501(a)(1), (2), (3), (7) OR (8) UNDER THE SECURITIES ACT (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN PRIOR TO THE DATE WHICH IS THE LATER OF (i) TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(k) OF THE SECURITIES ACT) AFTER THE LATER OF (Y) THE DATE OF ORIGINAL ISSUANCE HEREOF AND (Z) THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE (AS DEFINED IN RULE 405 UNDER THE SECURITIES ACT) OF THE COMPANY WAS THE HOLDER OF THIS SECURITY OR SUCH INTEREST OR

A-1-1

PARTICIPATION (OR ANY PREDECESSOR THERETO) AND (ii) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY ANY SUBSEQUENT CHANGE IN APPLICABLE LAW, ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER”, AS DEFINED IN RULE 144A, THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a) (1), (2), (3), (7) OR (8) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS SECURITY OR SUCH INTEREST OR PARTICIPATION FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, THAT, PRIOR TO SUCH TRANSFER FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY), (D) PURSUANT TO OFFERS AND SALES TO NON-US PERSONS THAT OCCUR OUTSIDE THE UNITED STATES PURSUANT TO REGULATION S UNDER THE SECURITIES ACT, (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

THE HOLDER OF THIS SECURITY WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH ABOVE.

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HARLEY-DAVIDSON FUNDING CORP.
MEDIUM-TERM NOTES, SERIES A

   % Notes due

Fully and Unconditionally Guaranteed, Jointly and Severally, by
Harley-Davidson Financial Services, Inc. and Harley-Davidson Credit Corp.

No.	Principal Amount $
CUSIP No.	as revised by the Schedule of
ISIN No.	Increases and Decreases in Global
Common Code	Security attached hereto

Issue Price:	Maturity Date:

Original Issue Date:	Index Maturity:

☐ Original Issue Discount Note

Total Amount of OID:

Yield to Maturity: %

Initial Accrual Period OID:

☐ Fixed Rate

Interest Rate: %

Interest Rate Basis:

CD Rate	Specified Currency (if other than U.S. dollars):

CMT Rate
Designated CMT Moneyline Telerate Page:
Designated CMT Maturity Index:	Option To Receive Payments In Specified Currency (non-U.S. dollar denominated Note):

Commercial Paper Rate

Federal Funds Rate

LIBOR
☐ LIBOR Reuters:	Authorized Denomination:
☐ LIBOR Moneyline Telerate:
☐ LIBOR Currency:

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☐Index Maturity:	Place of Payment:
☐Designated LIBOR Page:

Prime Rate

Treasury Rate

Other

Spread (Plus Or Minus):	Initial Redemption Date:

Initial Redemption Percentage:

Annual Redemption Percentage Reduction:

Repayment Date:

Spread Multiplier: %	Renewable: ☐Yes ☐ No

Extendible: ☐ Yes ☐ No

Interest Category:
☐ Regular Floating Rate Note	Final Maturity Date:

☐ Floating Rate/Fixed Rate Note
Fixed Rate Commencement Date:

Fixed Interest Rate: %

☐Inverse Floating Rate Note

Initial Interest Reset Date:	Maximum Interest Rate: %

Interest Reset Dates:	Minimum Interest Rate: %

Interest Payment Dates (in the case of a Floating Rate Note and, in the case of a Fixed Rate Note, other than as set forth below):

Regular Record Dates (if other than as set forth below):

Interest Determination Dates:

Additional Amounts applicable for Company:
☐ Yes
☐ No

Additional Amounts applicable for Guarantors:

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☐ Yes
☐ No

Addendum Attached	Other Provisions:
☐ Yes
☐ No

Authorized Denomination (only if non-U. S. dollar denominated Note):

Calculation Agent (if other than the Trustee):

Interest Payment Period:

Harley-Davidson Funding Corp., a corporation duly organized under the laws of the State of Nevada (herein called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the Principal Amount specified above, as revised by the Schedule of Increases and Decreases in Global Security attached hereto, on the Maturity Date specified above and to pay to the registered holder of this Note (the “Holder”) interest on said Principal Amount at a rate per annum specified above and upon the terms provided below under either the heading “Provisions Applicable to Fixed Rate Notes Only” or “Provisions Applicable to Floating Rate Notes Only.”

This Note is one of a duly authorized issue of notes of the Company (herein referred to as the “Notes”), all issued or to be issued in one or more series under an indenture, dated as of November     , 2003 (as may be supplemented from time to time, the “Indenture”), among the Company, Harley-Davidson Financial Services, Inc., Harley-Davidson Credit Corp., (each of Harley-Davidson Financial Services, Inc. and Harley-Davidson Credit Corp. being a “Guarantor” and, collectively, the “Guarantors”) and BNY Midwest Trust Company, as trustee (the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Trustee, the Company, the Guarantors and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. The Notes of this series are limited (except as otherwise provided in the Indenture) to the aggregate principal amount established from time to time by the Company Board of Directors. The Notes of this series may be issued at various times with different maturity dates and different principal repayment provisions, may bear interest at different rates and may otherwise vary, all as provided in the Indenture. The Notes of this series may be subject to redemption upon notice and in accordance with the provisions of this Note and the Indenture. The Company and the Guarantors may defease the Notes of this series in accordance with the provisions of the Indenture.

To secure the due and punctual payment of principal, any premium, any interest and Additional Amounts (as defined in the Indenture) on this Note by the Company under the Indenture, when and as the same shall become due and payable, whether at the Maturity Date, by

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declaration of acceleration, call for redemption or otherwise, each Guarantor has unconditionally guaranteed this Note pursuant to the terms of the Guarantee endorsed hereon and in Section 1401 of the Indenture (the “Guarantee”).

As used herein, the term “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that if a Specified Currency is specified above, the day is also not a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as defined below) of the country issuing such Specified Currency or, if such Specified Currency is the Euro, the day is also a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open; provided further that if LIBOR is indicated above to be an applicable Interest Rate Basis, the day is also a London Banking Day (as defined below).

“Principal Financial Center” means, unless otherwise provided in this Note:

(1) the capital city of the country issuing the Specified Currency; or

(2) the capital city of the country to which the LIBOR Currency relates,

except, in each case, that with respect to United States dollars, Australian dollars, Canadian dollars, South African rand and Swiss francs, the “Principal Financial Center” will be The City of New York, Sydney and (solely in the case of the Specified Currency) Melbourne, Toronto, Johannesburg and Zurich, respectively.

“London Banking Day” means a day which commercial banks are open for business, including dealings in the LIBOR Currency specified above, in London.

Provisions Applicable To Fixed Rate Notes Only:

If the “Fixed Rate” line above is checked, unless otherwise specified above, the Company will pay interest semiannually on       and       of each year (each such date fixed for the payment of interest, an “Interest Payment Date”) commencing on       and on the Maturity Date or upon earlier redemption or repayment to the person to whom principal is payable. Interest shall accrue from the Original Issue Date, or from the most recent Interest Payment Date to which interest has been paid or duly provided for on this Note to, but excluding, the next following Interest Payment Date, Maturity Date, or earlier date of redemption or repayment, as the case may be. Interest on Fixed Rate Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

If any Interest Payment Date or the Maturity Date (or the date of earlier redemption or repayment) of this Fixed Rate Note falls on a day that is not a Business Day, the payment will be made on the next Business Day as if it were made on the date such payment was due, and no interest will accrue on the amount so payable for the period from and after such Interest Payment Date or the Maturity Date (or the date of earlier redemption or repayment), as the case may be.

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Provisions Applicable To Floating Rate Notes Only:

If the “Floating Rate” line above is checked, the Company will pay interest on the Interest Payment Dates shown specified above at the Initial Interest Rate specified above until the first Interest Reset Date specified above following the Original Issue Date specified above and thereafter at a rate determined in accordance with the provisions hereinafter set forth under the headings “Determination of CD Rate,” “Determination of CMT Rate,” “Determination of Commercial Paper Rate,” “Determination of Federal Funds Rate,” “Determination of LIBOR,” “Determination of Prime Rate” or “Determination of Treasury Rate,” depending on whether the Interest Rate Basis is the CD Rate, the CMT Rate, the Commercial Paper Rate, the Federal Funds Rate, LIBOR, the Prime Rate, the Treasury Rate or other Interest Rate Basis.

An interest payment shall be the amount of interest accrued from and including the Original Issue Date, or from and including the last Interest Payment Date to which interest has been paid, to, but excluding, the next following Interest Payment Date, Maturity Date, or date of earlier redemption or repayment, as the case may be (an “Interest Period”). Notwithstanding any provision herein to the contrary, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified above.

If any Interest Payment Date for any Floating Rate Note, other than an Interest Payment Date at maturity, would fall on a day that is not a Business Day, such Interest Payment Date will be the following day that is a Business Day, and interest will continue to accrue to the following Business Day, except that if LIBOR is the applicable Interest Rate Basis, if such Business Day is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding day that is a Business Day. If the Maturity Date (or date of earlier redemption or repayment) of any Floating Rate Note would fall on a day that is not a Business Day, the payment of interest and principal (and premium, if any) may be made on the next succeeding Business Day, and no interest on such payment will accrue for the period from and after the Maturity Date (or the date of earlier redemption or repayment).

Commencing with the first Interest Reset Date specified above following the Original Issue Date, the rate at which interest on this Note is payable shall be adjusted daily, weekly, monthly, quarterly, semi-annually or annually as specified above under “Interest Reset Dates.”

The interest rate borne by this Note will be determined as follows:

(i)                                     Unless the Interest Category of this Note is specified above as a “Floating Rate/Fixed Rate Note” or an “Inverse Floating Rate Note” or in the event either “Other Provisions” or an Addendum hereto applies, in each case, relating to a different interest rate formula, this Note shall be designated as a “Regular Floating Rate Note” and, except as set forth below or specified above under “Other Provisions” or in an Addendum hereto, shall bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the applicable Spread, if any, and/or (b) multiplied by the applicable Spread Multiplier, if any; in each case as specified above. Commencing on the Initial Interest Reset Date, the rate at which interest on this Note shall be payable shall be reset as of each Interest Reset Date specified above; provided, however, that the interest rate in effect for the period, if any, from the Original Issue Date to the Initial Interest Reset Date shall be the Initial Interest Rate.

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(ii)                                  If the Interest Category of this Note is specified above as a “Floating Rate/Fixed Rate Note” then, except as set forth below or specified above under “Other Provisions” or in an Addendum hereto, this Note shall bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the applicable Spread, if any, and/or (b) multiplied by the Spread Multiplier, if any, in each case as specified above. Commencing on the Initial Interest Reset Date, the rate at which interest on this Note shall be payable shall be reset as of each Interest Reset Date; provided, however, that (y) the interest rate in effect for the period, if any, from the Original Issue Date to the Initial Interest Reset Date shall be the Initial Interest Rate and (z) the interest rate in effect for the period commencing on, and including, the Fixed Rate Commencement Date specified above to the Maturity Date (or date of earlier redemption or repayment) shall be the Fixed Interest Rate specified above or, if no Fixed Interest Rate is so specified, the interest rate in effect on the day immediately preceding the Fixed Rate Commencement Date.

(iii)                               If the Interest Category of this Note is specified above as an “Inverse Floating Rate Note” then, except as set forth below or specified above under “Other Provisions” or in an Addendum hereto, this Note shall bear interest at (a) the Fixed Interest Rate specified above minus (b) the rate determined by reference to the applicable Interest Rate Basis or Bases: ,

(x)                                   plus or minus the applicable Spread, if any, and/or

(y)                                 multiplied by the applicable Spread Multiplier, if any, in each case as specified above;

provided, however, that, unless otherwise specified above under “Other Provisions” or in an Addendum hereto, the interest rate hereon shall not be less than zero.

Commencing on the Initial Interest Reset Date, the rate at which interest on this Note shall be payable shall be reset on each Interest Reset Date; provided, however, that the interest rate in effect for the period, if any, from the Original Issue Date to the Initial Interest Reset Date shall be the Initial Interest Rate set forth above.

The “Spread” is the number of basis points (one basis point equals one-hundredth of a percentage point) specified above to be added to or subtracted from the Interest Rate Basis for a Floating Rate Note, and the “Spread Multiplier” is the percentage specified above by which the Interest Rate Basis for such Floating Rate Note will be multiplied. Both a Spread and/or a Spread Multiplier may be applicable to the Interest Rate Basis for a particular Floating Rate Note, as set forth above.

Each such adjusted Interest Rate Basis shall be applicable on and after the Interest Reset Date to which it relates but not including the next succeeding Interest Reset Date. If any Interest Reset Date is a day that is not a Business Day, such Interest Reset Date shall be postponed to the next day that is a Business Day, except that if the rate of interest on this Note shall be determined by reference to LIBOR and such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day. In addition, if the Treasury Rate is the applicable Interest Rate Basis and the Interest Determination Date would otherwise fall on an Interest Reset Date, then the Interest Reset Date will be postponed to the next

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succeeding Business Day. Subject to applicable provisions of law (including usury laws) and except as specified in this Note, on each Interest Reset Date, the rate of interest on this Note shall be the rate determined in accordance with the provisions of the applicable heading below.

With respect to a Floating Rate Note, accrued interest shall be calculated by multiplying the principal amount of thereof by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factors calculated for each day in the Interest Period or from the last date from which accrued interest is being calculated. The interest factor for each such day is computed by dividing the interest rate applicable to such day by 360, in the cases of CD Rate Notes, Commercial Paper Rate Notes, Federal Funds Rate Notes, LIBOR Notes and Prime Rate Notes or by the number of days in the year, in the cases of CMT Rate Notes and Treasury Rate Notes. The interest rate applicable to any day that is an Interest Reset Date will be the interest rate effective on such Interest Reset Date. The interest rate applicable to any other day will be the interest rate for the immediately preceding Interest Reset Date (or, if none, the Initial Interest Rate, as specified above).

The “Calculation Date,” where applicable, pertaining to an Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if any such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day preceding the applicable Interest Payment Date or the Maturity Date (or the date of earlier redemption or repayment), as the case may be.

BNY Midwest Trust Company shall be the calculation agent unless another calculation agent is specified above (the “Calculation Agent”). The interest rate applicable to each interest period will be determined by the Calculation Agent on or prior to the applicable Calculation Date. At the request of the Holder, the Calculation Agent will provide the interest rate then in effect and, if determined, the interest rate which will become effective on the next Interest Reset Date.

All percentages resulting from any calculation of the rate of interest on a Floating Rate Note will be rounded, if necessary, to the nearest one hundred-thousandth of a percent (.0000001), with five one-millionths of a percentage point rounded upward, and all dollar amounts used in or resulting from such calculation on Floating Rate Notes will be rounded to the nearest cent (with one-half cent being rounded upward).

Determination of CD Rate. If the Interest Rate Basis, as specified above, is, or is calculated by reference to, the CD Rate, unless otherwise specified above, the “CD Rate” for each Interest Reset Date will be determined by the Calculation Agent as of the second Business Day prior to such Interest Reset Date (a “CD Interest Determination Date”) and shall be the rate on the applicable CD Interest Determination Date for negotiable United States dollar certificates of deposit having the Index Maturity specified above as published in H.15(519) (as defined below) on such CD Interest Determination Date under the heading “CDs (secondary market).” If the rate referred to in the preceding sentence is not so published by 3:00 p.m., New York City time, on the applicable Calculation Date, the CD Rate shall be the rate on the applicable CD Interest Determination Date for negotiable United States dollar certificates of deposit of the Index Maturity specified above as published in H.15 Daily Update (as defined below), or other recognized electronic source used for the purpose of displaying the applicable rate, under the

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caption “CDs (secondary market).” If the rate referred to in the preceding sentence is not so published by 3:00 p.m., New York City time, on the applicable Calculation Date, the CD Rate shall be the rate on the applicable CD Interest Determination Date calculated by the Calculation Agent on the Notes as the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on the applicable CD Interest Determination Date, of three leading non-bank dealers in negotiable United States dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable United States dollar certificates of deposit of major United States money market banks with a remaining maturity closest to the Index Maturity specified above in an amount that is representative for a single transaction in that market at that time. If the dealers selected by the Calculation Agent as provided in the preceding sentence are not quoting as mentioned in such sentence, the CD Rate shall be the CD Rate in effect on the applicable CD Interest Determination Date.

“H.15(519)” means the weekly statistical release designated as H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System.

“H.15 Daily Update” means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov /releases/h15/update, or any successor site or publication.

Determination of CMT Rate. If the Interest Rate Basis, as specified above, is, or is calculated by reference to, the CMT Rate, unless otherwise specified above, the “CMT Rate” for each Interest Reset Date will be determined by the Calculation Agent as of the second Business Day prior to such Interest Reset Date (a “CMT Interest Determination Date”) and shall be the rate displayed on the Designated CMT Moneyline Telerate Page (as defined below) under the caption “...Treasury Constant Maturities...Federal Reserve Board Release H.15...Mondays Approximately 3:45 p.m.,” under the column for the Designated CMT Maturity Index for (i) if the Designated CMT Moneyline Telerate Page is specified above as 7051, the CMT Rate for such CMT Interest Determination Date will be a percentage equal to the yield for United States Treasury securities at “constant maturity” having the Index Maturity specified above, as published in H.15(519) under the caption “Treasury Constant Maturities,” as the yield is displayed on Moneyline Telerate (or any successor service), on page 7051 (or any other page as may replace page 7051 on that service) (“Moneyline Telerate Page 7051”), for the applicable CMT Interest Determination Date. If the rate referred to in the preceding sentence does not appear on Moneyline Telerate Page 7051, the CMT Rate for such CMT Interest Determination Date will be a percentage equal to the yield for United States Treasury securities at “constant maturity” having the Index Maturity specified above, and for the applicable CMT Interest Determination Date as published in H.15(519) under the caption “Treasury Constant Maturities.” In the event the rate referred to in the preceding sentence does not appear in H.15(519), then the CMT Rate for such CMT Interest Determination Date will be the rate on the applicable CMT Interest Determination Date for the period of the Index Maturity specified above, as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate which would otherwise have been published in H.15(519). In the event the rate referred to in the preceding sentence is not published, the CMT Rate on the applicable CMT Interest Determination Date will be calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 p.m., New York

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City time, on the applicable CMT Interest Determination Date of three leading primary United States government securities dealers in The City of New York, which may include an agent of the Company or such agent’s affiliates (each a “Reference Dealer”), selected by the Calculation Agent (from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest), and the lowest quotation (or, in the event of equality, one of the lowest)), for United States Treasury securities with an original maturity equal to the Index Maturity specified above, a remaining term to maturity no more than one year shorter than the Index Maturity specified above and in a principal amount that is representative for a single transaction in the securities in the market at that time. If fewer than five but more than two of the prices referred to in the above sentence are provided as requested, the CMT Rate on the applicable CMT Interest Determination Date will be calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained, and neither the highest nor the lowest of the quotations shall be eliminated; provided, however, that if fewer than three prices referred to above are provided as requested, the CMT Rate on the applicable CMT Interest Determination Date will be calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 p.m., New York City time, on the applicable CMT Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the Index Maturity specified above, and a remaining term to maturity closest to the Index Maturity specified above, and in a principal amount that is representative for a single transaction in the securities in the market at that time. However, if fewer than five but more than two prices referred to above are provided as requested, the CMT Rate on the applicable CMT Interest Determination Date will be calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained, and neither the highest nor the lowest of the quotations will be eliminated. If fewer than three prices referred to above are provided as requested, the CMT Rate on the applicable CMT Interest Determination Date will be the CMT Rate in effect on the applicable CMT Interest Determination Date and (ii) if the CMT Moneyline Telerate Page is 7052, the CMT Rate for such CMT Interest Determination Date will be a percentage equal to the one-week or one-month, as specified above, and will be the average yield for United States Treasury securities at “constant maturity” having the Index Maturity specified above, as published in H.15(519) opposite the caption “Treasury Constant Maturities,” as the yield is displayed on Moneyline Telerate (or any successor service) on page 7052 (or any other page as may replace page 7052 on that service) (“Moneyline Telerate Page 7052”), for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the related CMT Interest Determination Date falls. If the rate referred to in the preceding sentence does not appear on Moneyline Telerate Page 7052, then the CMT Rate for such CMT Interest Determination Date will be a percentage equal to the one-week or one-month, as specified above, average yield for United States Treasury securities at “constant maturity” having the Index Maturity specified above, and for the week or month, as applicable, preceding the applicable CMT Interest Determination Date as published in H.15(519) opposite the caption “Treasury Constant Maturities.” If the rate referred to in the preceding sentence does not appear in H.15(519), then the CMT Rate for such CMT Interest Determination Date will be the one-week or one-month, as specified above, average yield for United States Treasury securities at “constant maturity” having the Index Maturity specified above, as otherwise

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announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the related CMT Interest Determination Date falls. If the Federal Reserve Bank of New York does not publish the rate referred to above, the rate on the applicable CMT Interest Determination Date will be calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 p.m., New York City time, on the applicable CMT Interest Determination Date of three Reference Dealers selected by the Calculation Agent (from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest), and the lowest quotation (or, in the event of equality, one of the lowest)), for United States Treasury securities with an original maturity equal to the Index Maturity specified above, and a remaining term to maturity no more than one year shorter than the Index Maturity specified above, and in a principal amount that is representative for a single transaction in the securities in the market at that time. If fewer than five but more than two of the prices referred to above are provided as requested, the rate on the applicable CMT Interest Determination Date will be calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained, and neither the highest nor the lowest of the quotations shall be eliminated. If fewer than three prices referred to above are provided as requested, the rate on the applicable CMT Interest Determination Date will be calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 p.m., New York City time, on the applicable CMT Interest Determination Date of three Reference Dealers selected by the Calculation Agent (from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation or (in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for United States Treasury securities with an original maturity greater than the Index Maturity specified above, and a remaining term to maturity closest to the Index Maturity specified above and will be in a principal amount that is representative for a single transaction in the securities in the market at that time. If fewer than five but more than two prices referred to above are provided as requested, the rate will be calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained, and neither the highest nor the lowest of the quotations will be eliminated, or if fewer than three prices referred to above are provided as requested, the CMT Rate will be the CMT Rate in effect on the applicable CMT Interest Determination Date. If two United States Treasury securities with an original maturity greater than the Index Maturity as specified above have remaining terms to maturity equally close to the Index Maturity specified above, the quotes for the United States Treasury security with the shorter original remaining term to maturity will be used.

“Designated CMT Moneyline Telerate Page” means the display on Moneyline Telerate or any successor service on the page specified above (or any other page as may replace the specified page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519)). If no such page is specified above, the Designated CMT Moneyline Telerate Page shall be 7052, for the most recent week.

“Designated CMT Maturity Index” means the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified above with respect to which the CMT Rate will be calculated. If no such maturity is specified, the Designated CMT Maturity Index shall be two years.

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Determination of Commercial Paper Rate. If the Interest Rate Basis, as specified above, is, or is calculated by reference to, the Commercial Paper Rate, unless otherwise specified above, the “Commercial Paper Rate” for each Interest Reset Date will be determined by the Calculation Agent as of the second Business Day prior to such Interest Reset Date (a “Commercial Paper Interest Determination Date”) and shall be the Money Market Yield (as defined below) on such date of the rate for commercial paper having the Index Maturity as indicated above, as such rate shall be published in H.15(519) under the caption “Commercial Paper-Nonfinancial.” In the event that such rate is not published prior to 3:00 p.m., New York City time, on the applicable Calculation Date, then the Commercial Paper Rate shall be calculated by the Calculation Agent as the Money Market Yield of the Commercial Paper Rate on the applicable Commercial Paper Interest Determination Date for commercial paper having the Index Maturity specified above, published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Commercial Paper-Nonfinancial.” If by 3:00 p.m., New York City time, on the applicable Calculation Date, such rate is not yet published as provided in the preceding sentence, then the Commercial Paper Rate on the applicable Commercial Paper Interest Determination Date shall be calculated by the Calculation Agent as the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 a.m., New York City time, on the applicable Commercial Paper Interest Determination Date of three leading dealers of United States dollar commercial paper in The City of New York, which may include an agent of the Company or such agent’s affiliates, selected by the Calculation Agent for commercial paper having the Index Maturity specified above, placed for industrial issuers whose bond rating is “Aa,” or the equivalent, from a nationally recognized statistical rating organization; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting offered rates as mentioned in this sentence, the Commercial Paper Rate will be the Commercial Paper Rate in effect on the applicable Commercial Paper Interest Determination Date.

“Money Market Yield” shall be a yield calculated in accordance with the following formula and expressed as a percentage:

Money market yield =	D × 360	× 100
360 - (D × M)

where “D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and “M” refers to the actual number of days in the interest period for which interest is being calculated.

Determination of Federal Funds Rate. If the Interest Rate Basis, as specified above, is, or is calculated by reference to the Federal Funds Rate, unless otherwise specified above, the “Federal Funds Rate” with respect to each Interest Reset Date will be determined by the Calculation Agent as of the first Business Day prior to such Interest Reset Date (a “Federal Funds Interest Determination Date”) and shall be the rate on that date for United States dollar Federal Funds as published in H.15(519) under the heading “Federal Funds (Effective),” as displayed on Moneyline Telerate or any successor service on page 120 or any other page as may replace the applicable page on that service (“Moneyline Telerate Page 120”) or, if such rate does not appear on Moneyline Telerate Page 120, or is not so published by 3:00 p.m., New York City time, on the applicable Calculation Date, the rate on the applicable Federal Funds Interest

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Determination Date for United States dollar Federal Funds will be the rate on such Federal Funds Interest Determination Date as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Federal Funds/Effective Rate.” If such rate is not so published by 3:00 p.m., New York City time, on the applicable Calculation Date, the Federal Funds Rate will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar Federal Funds arranged by three leading brokers of United States dollar Federal Funds transactions in The City of New York, which may include an agent of the Company or such agent’s affiliates, selected by the Calculation Agent before 9:00 a.m., New York City time, on the applicable Federal Funds Interest Determination Date; provided, however, that if the brokers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate will be the Federal Funds Rate in effect on the applicable Federal Funds Interest Determination Date.

Determination of LIBOR. If the Interest Rate Basis, as specified above, is, or is calculated by reference to, LIBOR, unless otherwise specified above, “LIBOR” for each Interest Reset Date will be determined by the Calculation Agent as of the second London Banking Day prior to such Interest Reset Date (a “LIBOR Interest Determination Date”) and in accordance with the following provisions:

(i) LIBOR will be either: (a) if “LIBOR Reuters” is specified above, LIBOR will be the arithmetic mean of the offered rates (unless the specified Designated LIBOR Page (as defined below) by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in the LIBOR Currency having the Index Maturity specified above, commencing on the second London Banking Day immediately following such LIBOR Interest Determination Date, that appear on the Designated LIBOR Page specified above, as of 11:00 a.m., London time, on the applicable LIBOR Interest Determination Date, if at least two such offered rates appear (unless, as aforesaid, only a single rate is required) on such Designated LIBOR Page, or (b) if “LIBOR Moneyline Telerate” is specified above or if neither “LIBOR Reuters” nor “LIBOR Moneyline Telerate” is specified as the method for calculating LIBOR, LIBOR will be the rate for deposits in the LIBOR Currency (as defined below) having the Index Maturity specified above, commencing on the second London Banking Day immediately following such LIBOR Interest Determination Date that appears on the Designated LIBOR Page as of 11:00 a.m., London time, on the applicable LIBOR Interest Determination Date. If fewer than two such offered rates appear, or if no such rate appears, as the case may be, LIBOR in respect of the related LIBOR Interest Determination Date will be determined in accordance with provisions described in clause (ii) below.

(ii) With respect to a LIBOR Interest Determination Date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the applicable Designated LIBOR Page as specified in clause (i) above, the rate calculated by the Calculation Agent will be the arithmetic mean of at least two quotations obtained by the Calculation Agent after requesting the principal London offices of each of four major reference banks, which may include an agent of the Company or such agent’s affiliates, in the London interbank market, to provide the Calculation Agent with its offered quotation for deposits in the LIBOR Currency for the period of the Index Maturity specified above,

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commencing on the second London Banking Day immediately following the applicable LIBOR Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on the applicable LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in the applicable LIBOR Currency in that market at that time. If fewer than two quotations are provided, LIBOR determined on the applicable LIBOR Interest Determination Date calculated by the Calculation Agent will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in the applicable Principal Financial Center, on the LIBOR Interest Determination Date by three major banks, which may include an agent of the Company or such agent’s affiliates, in the applicable Principal Financial Center(s) selected by the Calculation Agent for loans in the LIBOR Currency to leading European banks, having the Index Maturity specified above and in a principal amount that is representative for a single transaction in the applicable LIBOR Currency in that market at that time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined as of such LIBOR Interest Determination Date will be the LIBOR rate in effect on the applicable LIBOR Interest Determination Date.

“LIBOR Currency” means the currency (including composite currencies) specified above as the currency for which LIBOR shall be calculated. If no such currency is specified above, the LIBOR Currency shall be United States dollars.

“Designated LIBOR Page” means either (a) if “LIBOR Reuters” is specified above, the display on the Reuters Monitor Money Rates Service or any successor service specified above for the purpose of displaying the London interbank rates of major banks for the applicable LIBOR Currency, or (b) if “LIBOR Moneyline Telerate” is specified above or neither “LIBOR Reuters” nor “LIBOR Moneyline Telerate” is specified as the method for calculating LIBOR, the display on Moneyline Telerate or any successor service specified above, for the purpose of displaying the London interbank rates of major banks for the applicable LIBOR Currency.

Determination of Prime Rate. If the Interest Rate Basis, as specified above, is, or is calculated by reference to, the Prime Rate, unless otherwise specified above, the “Prime Rate” with respect to each Interest Reset Date will be determined by the Calculation Agent as of the first Business Day prior to such Interest Reset Date (a “Prime Interest Determination Date”) and shall be the rate set forth on such date as published in H.15(519) under the caption “Bank Prime Loan,” or if not so published prior to 3:00 p.m., New York City time, on the applicable Calculation Date pertaining to such Prime Interest Determination Date, then the Prime Rate. will be as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate under the caption “Bank Prime Loan,” or if not so published prior to 3:00 p.m., New York City time, on the applicable Calculation Date pertaining to such Prime Interest Determination Date, then the Prime Rate will be determined by the Calculation Agent as the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen US PRIME 1 Page (as defined below) as the particular bank’s prime rate or base lending rate as of 11:00 a.m., New York City time, on the applicable Prime Interest Determination Date. If fewer than four such rates are so published by 3:00 p.m., New York City time, on the applicable Calculation Date as shown on the Reuters Screen US PRIME 1 Page for the Prime Interest Determination Date, the Prime Rate will be determined by

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the Calculation Agent as the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on the applicable Prime Interest Determination Date by three major banks, which may include an agent of the Company or such agent’s affiliates, in The City of New York selected by the Calculation Agent. However, if the banks selected by the Calculation Agent are not quoting as mentioned in the preceding sentence, the Prime Rate will be the Prime Rate in effect on the applicable Prime Interest Determination Date.

“Reuters Screen US PRIME 1 Page” means the display designated as “US PRIME 1 Page” on the Reuters Monitor Money Rates Service (or any successor service on the “US PRIME 1 Page” or other page as may replace the US PRIME 1 Page on such service for the purpose of displaying prime rates or base lending rates of major United States banks).

Determination of Treasury Rate. If the Interest Rate Basis, as specified above, is, or is calculated by reference to the Treasury Rate, unless otherwise specified above, the “Treasury Rate” for each Interest Reset Date will be the rate from the auction held on the applicable Interest Determination Date (the “Auction”) of direct obligations of the United States (“Treasury Bills”) having the Index Maturity, as specified above, as published under the caption “Investment Rate” on the display on Moneyline Telerate or any successor service on page 56 or any other page as may replace page 56 on that service or page 57 or any other page as may replace page 57 on that service, or, if the rate is not so published by 3:00 p.m., New York City time, on the applicable Calculation Date pertaining to such Treasury Rate Determination Date (as defined below), the Bond Equivalent Yield of the rate for the applicable Treasury Bills as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Auction High,” or, if the rate is not so published by 3:00 p.m., New York City time, on the applicable Calculation Date pertaining to such Treasury Rate Determination Date, the Bond Equivalent Yield of the auction rate of the applicable Treasury Bills announced by the United States Department of the Treasury, or, if the rate is not announced by the United States Department of the Treasury, or if the Auction is not held, the Bond Equivalent Yield of the rate on the applicable Treasury Rate Determination Date of Treasury Bills having the Index Maturity specified above, published in H.15(519) under the caption “U.S. Government Securities/Treasury Bills/Secondary Market,” or, if the rate is not so published by 3:00 p.m., New York City time, on the applicable Calculation Date pertaining to such Treasury Rate Determination Date, the rate on the applicable Treasury Rate Determination Date of the applicable Treasury Bills as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market.” In the event that the results of the auction of Treasury Bills having the applicable Index Maturity specified above are not published or reported, as provided above, by 3:00 p.m., New York City time, on the applicable Calculation Date or if no such auction is held on such Treasury Rate Determination Date, then the Treasury Rate on the applicable Treasury Rate Determination Date shall be calculated by the Calculation Agent and shall be the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on the applicable Treasury Rate Determination Date, of three primary United States government securities dealers, which may include the agent or its affiliates, selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified above; provided, however, that if the dealers selected as aforesaid by the

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Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate will be the Treasury Rate in effect on the applicable Treasury Rate Determination Date.

The “Treasury Rate Determination Date” for any Interest Reset Date will be the day of the week in which such Interest Reset Date falls on which Treasury Bills would normally be auctioned. Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week.

“Bond Equivalent Yield” means a yield calculated in accordance with the following formula and expressed as a percentage:

Bond Equivalent Yield =	D × N	× 100
360 - (D × M)

where “D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal; “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the interest period for which interest is being calculated.

Provisions Applicable To Both Fixed Rate Notes And Floating Rate Notes:

The interest so payable on any Interest Payment Date will, subject to certain exceptions in the Indenture hereinafter referred to, be paid to the person in whose name this Note is registered at the close of business on the Regular Record Date (as defined below) immediately preceding such Interest Payment Date or, if the Interest Payment Date is the Maturity Date or the date of earlier redemption or repayment, to the person in whose name this Note is registered at the close of business on the Maturity Date or such earlier date of redemption or repayment; provided, however, that if the Original Issue Date is between a Regular Record Date and an Interest Payment Date or on an Interest Payment Date, interest for the period from and including the Original Issue Date to, but excluding, the Interest Payment Date relating to such Regular Record Date shall be paid on the next succeeding Interest Payment Date to the person in whose name this Note is registered on the close of business on the Regular Record Date preceding such Interest Payment Date. If this Note bears interest at a Fixed Rate, as specified above, unless otherwise specified above, the “Regular Record Date” with respect to any Interest Payment Date shall be the first day of       and      , preceding such Interest Payment Date, whether or not such date shall be a Business Day. If this Note bears interest at a Floating Rate, as specified above, the “Regular Record Date” with respect to any Interest Payment Date shall be the fifteenth calendar day next preceding such Interest Payment Date, whether or not such date shall be a Business Day.

Payment of principal, premium, if any, and interest in respect of this Note due on the Maturity Date or any earlier redemption or repayment date will be made in immediately available funds upon presentation and surrender of this Note; provided, however, that if a Specified Currency is specified above and such payment is to be made in such Specified Currency in accordance with the provisions set forth below, such payment will be made by wire

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transfer of immediately available funds to an account with a bank designated by the Holder hereof at least 15 calendar days prior to the Maturity Date or such earlier redemption or repayment date, as the case may be, provided that such bank has appropriate facilities therefor and that this Note is presented and surrendered at the Place of Payment specified above in time for the Trustee to make such payment in such funds in accordance with its normal procedures. Payment of interest due on any Interest Payment Date, other than the Maturity Date or any earlier redemption or repayment date, will be made at the Place of Payment specified above.

Whenever in this Note or in the Indenture there is a reference, in any context, to the payment of the principal of, or interest, if any, on, or in respect of, the Notes, such payment shall be deemed to include the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect of such payment pursuant to the provisions hereof or thereof and express mention of the payment of Additional Amounts (if applicable) in any provision hereof or thereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

The Company is obligated to make payment of principal, premium, if any, and interest in respect of this Note in United States dollars or, if a Specified Currency is indicated above, in such Specified Currency (or, if such Specified Currency is not at the time of such payment legal tender for the payment of public and private debts of the country issuing such currency or, in the case of the Euro, in the member states of the European Union that have adopted the single currency in accordance with the Treaty Establishing the European Community, as amended by the Treaty on European Union, such other currency which is then such legal tender in such country or in the adopting member states of the European Union, as the case may be). If a Specified Currency is specified above, except as otherwise provided below, any such amounts so payable by the Company will be converted by a New York clearing house bank designated by the Company (the “Exchange Rate Agent”) into United States dollars for payment to the Holder of this Note.

If a Specified Currency is specified above, the Holder of this Note may elect to receive any amount payable hereunder in such Specified Currency. If the Holder of this Note shall not have duly made an election to receive all or a specified portion of any payment of principal, premium, if any, and/or interest in respect of this Note in such Specified Currency, any United States dollar amount to be received by the Holder of this Note will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of whom may be the Exchange Rate Agent) selected by the Exchange Rate Agent and approved by the Company for the purchase by the quoting dealer of the Specified Currency for United States dollars for settlement on such payment date in the aggregate amount of the Specified Currency payable to all Holders of Notes scheduled to receive United States dollar payments and at which the applicable dealer commits to execute a contract. All currency exchange costs will be borne by the Holder of this Note by deductions from such payments. If three such bid quotations are not available, payments on this Note will be made in the Specified Currency.

If a Specified Currency is specified above, the Holder of this Note may elect to receive all or a specified portion of any payment of principal, premium, if any, and/or interest in respect

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of this Note in such Specified Currency by submitting a written request for such payment to the Trustee at the Place of Payment on or prior to the applicable Record Date or at least 15 calendar days prior to the Maturity Date (or any earlier redemption or repayment date), as the case may be. Such written request may be mailed or hand delivered or sent by facsimile transmission. The Holder of this Note may elect to receive all or a specified portion of all future payments in the Specified Currency in respect of such principal, premium, if any, and/or interest and need not file a separate election for each payment. Such election will remain in effect until revoked by written notice to the Trustee, but written notice of any such revocation must be received by the Trustee on or prior to the applicable Record Date or at least 15 calendar days prior to the Maturity Date (or any earlier redemption or repayment date), as the case may be.

If a Specified Currency is specified above and the Holder of this Note shall have duly made an election to receive all or a specified portion of any payment of principal, premium, if any, and/or interest in respect of this Note in such Specified Currency, but such Specified Currency is not available for such payment due to the imposition of exchange controls or other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligations to the Holder of this Note by making such payment in United States dollars on the basis of the Market Exchange Rate (as defined below) determined by the Exchange Rate Agent on the second Business Day prior to such payment date or, if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate on or before the date on which such payment is due. The “Market Exchange Rate” for the Specified Currency means the noon dollar buying rate in The City of New York for cable transfers of the Specified Currency as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York. Any payment made in United States dollars under such circumstances shall not constitute an Event of Default (as defined in the Indenture).

All determinations referred to above made by the Exchange Rate Agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the Holder of this Note.

In case an Event of Default (as defined in the Indenture) with respect to Notes of this series shall occur and be continuing, the principal amount (or, if the Note is an Original Issue Discount Note, such lesser portion of the principal amount as may be applicable) of the Notes of this series may be declared due and payable, and, with respect to certain Events of Default, shall automatically become due and payable, in each case in the manner and with the effect provided in the Indenture. If this Note is an Original Issue Discount Note, in the event of an acceleration of the Maturity Date hereof, the amount payable to the Holder of this Note upon such acceleration will be determined by this Note but will be an amount less than the amount payable at the Maturity Date of this Note.

The Indenture permits, with certain exceptions as therein provided, the modification of the rights and obligations of the Company and the Guarantors and the rights of the Holders of the Securities (as defined in the Indenture) of each series to be affected by such modification under the Indenture at any time by the Company and the Guarantors with the consent of the holders of not less than a majority in aggregate principal amount of the Outstanding Securities (as defined in the Indenture) of each series to be affected by such modification. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the

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Outstanding Securities of each series, on behalf of the Holders of all Securities of such series, to waive compliance by the Company and the Guarantors with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.

This Note is issuable only in registered form without coupons in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof or other Authorized Denomination specified above.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered in the Security Register of this series upon surrender of this Note for registration of transfer at the Place of Payment specified above, duly endorsed by or accompanied by, a written instrument of transfer in form satisfactory to the Company and the Trustee, duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon a new Note or Notes of this series of Authorized Denomination and for the same aggregate principal amount, with the Guarantee endorsed thereon, will be issued to the designated transferee or transferees.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Trustee, and any agent of the Company or the Trustee may treat the person in whose name this Note is registered in the Security Register as the owner of this Note for all purposes (other than for the determination of any Additional Amounts payable) and neither the Company nor the Trustee nor any such agent shall be affected by any notice to the contrary.

If so specified above, this Note will be redeemable at the Company’s option on the date or dates specified prior to the Maturity Date at a price or prices, each as specified above, together with accrued interest to the date of redemption. This Note will not be subject to any sinking fund. If so redeemable, the Company may redeem this Note either in whole or from time to time in part, upon not less than 30, nor more than 60, days’ notice before the date of redemption. If less than all of the Notes with like tenor and terms are to be redeemed, the Notes to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate.

This Notes will be subject to redemption at the option of the Company, in whole or in part at any time at a redemption price equal to the greater of (i) 100% of the principal amount of this Note to be redeemed, and (ii) as determined by the Quotation Agent (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest on this Notes to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus          basis points, and accrued but unpaid interest thereon.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

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“Comparable Treasury Issue” means the U.S. Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the trustee obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“Quotation Agent” means the Reference Treasury Dealer appointed by the Company.

“Reference Treasury Dealer” means (i) each of Banc One Capital Markets, Inc. and Citigroup Global Markets Inc. (and their respective successors) and three other nationally recognized investment banking firms that are Primary Treasury Dealers specified from time to time by the Company; provided, however, that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

Notice of any redemption will be-mailed at least 30 days but not more than 60 days before the redemption date to the Holder hereof at its address as such address shall appear in the Security Register of the Company. Unless the Company defaults in the payment of the redemption price on and after the  redemption date, interest will cease to accrue on the principal amount of this Note called for redemption.

The Company can “reopen” a previously issued tranche of Notes and issue additional Notes of such tranche or establish additional terms of such tranche or issue notes with the same terms as previously issued Notes.

The Company may at any time purchase this Note at any price in the open market or otherwise. Notes so purchased by the Company may be held or resold or, at the discretion of the Company, may be surrendered to the Trustee for cancellation.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligations of the Company and the Guarantors, which are absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note, at the times, place and rate, and in the coin or currency, herein and in the Indenture prescribed.

This Note shall be governed by and construed in accordance with the laws of the State of New York.

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By acceptance of this Note, the Holder hereof agrees to be bound by the provisions of the Indenture. Terms used herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture. This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by or on behalf of the Trustee under the Indenture.

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or by facsimile by an authorized signatory.

HARLEY-DAVIDSON FUNDING CORP.

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the
series designated herein and
referred to in the within-mentioned
Indenture.

BNY MIDWEST TRUST COMPANY,
as Trustee

By:
Authorized Signatory

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GUARANTEE

For value received, each of the undersigned hereby fully, irrevocably and unconditionally guarantees, jointly and severally, pursuant to the terms of the Guarantee contained in Article Fourteen of the Indenture, to the Holder of this Note and to the Trustee, on behalf of the Holder, the due and punctual payment of the principal of, and any premium, interest and any Additional Amounts on, this Note, when and as the same shall become due and payable, whether at the stated maturity, by declaration of acceleration, call for redemption or otherwise, in accordance with the terms of this Note and the Indenture. This Guarantee will not be valid or obligatory for any purpose until the Trustee duly executes the certificate of authentication on the Note upon which this Guarantee is endorsed.

Dated:
HARLEY-DAVIDSON FINANCIAL SERVICES, INC.
a Delaware corporation

By:
Name:
Title:

HARLEY-DAVIDSON CREDIT CORP.
a Nevada corporation

By:
Name:
Title:

Attest:

By:
Name:
Title:

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ABBREVIATIONS

The following abbreviations, when used in the inscription on this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT - Custodian
		(Cust)	(Minor)
TEN ENT -	as tenants by the entireties	under Uniform Gifts to Minors Act

JT TEN -	as joint tenants with right of
	survivorship and not as tenant	(State)
in common

Additional abbreviations may also be used though not in the above list.

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

(Please insert social security or other identifying number of assignee)

(Name and address of assignee, including zip code,
must be printed or typewritten)

the within Note, and all rights thereunder, hereby irrevocably constituting and appointing                                                   attorney to transfer said Note on the books of the within Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as it appears upon the within Note in every particular, without alteration or enlargement or any change whatever and must be guaranteed.

SIGNATURE(S) GUARANTEED:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM) PURSUANT TO SEC RULE 17Ad-15.

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SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made

Date of Exchange	Amount of increase in Principal Amount of this Global Note	Amount of decrease in Principal Amount of this Global Note	Principal Amount of this Global Note following each decrease or increase	Signature of authorized signatory of Trustee

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Exhibit A-2

[Form of Regulation S Temporary Global Note]

HARLEY-DAVIDSON FUNDING CORP.
MEDIUM-TERM NOTES, SERIES A

Fully and Unconditionally Guaranteed, Jointly and Severally, by
Harley-Davidson Financial Services, Inc. and Harley-Davidson Credit Corp.

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY (AS DEFINED IN THE INDENTURE) OR A NOMINEE THEREOF. THIS GLOBAL SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY, OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION, AND, ACCORDINGLY, NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY OTHER APPLICABLE JURISDICTION. BY ITS ACCEPTANCE HEREOF, THE HOLDER OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (C) IT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF 501(a)(1), (2), (3), (7) OR (8) UNDER THE SECURITIES ACT (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN PRIOR TO THE DATE WHICH IS THE LATER OF (i) TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(k) OF THE SECURITIES ACT) AFTER THE LATER OF (Y) THE DATE OF ORIGINAL ISSUANCE HEREOF AND (Z) THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE (AS DEFINED IN RULE 405 UNDER THE SECURITIES ACT) OF THE COMPANY WAS THE HOLDER OF THIS SECURITY OR SUCH INTEREST OR PARTICIPATION (OR ANY PREDECESSOR THERETO) AND (ii) SUCH LATER DATE, IF

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ANY, AS MAY BE REQUIRED BY ANY SUBSEQUENT CHANGE IN APPLICABLE LAW, ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER”, AS DEFINED IN RULE 144A, THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a) (1), (2), (3), (7) OR (8) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS SECURITY OR SUCH INTEREST OR PARTICIPATION FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, THAT, PRIOR TO SUCH TRANSFER FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY), (D) PURSUANT TO OFFERS AND SALES TO NON-US PERSONS THAT OCCUR OUTSIDE THE UNITED STATES PURSUANT TO REGULATION S UNDER THE SECURITIES ACT, (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

THE HOLDER OF THIS SECURITY WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH ABOVE.

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S

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TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

A-2-3

HARLEY-DAVIDSON FUNDING CORP.
MEDIUM-TERM NOTES, SERIES A

   % Notes due

Fully and Unconditionally Guaranteed, Jointly and Severally, by
Harley-Davidson Financial Services, Inc. and Harley-Davidson Credit Corp.

No.	Principal Amount $
CUSIP No.
ISIN No.
Common Code

Issue Price:	Maturity Date:

Original Issue Date:	Index Maturity:

☐ Original Issue Discount Note

Total Amount of OID:

Yield to Maturity: %

Initial Accrual Period OID:

☐ Fixed Rate

Interest Rate: %

Interest Rate Basis:

CD Rate	Specified Currency (if other than U.S. dollars):

CMT Rate
Designated CMT Moneyline Telerate Page:
Designated CMT Maturity Index:	Option To Receive Payments In Specified Currency (non-U.S. dollar denominated Note):

Commercial Paper Rate

Federal Funds Rate

LIBOR
☐ LIBOR Reuters:	Authorized Denomination:
☐ LIBOR Moneyline Telerate:
☐ LIBOR Currency:

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☐ Index Maturity:	Place of Payment:
☐ Designated LIBOR Page:

Prime Rate

Treasury Rate

Other

Spread (Plus Or Minus):	Initial Redemption Date:

Initial Redemption Percentage:

Annual Redemption Percentage Reduction:

Repayment Date:

Spread Multiplier: %	Renewable: ☐ Yes ☐ No

Extendible: ☐ Yes ☐ No

Interest Category:
☐ Regular Floating Rate Note	Final Maturity Date:

☐ Floating Rate/Fixed Rate Note
Fixed Rate Commencement Date:

Fixed Interest Rate: %

☐ Inverse Floating Rate Note

Initial Interest Reset Date:	Maximum Interest Rate: %

Interest Reset Dates:	Minimum Interest Rate: %

Interest Payment Dates (in the case of a Floating Rate Note and, in the case of a Fixed Rate Note, other than as set forth below):
Regular Record Dates (if other than as set forth below):

Interest Determination Dates:

Additional Amounts applicable for Company:
☐ Yes
☐ No

Additional Amounts applicable for Guarantors:

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☐ Yes
☐ No

Addendum Attached	Other Provisions:
☐ Yes
☐ No

Authorized Denomination (only if non-U. S. dollar denominated Note):

Calculation Agent (if other than the Trustee):

Interest Payment Period:

Harley-Davidson Funding Corp., a corporation duly organized under the laws of the State of Nevada (herein called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the Principal Amount specified above, as revised by the Schedule of Increases and Decreases in Global Security attached hereto, on the Maturity Date specified above and to pay to the registered holder of this Note (the “Holder”) interest on said Principal Amount at a rate per annum specified above and upon the terms provided below under either the heading “Provisions Applicable to Fixed Rate Notes Only” or “Provisions Applicable to Floating Rate Notes Only.”

This Note is one of a duly authorized issue of notes of the Company (herein referred to as the “Notes”), all issued or to be issued in one or more series under an indenture, dated as of November        , 2003 (as may be supplemented from time to time, the “Indenture”), among the Company, Harley-Davidson Financial Services, Inc., Harley-Davidson Credit Corp., (each of Harley-Davidson Financial Services, Inc. and Harley-Davidson Credit Corp. being a “Guarantor” and, collectively, the “Guarantors”) and BNY Midwest Trust Company, as trustee (the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Trustee, the Company, the Guarantors and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. The Notes of this series are limited (except as otherwise provided in the Indenture) to the aggregate principal amount established from time to time by the Company Board of Directors. The Notes of this series may be issued at various times with different maturity dates and different principal repayment provisions, may bear interest at different rates and may otherwise vary, all as provided in the Indenture. The Notes of this series may be subject to redemption upon notice and in accordance with the provisions of this Note and the Indenture. The Company and the Guarantors may defease the Notes of this series in accordance with the provisions of the Indenture.

To secure the due and punctual payment of principal, any premium, any interest and Additional Amounts (as defined in the Indenture) on this Note by the Company under the Indenture, when and as the same shall become due and payable, whether at the Maturity Date, by

A-2-6

declaration of acceleration, call for redemption or otherwise, each Guarantor has unconditionally guaranteed this Note pursuant to the terms of the Guarantee endorsed hereon and in Section 1401 of the Indenture (the “Guarantee”).

As used herein, the term “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that if a Specified Currency is specified above, the day is also not a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as defined below) of the country issuing such Specified Currency or, if such Specified Currency is the Euro, the day is also a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open; provided further that if LIBOR is indicated above to be an applicable Interest Rate Basis, the day is also a London Banking Day (as defined below).

“Principal Financial Center” means, unless otherwise provided in this Note:

(1) the capital city of the country issuing the Specified Currency; or

(2) the capital city of the country to which the LIBOR Currency relates,

except, in each case, that with respect to United States dollars, Australian dollars, Canadian dollars, South African rand and Swiss francs, the “Principal Financial Center” will be The City of New York, Sydney and (solely in the case of the Specified Currency) Melbourne, Toronto, Johannesburg and Zurich, respectively.

“London Banking Day” means a day which commercial banks are open for business, including dealings in the LIBOR Currency specified above, in London.

Provisions Applicable To Fixed Rate Notes Only:

If the “Fixed Rate” line above is checked, unless otherwise specified above, the Company will pay interest semiannually on          and          of each year (each such date fixed for the payment of interest, an “Interest Payment Date”) commencing         , and on the Maturity Date or upon earlier redemption or repayment to the person to whom principal is payable. Interest shall accrue from the Original Issue Date, or from the most recent Interest Payment Date to which interest has been paid or duly provided for on this Note to, but excluding, the next following Interest Payment Date, Maturity Date, or earlier date of redemption or repayment, as the case may be. Interest on Fixed Rate Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

If any Interest Payment Date or the Maturity Date (or the date of earlier redemption or repayment) of this Fixed Rate Note falls on a day that is not a Business Day, the payment will be made on the next Business Day as if it were made on the date such payment was due, and no interest will accrue on the amount so payable for the period from and after such Interest Payment Date or the Maturity Date (or the date of earlier redemption or repayment), as the case may be.

A-2-7

Provisions Applicable To Floating Rate Notes Only:

If the “Floating Rate” line above is checked, the Company will pay interest on the Interest Payment Dates shown specified above at the Initial Interest Rate specified above until the first Interest Reset Date specified above following the Original Issue Date specified above and thereafter at a rate determined in accordance with the provisions hereinafter set forth under the headings “Determination of CD Rate,” “Determination of CMT Rate,” “Determination of Commercial Paper Rate,” “Determination of Federal Funds Rate,” “Determination of LIBOR,” “Determination of Prime Rate” or “Determination of Treasury Rate,” depending on whether the Interest Rate Basis is the CD Rate, the CMT Rate, the Commercial Paper Rate, the Federal Funds Rate, LIBOR, the Prime Rate, the Treasury Rate or other Interest Rate Basis.

An interest payment shall be the amount of interest accrued from and including the Original Issue Date, or from and including the last Interest Payment Date to which interest has been paid, to, but excluding, the next following Interest Payment Date, Maturity Date, or date of earlier redemption or repayment, as the case may be (an “Interest Period”). Notwithstanding any provision herein to the contrary, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified above.

If any Interest Payment Date for any Floating Rate Note, other than an Interest Payment Date at maturity, would fall on a day that is not a Business Day, such Interest Payment Date will be the following day that is a Business Day, and interest will continue to accrue to the following Business Day, except that if LIBOR is the applicable Interest Rate Basis, if such Business Day is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding day that is a Business Day. If the Maturity Date (or date of earlier redemption or repayment) of any Floating Rate Note would fall on a day that is not a Business Day, the payment of interest and principal (and premium, if any) may be made on the next succeeding Business Day, and no interest on such payment will accrue for the period from and after the Maturity Date (or the date of earlier redemption or repayment).

Commencing with the first Interest Reset Date specified above following the Original Issue Date, the rate at which interest on this Note is payable shall be adjusted daily, weekly, monthly, quarterly, semi-annually or annually as specified above under “Interest Reset Dates.”

The interest rate borne by this Note will be determined as follows:

(i)            Unless the Interest Category of this Note is specified above as a “Floating Rate/Fixed Rate Note” or an “Inverse Floating Rate Note” or in the event either “Other Provisions” or an Addendum hereto applies, in each case, relating to a different interest rate formula, this Note shall be designated as a “Regular Floating Rate Note” and, except as set forth below or specified above under “Other Provisions” or in an Addendum hereto, shall bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the applicable Spread, if any, and/or (b) multiplied by the applicable Spread Multiplier, if any; in each case as specified above. Commencing on the Initial Interest Reset Date, the rate at which interest on this Note shall be payable shall be reset as of each Interest Reset Date specified above; provided, however, that the interest rate in effect for the period, if any, from the Original Issue Date to the Initial Interest Reset Date shall be the Initial Interest Rate.

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(ii)           If the Interest Category of this Note is specified above as a “Floating Rate/Fixed Rate Note” then, except as set forth below or specified above under “Other Provisions” or in an Addendum hereto, this Note shall bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the applicable Spread, if any, and/or (b) multiplied by the Spread Multiplier, if any, in each case as specified above. Commencing on the Initial Interest Reset Date, the rate at which interest on this Note shall be payable shall be reset as of each Interest Reset Date; provided, however, that (y) the interest rate in effect for the period, if any, from the Original Issue Date to the Initial Interest Reset Date shall be the Initial Interest Rate and (z) the interest rate in effect for the period commencing on, and including, the Fixed Rate Commencement Date specified above to the Maturity Date (or date of earlier redemption or repayment) shall be the Fixed Interest Rate specified above or, if no Fixed Interest Rate is so specified, the interest rate in effect on the day immediately preceding the Fixed Rate Commencement Date.

(iii)          If the Interest Category of this Note is specified above as an “Inverse Floating Rate Note” then, except as set forth below or specified above under “Other Provisions” or in an Addendum hereto, this Note shall bear interest at (a) the Fixed Interest Rate specified above minus (b) the rate determined by reference to the applicable Interest Rate Basis or Bases: ,

(x)            plus or minus the applicable Spread, if any, and/or

(y)           multiplied by the applicable Spread Multiplier, if any, in each case as specified above;

provided, however, that, unless otherwise specified above under “Other Provisions” or in an Addendum hereto, the interest rate hereon shall not be less than zero.

Commencing on the Initial Interest Reset Date, the rate at which interest on this Note shall be payable shall be reset on each Interest Reset Date; provided, however, that the interest rate in effect for the period, if any, from the Original Issue Date to the Initial Interest Reset Date shall be the Initial Interest Rate set forth above.

The “Spread” is the number of basis points (one basis point equals one-hundredth of a percentage point) specified above to be added to or subtracted from the Interest Rate Basis for a Floating Rate Note, and the “Spread Multiplier” is the percentage specified above by which the Interest Rate Basis for such Floating Rate Note will be multiplied. Both a Spread and/or a Spread Multiplier may be applicable to the Interest Rate Basis for a particular Floating Rate Note, as set forth above.

Each such adjusted Interest Rate Basis shall be applicable on and after the Interest Reset Date to which it relates but not including the next succeeding Interest Reset Date. If any Interest Reset Date is a day that is not a Business Day, such Interest Reset Date shall be postponed to the next day that is a Business Day, except that if the rate of interest on this Note shall be determined by reference to LIBOR and such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day. In addition, if the Treasury Rate is the applicable Interest Rate Basis and the Interest Determination Date would otherwise fall on an Interest Reset Date, then the Interest Reset Date will be postponed to the next

A-2-9

succeeding Business Day. Subject to applicable provisions of law (including usury laws) and except as specified in this Note, on each Interest Reset Date, the rate of interest on this Note shall be the rate determined in accordance with the provisions of the applicable heading below.

With respect to a Floating Rate Note, accrued interest shall be calculated by multiplying the principal amount of thereof by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factors calculated for each day in the Interest Period or from the last date from which accrued interest is being calculated. The interest factor for each such day is computed by dividing the interest rate applicable to such day by 360, in the cases of CD Rate Notes, Commercial Paper Rate Notes, Federal Funds Rate Notes, LIBOR Notes and Prime Rate Notes or by the number of days in the year, in the cases of CMT Rate Notes and Treasury Rate Notes. The interest rate applicable to any day that is an Interest Reset Date will be the interest rate effective on such Interest Reset Date. The interest rate applicable to any other day will be the interest rate for the immediately preceding Interest Reset Date (or, if none, the Initial Interest Rate, as specified above).

The “Calculation Date,” where applicable, pertaining to an Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if any such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day preceding the applicable Interest Payment Date or the Maturity Date (or the date of earlier redemption or repayment), as the case may be.

BNY Midwest Trust Company shall be the calculation agent unless another calculation agent is specified above (the “Calculation Agent”). The interest rate applicable to each interest period will be determined by the Calculation Agent on or prior to the applicable Calculation Date. At the request of the Holder, the Calculation Agent will provide the interest rate then in effect and, if determined, the interest rate which will become effective on the next Interest Reset Date.

All percentages resulting from any calculation of the rate of interest on a Floating Rate Note will be rounded, if necessary, to the nearest one hundred-thousandth of a percent (.0000001), with five one-millionths of a percentage point rounded upward, and all dollar amounts used in or resulting from such calculation on Floating Rate Notes will be rounded to the nearest cent (with one-half cent being rounded upward).

Determination of CD Rate. If the Interest Rate Basis, as specified above, is, or is calculated by reference to, the CD Rate, unless otherwise specified above, the “CD Rate” for each Interest Reset Date will be determined by the Calculation Agent as of the second Business Day prior to such Interest Reset Date (a “CD Interest Determination Date”) and shall be the rate on the applicable CD Interest Determination Date for negotiable United States dollar certificates of deposit having the Index Maturity specified above as published in H.15(519) (as defined below) on such CD Interest Determination Date under the heading “CDs (secondary market).” If the rate referred to in the preceding sentence is not so published by 3:00 p.m., New York City time, on the applicable Calculation Date, the CD Rate shall be the rate on the applicable CD Interest Determination Date for negotiable United States dollar certificates of deposit of the Index Maturity specified above as published in H.15 Daily Update (as defined below), or other recognized electronic source used for the purpose of displaying the applicable rate, under the

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caption “CDs (secondary market).” If the rate referred to in the preceding sentence is not so published by 3:00 p.m., New York City time, on the applicable Calculation Date, the CD Rate shall be the rate on the applicable CD Interest Determination Date calculated by the Calculation Agent on the Notes as the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on the applicable CD Interest Determination Date, of three leading non-bank dealers in negotiable United States dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable United States dollar certificates of deposit of major United States money market banks with a remaining maturity closest to the Index Maturity specified above in an amount that is representative for a single transaction in that market at that time. If the dealers selected by the Calculation Agent as provided in the preceding sentence are not quoting as mentioned in such sentence, the CD Rate shall be the CD Rate in effect on the applicable CD Interest Determination Date.

“H.15(519)” means the weekly statistical release designated as H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System.

“H.15 Daily Update” means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov /releases/h15/update, or any successor site or publication.

Determination of CMT Rate. If the Interest Rate Basis, as specified above, is, or is calculated by reference to, the CMT Rate, unless otherwise specified above, the “CMT Rate” for each Interest Reset Date will be determined by the Calculation Agent as of the second Business Day prior to such Interest Reset Date (a “CMT Interest Determination Date”) and shall be the rate displayed on the Designated CMT Moneyline Telerate Page (as defined below) under the caption “...Treasury Constant Maturities...Federal Reserve Board Release H.15...Mondays Approximately 3:45 p.m.,” under the column for the Designated CMT Maturity Index for (i) if the Designated CMT Moneyline Telerate Page is specified above as 7051, the CMT Rate for such CMT Interest Determination Date will be a percentage equal to the yield for United States Treasury securities at “constant maturity” having the Index Maturity specified above, as published in H.15(519) under the caption “Treasury Constant Maturities,” as the yield is displayed on Moneyline Telerate (or any successor service), on page 7051 (or any other page as may replace page 7051 on that service) (“Moneyline Telerate Page 7051”), for the applicable CMT Interest Determination Date. If the rate referred to in the preceding sentence does not appear on Moneyline Telerate Page 7051, the CMT Rate for such CMT Interest Determination Date will be a percentage equal to the yield for United States Treasury securities at “constant maturity” having the Index Maturity specified above, and for the applicable CMT Interest Determination Date as published in H.15(519) under the caption “Treasury Constant Maturities.” In the event the rate referred to in the preceding sentence does not appear in H.15(519), then the CMT Rate for such CMT Interest Determination Date will be the rate on the applicable CMT Interest Determination Date for the period of the Index Maturity specified above, as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate which would otherwise have been published in H.15(519). In the event the rate referred to in the preceding sentence is not published, the CMT Rate on the applicable CMT Interest Determination Date will be calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 p.m., New York

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City time, on the applicable CMT Interest Determination Date of three leading primary United States government securities dealers in The City of New York, which may include an agent of the Company or such agent’s affiliates (each a “Reference Dealer”), selected by the Calculation Agent (from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest), and the lowest quotation (or, in the event of equality, one of the lowest)), for United States Treasury securities with an original maturity equal to the Index Maturity specified above, a remaining term to maturity no more than one year shorter than the Index Maturity specified above and in a principal amount that is representative for a single transaction in the securities in the market at that time. If fewer than five but more than two of the prices referred to in the above sentence are provided as requested, the CMT Rate on the applicable CMT Interest Determination Date will be calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained, and neither the highest nor the lowest of the quotations shall be eliminated; provided, however, that if fewer than three prices referred to above are provided as requested, the CMT Rate on the applicable CMT Interest Determination Date will be calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 p.m., New York City time, on the applicable CMT Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the Index Maturity specified above, and a remaining term to maturity closest to the Index Maturity specified above, and in a principal amount that is representative for a single transaction in the securities in the market at that time. However, if fewer than five but more than two prices referred to above are provided as requested, the CMT Rate on the applicable CMT Interest Determination Date will be calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained, and neither the highest nor the lowest of the quotations will be eliminated. If fewer than three prices referred to above are provided as requested, the CMT Rate on the applicable CMT Interest Determination Date will be the CMT Rate in effect on the applicable CMT Interest Determination Date and (ii) if the CMT Moneyline Telerate Page is 7052, the CMT Rate for such CMT Interest Determination Date will be a percentage equal to the one-week or one-month, as specified above, and will be the average yield for United States Treasury securities at “constant maturity” having the Index Maturity specified above, as published in H.15(519) opposite the caption “Treasury Constant Maturities,” as the yield is displayed on Moneyline Telerate (or any successor service) on page 7052 (or any other page as may replace page 7052 on that service) (“Moneyline Telerate Page 7052”), for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the related CMT Interest Determination Date falls. If the rate referred to in the preceding sentence does not appear on Moneyline Telerate Page 7052, then the CMT Rate for such CMT Interest Determination Date will be a percentage equal to the one-week or one-month, as specified above, average yield for United States Treasury securities at “constant maturity” having the Index Maturity specified above, and for the week or month, as applicable, preceding the applicable CMT Interest Determination Date as published in H.15(519) opposite the caption “Treasury Constant Maturities.” If the rate referred to in the preceding sentence does not appear in H.15(519), then the CMT Rate for such CMT Interest Determination Date will be the one-week or one-month, as specified above, average yield for United States Treasury securities at “constant maturity” having the Index Maturity specified above, as otherwise

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announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the related CMT Interest Determination Date falls. If the Federal Reserve Bank of New York does not publish the rate referred to above, the rate on the applicable CMT Interest Determination Date will be calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 p.m., New York City time, on the applicable CMT Interest Determination Date of three Reference Dealers selected by the Calculation Agent (from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest), and the lowest quotation (or, in the event of equality, one of the lowest)), for United States Treasury securities with an original maturity equal to the Index Maturity specified above, and a remaining term to maturity no more than one year shorter than the Index Maturity specified above, and in a principal amount that is representative for a single transaction in the securities in the market at that time. If fewer than five but more than two of the prices referred to above are provided as requested, the rate on the applicable CMT Interest Determination Date will be calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained, and neither the highest nor the lowest of the quotations shall be eliminated. If fewer than three prices referred to above are provided as requested, the rate on the applicable CMT Interest Determination Date will be calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 p.m., New York City time, on the applicable CMT Interest Determination Date of three Reference Dealers selected by the Calculation Agent (from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation or (in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for United States Treasury securities with an original maturity greater than the Index Maturity specified above, and a remaining term to maturity closest to the Index Maturity specified above and will be in a principal amount that is representative for a single transaction in the securities in the market at that time. If fewer than five but more than two prices referred to above are provided as requested, the rate will be calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained, and neither the highest nor the lowest of the quotations will be eliminated, or if fewer than three prices referred to above are provided as requested, the CMT Rate will be the CMT Rate in effect on the applicable CMT Interest Determination Date. If two United States Treasury securities with an original maturity greater than the Index Maturity as specified above have remaining terms to maturity equally close to the Index Maturity specified above, the quotes for the United States Treasury security with the shorter original remaining term to maturity will be used.

“Designated CMT Moneyline Telerate Page” means the display on Moneyline Telerate or any successor service on the page specified above (or any other page as may replace the specified page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519)). If no such page is specified above, the Designated CMT Moneyline Telerate Page shall be 7052, for the most recent week.

“Designated CMT Maturity Index” means the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified above with respect to which the CMT Rate will be calculated. If no such maturity is specified, the Designated CMT Maturity Index shall be two years.

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Determination of Commercial Paper Rate. If the Interest Rate Basis, as specified above, is, or is calculated by reference to, the Commercial Paper Rate, unless otherwise specified above, the “Commercial Paper Rate” for each Interest Reset Date will be determined by the Calculation Agent as of the second Business Day prior to such Interest Reset Date (a “Commercial Paper Interest Determination Date”) and shall be the Money Market Yield (as defined below) on such date of the rate for commercial paper having the Index Maturity as indicated above, as such rate shall be published in H.15(519) under the caption “Commercial Paper-Nonfinancial.” In the event that such rate is not published prior to 3:00 p.m., New York City time, on the applicable Calculation Date, then the Commercial Paper Rate shall be calculated by the Calculation Agent as the Money Market Yield of the Commercial Paper Rate on the applicable Commercial Paper Interest Determination Date for commercial paper having the Index Maturity specified above, published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Commercial Paper-Nonfinancial.” If by 3:00 p.m., New York City time, on the applicable Calculation Date, such rate is not yet published as provided in the preceding sentence, then the Commercial Paper Rate on the applicable Commercial Paper Interest Determination Date shall be calculated by the Calculation Agent as the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 a.m., New York City time, on the applicable Commercial Paper Interest Determination Date of three leading dealers of United States dollar commercial paper in The City of New York, which may include an agent of the Company or such agent’s affiliates, selected by the Calculation Agent for commercial paper having the Index Maturity specified above, placed for industrial issuers whose bond rating is “Aa,” or the equivalent, from a nationally recognized statistical rating organization; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting offered rates as mentioned in this sentence, the Commercial Paper Rate will be the Commercial Paper Rate in effect on the applicable Commercial Paper Interest Determination Date.

“Money Market Yield” shall be a yield calculated in accordance with the following formula and expressed as a percentage:

Money market yield =	D × 360	× 100
360 - (D × M)

where “D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and “M” refers to the actual number of days in the interest period for which interest is being calculated.

Determination of Federal Funds Rate. If the Interest Rate Basis, as specified above, is, or is calculated by reference to the Federal Funds Rate, unless otherwise specified above, the “Federal Funds Rate” with respect to each Interest Reset Date will be determined by the Calculation Agent as of the first Business Day prior to such Interest Reset Date (a “Federal Funds Interest Determination Date”) and shall be the rate on that date for United States dollar Federal Funds as published in H.15(519) under the heading “Federal Funds (Effective),” as displayed on Moneyline Telerate or any successor service on page 120 or any other page as may replace the applicable page on that service (“Moneyline Telerate Page 120”) or, if such rate does not appear on Moneyline Telerate Page 120, or is not so published by 3:00 p.m., New York City time, on the applicable Calculation Date, the rate on the applicable Federal Funds Interest

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Determination Date for United States dollar Federal Funds will be the rate on such Federal Funds Interest Determination Date as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Federal Funds/Effective Rate.” If such rate is not so published by 3:00 p.m., New York City time, on the applicable Calculation Date, the Federal Funds Rate will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar Federal Funds arranged by three leading brokers of United States dollar Federal Funds transactions in The City of New York, which may include an agent of the Company or such agent’s affiliates, selected by the Calculation Agent before 9:00 a.m., New York City time, on the applicable Federal Funds Interest Determination Date; provided, however, that if the brokers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate will be the Federal Funds Rate in effect on the applicable Federal Funds Interest Determination Date.

Determination of LIBOR. If the Interest Rate Basis, as specified above, is, or is calculated by reference to, LIBOR, unless otherwise specified above, “LIBOR” for each Interest Reset Date will be determined by the Calculation Agent as of the second London Banking Day prior to such Interest Reset Date (a “LIBOR Interest Determination Date”) and in accordance with the following provisions:

(i) LIBOR will be either: (a) if “LIBOR Reuters” is specified above, LIBOR will be the arithmetic mean of the offered rates (unless the specified Designated LIBOR Page (as defined below) by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in the LIBOR Currency having the Index Maturity specified above, commencing on the second London Banking Day immediately following such LIBOR Interest Determination Date, that appear on the Designated LIBOR Page specified above, as of 11:00 a.m., London time, on the applicable LIBOR Interest Determination Date, if at least two such offered rates appear (unless, as aforesaid, only a single rate is required) on such Designated LIBOR Page, or (b) if “LIBOR Moneyline Telerate” is specified above or if neither “LIBOR Reuters” nor “LIBOR Moneyline Telerate” is specified as the method for calculating LIBOR, LIBOR will be the rate for deposits in the LIBOR Currency (as defined below) having the Index Maturity specified above, commencing on the second London Banking Day immediately following such LIBOR Interest Determination Date that appears on the Designated LIBOR Page as of 11:00 a.m., London time, on the applicable LIBOR Interest Determination Date. If fewer than two such offered rates appear, or if no such rate appears, as the case may be, LIBOR in respect of the related LIBOR Interest Determination Date will be determined in accordance with provisions described in clause (ii) below.

(ii) With respect to a LIBOR Interest Determination Date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the applicable Designated LIBOR Page as specified in clause (i) above, the rate calculated by the Calculation Agent will be the arithmetic mean of at least two quotations obtained by the Calculation Agent after requesting the principal London offices of each of four major reference banks, which may include an agent of the Company or such agent’s affiliates, in the London interbank market, to provide the Calculation Agent with its offered quotation for deposits in the LIBOR Currency for the period of the Index Maturity specified above,

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commencing on the second London Banking Day immediately following the applicable LIBOR Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on the applicable LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in the applicable LIBOR Currency in that market at that time. If fewer than two quotations are provided, LIBOR determined on the applicable LIBOR Interest Determination Date calculated by the Calculation Agent will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in the applicable Principal Financial Center, on the LIBOR Interest Determination Date by three major banks, which may include an agent of the Company or such agent’s affiliates, in the applicable Principal Financial Center(s) selected by the Calculation Agent for loans in the LIBOR Currency to leading European banks, having the Index Maturity specified above and in a principal amount that is representative for a single transaction in the applicable LIBOR Currency in that market at that time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined as of such LIBOR Interest Determination Date will be the LIBOR rate in effect on the applicable LIBOR Interest Determination Date.

“LIBOR Currency” means the currency (including composite currencies) specified above as the currency for which LIBOR shall be calculated. If no such currency is specified above, the LIBOR Currency shall be United States dollars.

“Designated LIBOR Page” means either (a) if “LIBOR Reuters” is specified above, the display on the Reuters Monitor Money Rates Service or any successor service specified above for the purpose of displaying the London interbank rates of major banks for the applicable LIBOR Currency, or (b) if “LIBOR Moneyline Telerate” is specified above or neither “LIBOR Reuters” nor “LIBOR Moneyline Telerate” is specified as the method for calculating LIBOR, the display on Moneyline Telerate or any successor service specified above, for the purpose of displaying the London interbank rates of major banks for the applicable LIBOR Currency.

Determination of Prime Rate. If the Interest Rate Basis, as specified above, is, or is calculated by reference to, the Prime Rate, unless otherwise specified above, the “Prime Rate” with respect to each Interest Reset Date will be determined by the Calculation Agent as of the first Business Day prior to such Interest Reset Date (a “Prime Interest Determination Date”) and shall be the rate set forth on such date as published in H.15(519) under the caption “Bank Prime Loan,” or if not so published prior to 3:00 p.m., New York City time, on the applicable Calculation Date pertaining to such Prime Interest Determination Date, then the Prime Rate. will be as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate under the caption “Bank Prime Loan,” or if not so published prior to 3:00 p.m., New York City time, on the applicable Calculation Date pertaining to such Prime Interest Determination Date, then the Prime Rate will be determined by the Calculation Agent as the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen US PRIME 1 Page (as defined below) as the particular bank’s prime rate or base lending rate as of 11:00 a.m., New York City time, on the applicable Prime Interest Determination Date. If fewer than four such rates are so published by 3:00 p.m., New York City time, on the applicable Calculation Date as shown on the Reuters Screen US PRIME 1 Page for the Prime Interest Determination Date, the Prime Rate will be determined by

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the Calculation Agent as the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on the applicable Prime Interest Determination Date by three major banks, which may include an agent of the Company or such agent’s affiliates, in The City of New York selected by the Calculation Agent. However, if the banks selected by the Calculation Agent are not quoting as mentioned in the preceding sentence, the Prime Rate will be the Prime Rate in effect on the applicable Prime Interest Determination Date.

“Reuters Screen US PRIME 1 Page” means the display designated as “US PRIME 1 Page” on the Reuters Monitor Money Rates Service (or any successor service on the “US PRIME 1 Page” or other page as may replace the US PRIME 1 Page on such service for the purpose of displaying prime rates or base lending rates of major United States banks).

Determination of Treasury Rate. If the Interest Rate Basis, as specified above, is, or is calculated by reference to the Treasury Rate, unless otherwise specified above, the “Treasury Rate” for each Interest Reset Date will be the rate from the auction held on the applicable Interest Determination Date (the “Auction”) of direct obligations of the United States (“Treasury Bills”) having the Index Maturity, as specified above, as published under the caption “Investment Rate” on the display on Moneyline Telerate or any successor service on page 56 or any other page as may replace page 56 on that service or page 57 or any other page as may replace page 57 on that service, or, if the rate is not so published by 3:00 p.m., New York City time, on the applicable Calculation Date pertaining to such Treasury Rate Determination Date (as defined below), the Bond Equivalent Yield of the rate for the applicable Treasury Bills as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Auction High,” or, if the rate is not so published by 3:00 p.m., New York City time, on the applicable Calculation Date pertaining to such Treasury Rate Determination Date, the Bond Equivalent Yield of the auction rate of the applicable Treasury Bills announced by the United States Department of the Treasury, or, if the rate is not announced by the United States Department of the Treasury, or if the Auction is not held, the Bond Equivalent Yield of the rate on the applicable Treasury Rate Determination Date of Treasury Bills having the Index Maturity specified above, published in H.15(519) under the caption “U.S. Government Securities/Treasury Bills/Secondary Market,” or, if the rate is not so published by 3:00 p.m., New York City time, on the applicable Calculation Date pertaining to such Treasury Rate Determination Date, the rate on the applicable Treasury Rate Determination Date of the applicable Treasury Bills as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market.” In the event that the results of the auction of Treasury Bills having the applicable Index Maturity specified above are not published or reported, as provided above, by 3:00 p.m., New York City time, on the applicable Calculation Date or if no such auction is held on such Treasury Rate Determination Date, then the Treasury Rate on the applicable Treasury Rate Determination Date shall be calculated by the Calculation Agent and shall be the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on the applicable Treasury Rate Determination Date, of three primary United States government securities dealers, which may include the agent or its affiliates, selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified above; provided, however, that if the dealers selected as aforesaid by the

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Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate will be the Treasury Rate in effect on the applicable Treasury Rate Determination Date.

The “Treasury Rate Determination Date” for any Interest Reset Date will be the day of the week in which such Interest Reset Date falls on which Treasury Bills would normally be auctioned. Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week.

“Bond Equivalent Yield” means a yield calculated in accordance with the following formula and expressed as a percentage:

Bond Equivalent Yield =	D × N	× 100
360 - (D × M)

where “D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal; “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the interest period for which interest is being calculated.

Provisions Applicable To Both Fixed Rate Notes And Floating Rate Notes:

The interest so payable on any Interest Payment Date will, subject to certain exceptions in the Indenture hereinafter referred to, be paid to the person in whose name this Note is registered at the close of business on the Regular Record Date (as defined below) immediately preceding such Interest Payment Date or, if the Interest Payment Date is the Maturity Date or the date of earlier redemption or repayment, to the person in whose name this Note is registered at the close of business on the Maturity Date or such earlier date of redemption or repayment; provided, however, that if the Original Issue Date is between a Regular Record Date and an Interest Payment Date or on an Interest Payment Date, interest for the period from and including the Original Issue Date to, but excluding, the Interest Payment Date relating to such Regular Record Date shall be paid on the next succeeding Interest Payment Date to the person in whose name this Note is registered on the close of business on the Regular Record Date preceding such Interest Payment Date. If this Note bears interest at a Fixed Rate, as specified above, unless otherwise specified above, the “Regular Record Date” with respect to any Interest Payment Date shall be the first day of        and        preceding such Interest Payment Date, whether or not such date shall be a Business Day. If this Note bears interest at a Floating Rate, as specified above, the .”Regular Record Date” with respect to any Interest Payment Date shall be the fifteenth calendar day next preceding such Interest Payment Date, whether or not such date shall be a Business Day.

Payment of principal, premium, if any, and interest in respect of this Note due on the Maturity Date or any earlier redemption or repayment date will be made in immediately available funds upon presentation and surrender of this Note; provided, however, that if a Specified Currency is specified above and such payment is to be made in such Specified Currency in accordance with the provisions set forth below, such payment will be made by wire

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transfer of immediately available funds to an account with a bank designated by the Holder hereof at least 15 calendar days prior to the Maturity Date or such earlier redemption or repayment date, as the case may be, provided that such bank has appropriate facilities therefor and that this Note is presented and surrendered at the Place of Payment specified above in time for the Trustee to make such payment in such funds in accordance with its normal procedures. Payment of interest due on any Interest Payment Date, other than the Maturity Date or any earlier redemption or repayment date, will be made at the Place of Payment specified above.

Whenever in this Note or in the Indenture there is a reference, in any context, to the payment of the principal of, or interest, if any, on, or in respect of, the Notes, such payment shall be deemed to include the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect of such payment pursuant to the provisions hereof or thereof and express mention of the payment of Additional Amounts (if applicable) in any provision hereof or thereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

The Company is obligated to make payment of principal, premium, if any, and interest in respect of this Note in United States dollars or, if a Specified Currency is indicated above, in such Specified Currency (or, if such Specified Currency is not at the time of such payment legal tender for the payment of public and private debts of the country issuing such currency or, in the case of the Euro, in the member states of the European Union that have adopted the single currency in accordance with the Treaty Establishing the European Community, as amended by the Treaty on European Union, such other currency which is then such legal tender in such country or in the adopting member states of the European Union, as the case may be). If a Specified Currency is specified above, except as otherwise provided below, any such amounts so payable by the Company will be converted by a New York clearing house bank designated by the Company (the “Exchange Rate Agent”) into United States dollars for payment to the Holder of this Note.

If a Specified Currency is specified above, the Holder of this Note may elect to receive any amount payable hereunder in such Specified Currency. If the Holder of this Note shall not have duly made an election to receive all or a specified portion of any payment of principal, premium, if any, and/or interest in respect of this Note in such Specified Currency, any United States dollar amount to be received by the Holder of this Note will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of whom may be the Exchange Rate Agent) selected by the Exchange Rate Agent and approved by the Company for the purchase by the quoting dealer of the Specified Currency for United States dollars for settlement on such payment date in the aggregate amount of the Specified Currency payable to all Holders of Notes scheduled to receive United States dollar payments and at which the applicable dealer commits to execute a contract. All currency exchange costs will be borne by the Holder of this Note by deductions from such payments. If three such bid quotations are not available, payments on this Note will be made in the Specified Currency.

If a Specified Currency is specified above, the Holder of this Note may elect to receive all or a specified portion of any payment of principal, premium, if any, and/or interest in respect

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of this Note in such Specified Currency by submitting a written request for such payment to the Trustee at the Place of Payment specified above on or prior to the applicable Record Date or at least 15 calendar days prior to the Maturity Date (or any earlier redemption or repayment date), as the case may be. Such written request may be mailed or hand delivered or sent by facsimile transmission. The Holder of this Note may elect to receive all or a specified portion of all future payments in the Specified Currency in respect of such principal, premium, if any, and/or interest and need not file a separate election for each payment. Such election will remain in effect until revoked by written notice to the Trustee, but written notice of any such revocation must be received by the Trustee on or prior to the applicable Record Date or at least 15 calendar days prior to the Maturity Date (or any earlier redemption or repayment date), as the case may be.

If a Specified Currency is specified above and the Holder of this Note shall have duly made an election to receive all or a specified portion of any payment of principal, premium, if any, and/or interest in respect of this Note in such Specified Currency, but such Specified Currency is not available for such payment due to the imposition of exchange controls or other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligations to the Holder of this Note by making such payment in United States dollars on the basis of the Market Exchange Rate (as defined below) determined by the Exchange Rate Agent on the second Business Day prior to such payment date or, if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate on or before the date on which such payment is due. The “Market Exchange Rate” for the Specified Currency means the noon dollar buying rate in The City of New York for cable transfers of the Specified Currency as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York. Any payment made in United States dollars under such circumstances shall not constitute an Event of Default (as defined in the Indenture).

All determinations referred to above made by the Exchange Rate Agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the Holder of this Note.

In case an Event of Default (as defined in the Indenture) with respect to Notes of this series shall occur and be continuing, the principal amount (or, if the Note is an Original Issue Discount Note, such lesser portion of the principal amount as may be applicable) of the Notes of this series may be declared due and payable, and, with respect to certain Events of Default, shall automatically become due and payable, in each case in the manner and with the effect provided in the Indenture. If this Note is an Original Issue Discount Note, in the event of an acceleration of the Maturity Date hereof, the amount payable to the Holder of this Note upon such acceleration will be determined by this Note but will be an amount less than the amount payable at the Maturity Date of this Note.

The Indenture permits, with certain exceptions as therein provided, the modification of the rights and obligations of the Company and the Guarantors and the rights of the Holders of the Securities (as defined in the Indenture) of each series to be affected by such modification under the Indenture at any time by the Company and the Guarantors with the consent of the holders of not less than a majority in aggregate principal amount of the Outstanding Securities (as defined in the Indenture) of each series to be affected by such modification. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the

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Outstanding Securities of each series, on behalf of the Holders of all Securities of such series, to waive compliance by the Company and the Guarantors with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.

This Note is issuable only in registered form without coupons in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof or other Authorized Denomination specified above.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered in the Security Register of this series upon surrender of this Note for registration of transfer at the Place of Payment specified above, duly endorsed by or accompanied by, a written instrument of transfer in form satisfactory to the Company and the Trustee, duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon a new Note or Notes of this series of Authorized Denomination and for the same aggregate principal amount, with the Guarantee endorsed thereon, will be issued to the designated transferee or transferees.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Trustee, and any agent of the Company or the Trustee may treat the person in whose name this Note is registered in the Security Register as the owner of this Note for all purposes (other than for the determination of any Additional Amounts payable) and neither the Company nor the Trustee nor any such agent shall be affected by any notice to the contrary.

If so specified above, this Note will be redeemable at the Company’s option on the date or dates specified prior to the Maturity Date at a price or prices, each as specified above, together with accrued interest to the date of redemption. This Note will not be subject to any sinking fund. If so redeemable, the Company may redeem this Note either in whole or from time to time in part, upon not less than 30, nor more than 60, days’ notice before the date of redemption. If less than all of the Notes with like tenor and terms are to be redeemed, the Notes to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate.

This Notes will be subject to redemption at the option of the Company, in whole or in part at any time at a redemption price equal to the greater of (i) 100% of the principal amount of this Note to be redeemed, and (ii) as determined by the Quotation Agent (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest on this Notes to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus        basis points, and accrued but unpaid interest thereon.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

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“Comparable Treasury Issue” means the U.S. Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the trustee obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such Quotations.

“Quotation Agent” means the Reference Treasury Dealer appointed by the Company.

“Reference Treasury Dealer” means (i) each of Banc One Capital Markets, Inc. and Citigroup Global Markets Inc. (and their respective successors) and three other nationally recognized investment banking firms that are Primary Treasury Dealers specified from time to time by the Company; provided, however, that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

Notice of any redemption will be-mailed at least 30 days but not more than 60 days before the redemption date to the Holder hereof at its address as such address shall appear in the Security Register of the Company. Unless the Company defaults in the payment of the redemption price on and after the redemption date, interest will cease to accrue on the principal amount of this Note called for redemption.

The Company can “reopen” a previously issued tranche of Notes and issue additional Notes of such tranche or establish additional terms of such tranche or issue notes with the same terms as previously issued Notes.

The Company may at any time purchase this Note at any price in the open market or otherwise. Notes so purchased by the Company may be held or resold or, at the discretion of the Company, may be surrendered to the Trustee for cancellation.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligations of the Company and the Guarantors, which are absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note, at the times, place and rate, and in the coin or currency, herein and in the Indenture prescribed.

This Note shall be governed by and construed in accordance with the laws of the State of New York.

A-2-22

By acceptance of this Note, the Holder hereof agrees to be bound by the provisions of the Indenture. Terms used herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture. This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by or on behalf of the Trustee under the Indenture.

A-2-23

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or by facsimile by an authorized signatory.

HARLEY-DAVIDSON FUNDING CORP.

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the
series designated herein and
referred to in the within-mentioned
Indenture.

BNY MIDWEST TRUST COMPANY,
as Trustee

By:
Authorized Signatory

A-2-24

GUARANTEE

For value received, each of the undersigned hereby fully, irrevocably and unconditionally guarantees, jointly and severally, pursuant to the terms of the Guarantee contained in Article Fourteen of the Indenture, to the Holder of this Note and to the Trustee, on behalf of the Holder, the due and punctual payment of the principal of, and any premium, interest and any Additional Amounts on, this Note, when and as the same shall become due and payable, whether at the stated maturity, by declaration of acceleration, call for redemption or otherwise, in accordance with the terms of this Note and the Indenture. This Guarantee will not be valid or obligatory for any purpose until the Trustee duly executes the certificate of authentication on the Note upon which this Guarantee is endorsed.

Dated:
HARLEY-DAVIDSON FINANCIAL SERVICES, INC.
a Delaware corporation

By:
Name:
Title:

HARLEY-DAVIDSON CREDIT CORP.
a Nevada corporation

By:
Name:
Title:

Attest:

By:
Name:
Title:

A-2-25

ABBREVIATIONS

The following abbreviations, when used in the inscription on this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT - Custodian
		(Cust)	(Minor)
TEN ENT -	as tenants by the entireties	under Uniform Gifts to Minors Act

JT TEN -	as joint tenants with right of
	survivorship and not as tenant	(State)
in common

Additional abbreviations may also be used though not in the above list.

A-2-26

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

(Please insert social security or other identifying number of assignee)

(Name and address of assignee, including zip code,
must be printed or typewritten)

the within Note, and all rights thereunder, hereby irrevocably constituting and appointing                                            attorney to transfer said Note on the books of the within Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as it appears upon the within Note in every particular, without alteration or enlargement or any change whatever and must be guaranteed.

SIGNATURE(S) GUARANTEED:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM) PURSUANT TO SEC RULE 17Ad-15.

A-2-27

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made

Date of Exchange	Amount of increase in Principal Amount of this Global Note	Amount of decrease in Principal Amount of this Global Note	Principal Amount of this Global Note following each decrease or increase	Signature of authorized signatory of Trustee

A-2-28

[FORM OF CERTIFICATE OF TRANSFER]

Harley-Davidson Funding Corp.
4150 Technology Way
Carson City, Nevada 89706
Facsimile:
Attention:

BNY Midwest Trust Company
2 North LaSalle Street, Suite 1020
Chicago, Illinois 60602
Facsimile:
Attention:  Corporate Trust Department

Re:        % Notes due 20          CUSIP:

Reference is hereby made to the Indenture, dated as of November     , 2003 (the “Indenture”), among Harley-Davidson Funding Corp., a corporation duly organized and existing under the laws of the State of Nevada (the “Company”), the Guarantors and BNY Midwest Trust Company, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                            (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount at maturity of $                     in such Note[s] or interests (the “Transfer”), to                              (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.   ☐  Check if Transferee will take delivery of a beneficial interest in the 144A global Note or a definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or definitive Note shall be subject to the restrictions on transfer enumerated in the legend printed on the 144A global Note and/or the definitive Note and in the Indenture and the Securities Act.

2.   ☐  Check if Transferee will take delivery of a beneficial interest in the Regulation S temporary global Note, Regulation S permanent global Note or a definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the “Restricted Period” as defined in Regulation S, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than the Agents). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or definitive Note shall be subject to the restrictions on Transfer enumerated in the legend printed on the Regulation S temporary global Note, Regulation S permanent global Note and/or the definitive Note and in the Indenture and the Securities Act.

3.   ☐  Check and complete if Transferee will take delivery of a beneficial interest in a definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in restricted global Notes and restricted definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)  ☐  such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or

(b)  ☐  such Transfer is being effected to the Company or a subsidiary thereof; or

(c)  ☐  such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act; or

(d)  ☐  such Transfer is being effected to an institutional “accredited investor” as defined in Rule 501(a)(1), (2), (3), (7) or (8) under the Securities Act who is not also a qualified institutional buyer (as defined in Rule 144A) and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a restricted global Note or restricted definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the

Transferee in the form of Exhibit C to the Indenture and (2) if the principal amount of Notes to be transferred is less than [$100,000], a written opinion from legal counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or definitive Note shall be subject to the restrictions on transfer enumerated in the legend printed on the definitive Notes and in the Indenture and the Securities Act.

4.   ☐  Check if Transferee will take delivery of a beneficial interest in an unrestricted global Note or of an unrestricted definitive Note.

(a)  ☐  Check if Transfer is Pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or definitive Note shall no longer be subject to the restrictions on transfer enumerated in the legend printed on the restricted global Notes, on restricted definitive Notes and in the Indenture.

(b)  ☐  Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or definitive Note shall no longer be subject to the restrictions on transfer enumerated in the legend printed on the restricted global Notes, on restricted definitive Notes and in the Indenture.

(c)  ☐  Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or definitive Note shall not be subject to the restrictions on transfer enumerated in the legend printed on the restricted global Notes or restricted definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By

Name:
Title:
Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.             The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (A) OR (B)]

(A)	☐	a beneficial interest in the:

	(i) ☐	144A global Note (CUSIP: ); or

	(ii) ☐	Regulation S global Note (CUSIP: ); or

(B)	☐	a restricted definitive Note.

2.             After the Transfer the Transferee shall hold:

[CHECK ONE]

(A)	☐ a beneficial interest in the:

	(i) ☐	144A global Note (CUSIP: ); or

	(ii) ☐	Regulation S global Note (CUSIP: ); or

	(iii) ☐	unrestricted global Note; or

(B)	☐ a restricted definitive Note; or

(C)	☐ an unrestricted definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

[FORM OF CERTIFICATE FROM

ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR]

Harley-Davidson Funding Corp.
4150 Technology Way
Carson City, Nevada 89706
Facsimile:
Attention:

BNY Midwest Trust Company
2 North LaSalle Street, Suite 1020
Chicago, Illinois 60602
Facsimile:
Attention:  Corporate Trust Department

Re:          % Notes due 20                    CUSIP:

Reference is hereby made to the Indenture, dated as of November           , 2003 (the “Indenture”), among Harley-Davidson Funding Corp., a corporation duly organized and existing under the laws of the State of Nevada (the “Company”), the Guarantors and BNY Midwest Trust Company, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $                 aggregate principal amount at maturity of:

(a)  ☐  beneficial interest in a global Note, or

(b)  ☐  a definitive Note,

we confirm that:

1.             We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the “Securities Act”).

2.             We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we shall do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the

C-1

Company a signed letter substantially in the form of this letter and a written opinion from legal counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the definitive Note or beneficial interest in a global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3.             We understand that, on any proposed resale of the Notes or beneficial interest therein, we shall be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us shall bear a legend to the foregoing effect.

4.             We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3), (7) or (8) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5.             We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By

Name:
Title:
Dated:

C-2

EXHIBIT D

[FORM OF CERTIFICATE TO BE GIVEN BY PERSON ENTITLED
TO RECEIVE BEARER SECURITY]

CERTIFICATE

HARLEY-DAVIDSON FUNDING CORP.

[Insert title or sufficient description
of Securities to be delivered]

This is to certify that the above-captioned Securities are not being acquired by or on behalf of a United States person or for offer to resell or for resale to a United States person or any person inside the United States or, if a beneficial interest in the Securities is being acquired by or on behalf of a United States person or any person inside the United States, that such United States person is a financial institution within the meaning of Section 1.165-12(c)(1)(v) of the United States Treasury regulations which agrees to comply with the requirements of Section 165 (j) (3) (A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder and which is not purchasing for offer to resell or for resale inside the United States.

As used herein, “United States person” means any citizen or resident of the United States, any corporation, partnership or other entity created or organized in or under the laws of the United States and any estate the income of which is subject to United States Federal income taxation regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, and “United States” means the United States (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

We undertake to advise you by telex if the above statement as to beneficial ownership is not correct on the date of delivery of the above-captioned Securities in bearer form as to all of such Securities.

This certificate excepts and does not relate to U.S. $    principal amount of the above-captioned Securities appearing in your books as being held for our account as to which we are not able to certify as to the matters set forth herein and as to which we understand exchange and delivery of definitive Securities cannot be made until we are able so to certify.

We understand that this certificate may be required in connection with certain tax legislation in the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings.

D-1

Dated: , 20
[To be dated on or after
, 20 (the date
determined as provided in Section
303 of the Indenture)]

[Name of Person Entitled to
Receive Bearer Security]

(Authorized Signatory]
Name:
Title:

D-2